                                                                     EXHIBIT 2.1

         *CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT
            HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.






--------------------------------------------------------------------------------




                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                               ADAC LABORATORIES,


                            UGM MEDICAL SYSTEMS, INC.


                            AND CERTAIN OTHER PARTIES


                               SEPTEMBER 13, 1999


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                                 PAGE
                                                                                                                ------
1.    DESCRIPTION OF TRANSACTION...................................................................................1

      1.1      Merger of Sub into the Company......................................................................1
      1.2      Effect of the Merger................................................................................1
      1.3      Closing; Effective Time.............................................................................2
      1.4      Articles of Incorporation and Bylaws; Directors and Officers........................................2
      1.5      Conversion of Securities............................................................................2
      1.6      Merger Consideration................................................................................3
      1.7      Post-Closing Adjustment.............................................................................3
      1.8      Contingent Merger Consideration.....................................................................5
      1.9      No Further Ownership Rights in Capital Stock of the Company........................................12
      1.10     Surrender of Certificates..........................................................................12
      1.11     Dissenting Shares..................................................................................13
      1.12     Further Action.....................................................................................13
      1.13     Sellers' Representative............................................................................14

2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS...............................................15

      2.1      Organization; Subsidiaries.........................................................................15
      2.2      Articles of Incorporation and Bylaws; Records......................................................15
      2.3      Capitalization.....................................................................................16
      2.4      Financial Statements; Absence of Liabilities.......................................................16
      2.5      Absence of Certain Changes or Events...............................................................17
      2.6      Title to Assets....................................................................................19
      2.7      Bank Accounts; Receivables; Customers..............................................................20
      2.8      Intellectual Property..............................................................................20
      2.9      Contracts..........................................................................................25
      2.10     Compliance with Legal Requirements.................................................................27
      2.11     Governmental Authorizations; Regulatory Matters; Government Consents; No Conflicts.................28
      2.12     Tax Matters........................................................................................29
      2.13     Employee and Labor Matters; Benefit Plans..........................................................31
      2.14     Litigation and Claims..............................................................................35
      2.15     Environmental Matters..............................................................................35
      2.16     Sale of Products; Performance of Services..........................................................36
      2.17     Insurance..........................................................................................36
      2.18     Complete Copies of Materials.......................................................................37
      2.19     Related Party Transactions.........................................................................37


                                      -i-


                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                                 PAGE
                                                                                                                ------
      2.20     Financial Advisor..................................................................................37
      2.21     Enforceability.....................................................................................37
      2.22     Governmental Consents; No Conflicts................................................................38
      2.23     Full Disclosure....................................................................................38
      2.24     HSR Act............................................................................................39
      2.25     Year 2000..........................................................................................39

3.    REPRESENTATIONS AND WARRANTIES OF ADAC AND SUB..............................................................40

      3.1      Authority; Binding Nature of Agreement.............................................................40
      3.2      Financial Advisor..................................................................................40

4.    CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL AGREEMENTS.....................................40

      4.1      Information and Access.............................................................................40
      4.2      Conduct of Business of the Company.................................................................41
      4.3      Notification; Updates to Disclosure Schedule.......................................................43
      4.4      FIRPTA Compliance..................................................................................44
      4.5      Negotiation With Others............................................................................44
      4.6      Regulatory Approvals...............................................................................44
      4.7      Additional Agreements..............................................................................45
      4.8      Company Shareholder Approval.......................................................................45
      4.9      Public Announcements...............................................................................45
      4.10     Taxes..............................................................................................46
      4.11     Employment Agreements..............................................................................46
      4.12     Employee Plans.....................................................................................46

5.    CONDITIONS PRECEDENT TO OBLIGATIONS OF ADAC AND SUB.........................................................47

      5.1      Representations and Warranties Accurate............................................................47
      5.2      Compliance With Covenants..........................................................................47
      5.3      Shareholder Approval...............................................................................47
      5.4      Consents...........................................................................................47
      5.5      Agreements and Documents...........................................................................47
      5.6      Employees..........................................................................................48
      5.7      No Material Adverse Effect.........................................................................48
      5.8      No Restraints......................................................................................48
      5.9      No Legal Proceedings...............................................................................48
      5.10     Confidentiality and Nondisclosure Agreements.......................................................48
      5.11     Dissenters.........................................................................................49
      5.12     Net Worth of the Company...........................................................................49
      5.13     Governmental and Regulatory Approvals..............................................................49


                                      -ii-


                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                                 PAGE
                                                                                                                ------
      5.14     Employment and Noncompete Agreements...............................................................49
      5.15     Closing of UGM Laboratory, Inc.....................................................................49
      5.16     Corporate Documents................................................................................49
      5.17     Termination of 40l(k) Plan and Simplified Employee Pension Plan....................................50
      5.18     Escrow Agreement...................................................................................50
      5.19     Assignments........................................................................................50

6.    CONDITIONS PRECEDENT TO THE COMPANY'S AND THE SELLERS' OBLIGATIONS..........................................50

      6.1      Representations and Warranties Accurate............................................................50
      6.2      Compliance With Covenants..........................................................................50
      6.3      Certificate........................................................................................51
      6.4      No Restraints......................................................................................51
      6.5      Escrow Agreement...................................................................................51
      6.6      Escrow Fund........................................................................................51

7.    TERMINATION OF AGREEMENT....................................................................................51

      7.1      Termination........................................................................................51
      7.2      Effect of Termination..............................................................................52
      7.3      Fees and Expenses..................................................................................52

8.    INDEMNITY AND ESCROW........................................................................................52

      8.1      Agreement to Indemnify.............................................................................52
      8.2      Limitation and Expiration..........................................................................54
      8.3      Claim Procedure....................................................................................56
      8.4      Third Party Claims.................................................................................58
      8.5      Release of the Escrow Amount to ADAC...............................................................58
      8.6      Release of the Escrow Amount to Sellers' Representative............................................59
      8.7      Survival of Representations and Warranties.........................................................59
      8.8      Remedies...........................................................................................59
      8.9      Right to Set Off...................................................................................59

9.    MISCELLANEOUS...............................................................................................59

      9.1      Non-Compete........................................................................................59
      9.2      Amendment..........................................................................................61
      9.3      Waiver.............................................................................................61
      9.4      Severability.......................................................................................62
      9.5      Entire Agreement; Counterparts; Applicable Law.....................................................62
      9.6      Assignability......................................................................................62
      9.7      Notices............................................................................................63

                                       -iii-

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                                 PAGE
                                                                                                                ------
      9.8      Cooperation........................................................................................64
      9.9      Confidentiality....................................................................................64
      9.10     Certain Terms......................................................................................64
      9.11     Titles.............................................................................................67
      9.12     Articles, Sections and Exhibits....................................................................67
      9.13     Mutual Drafting....................................................................................68
      9.14     Further Representations............................................................................68
      9.15     Arbitration........................................................................................68


SCHEDULES

       I      ......................................................................................................I-1
       II     .....................................................................................................II-1


EXHIBITS

       A      Form of Plan of Merger................................................................................A-1
       B      Form of Escrow Agreement..............................................................................B-1
       C      Form of Employment Agreement (Gerd Muehllehner).......................................................C-1
       D      Form of Employment Agreement (Ursula Muehllehner).....................................................D-1
       E      Form of Employment Agreement (Michael Geagan).........................................................E-1
       F      Form of Consulting Agreement (Joel Karp)..............................................................F-1
       G      Form of Non-Competition Agreement.....................................................................G-1
       H      Form of Assignment....................................................................................H-1

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of September 13, 1999, by and among ADAC Laboratories, a California corporation ("ADAC"); UGMMS Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of ADAC ("SUB"); UGM Medical Systems, Inc., a Pennsylvania corporation (the "COMPANY"); and the shareholders of the Company listed on Schedule I (collectively, the "SHAREHOLDERS") and Gerd Muehllehner, Ph.D. (together with the Shareholders, the "SELLERS"). Certain capitalized terms used in this Agreement are defined in Section 9.10 below.

                                   BACKGROUND

     A. ADAC, Sub and the Company intend to effect a merger of Sub into the Company in accordance with this Agreement and the laws of the States of Delaware and Pennsylvania (the "MERGER"). Upon consummation of the Merger, Sub will merge into the Company and the separate existence of Sub will cease, and the Company will become a wholly owned subsidiary of ADAC.

     B. As of the Closing Date (as defined below), the shareholders of the Company will own a total of 23,818 shares of the Company's voting common stock, $1.00 par value per share (the "COMPANY COMMON STOCK"), comprising all of the outstanding shares of the Company.

                                    AGREEMENT

     ADAC, Sub, the Company and the Sellers agree as follows:

1. DESCRIPTION OF TRANSACTION

   1.1 MERGER OF SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement and in the Plan of Merger attached as EXHIBIT A (the "PLAN OF MERGER"), at the Effective Time (as defined in Section 1.3), Sub shall be merged into the Company and the separate existence of Sub shall cease. The Company shall be the surviving corporation in the Merger (the "SURVIVING CORPORATION").

   1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement, the Plan of Merger, the applicable provisions of the Delaware General Corporation Law (the "DGCL") and the applicable provisions of the Pennsylvania General Corporation Law (the "PGCL"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

   1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California on the date on which each of the conditions set forth in Articles 5 and 6 has been fulfilled or waived or on such other date as may be jointly designated by ADAC and the Company (the "CLOSING DATE"). As soon as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of the DGCL shall be filed with the Delaware Secretary of State and the Plan of Merger and articles of merger conforming to the requirements of the PGCL shall be filed with the Pennsylvania Secretary of State. The Merger shall become effective at the time the certificate of merger is filed with the Delaware Secretary of State and the Plan of Merger and articles of merger are filed with the Pennsylvania Secretary of State (the "EFFECTIVE TIME").

   1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended. The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended. The officers and directors of Sub shall be the officers and directors of the Surviving Corporation until their respective successors are elected and qualified.

   1.5 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of ADAC, the Company, Sub or any Sellers, the shares of capital stock of each of Sub and the Company shall be converted as follows:

         (a) CAPITAL STOCK OF SUB. Each share of the common stock, no par value per share, of Sub outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

         (b) CANCELLATION OF CERTAIN SHARES OF CAPITAL STOCK OF THE COMPANY. Each share of Company Common Stock owned by ADAC, Sub, the Company or any direct or indirect wholly-owned subsidiary of ADAC or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

         (c) CONVERSION OF CAPITAL STOCK OF THE COMPANY. Subject to Section 1.6(c), each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 1.5(b)) shall automatically be canceled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in this Agreement an amount of cash equal to (x) the Aggregate Consideration (as defined in Section 1.6(a) below), subject to adjustment pursuant to Sections 1.6(c), 1.7 and 8.5, DIVIDED BY (y) the number of shares (including without limitation shares issuable upon exercise of outstanding options and warrants) of Company Common Stock outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 1.5(b)). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive cash to be paid in consideration therefor upon the surrender of such certificate in accordance with Section 1.10 below.

   1.6   MERGER CONSIDERATION.

         (a) AGGREGATE CONSIDERATION. Except for any Contingent Merger Consideration, the aggregate consideration to be paid by ADAC pursuant to the Merger is TWELVE MILLION DOLLARS (U.S.$12,000,000) (the "AGGREGATE CONSIDERATION"), and shall not exceed such amount. The Aggregate Consideration has been calculated based upon several factors including the assumption that the net worth of the Company, calculated in accordance with generally accepted accounting principles ("GAAP") consistently applied, and as modified in accordance with Schedule II, is equal to or greater than TWO MILLION TWO HUNDRED THOUSAND DOLLARS (U.S.$2,200,000) (the "NET WORTH MINIMUM") as of the Closing.

         (b) ADJUSTMENT TO AGGREGATE CONSIDERATION. If on the Closing Financial Certificate (as defined in Section 5.5(c)), the Certified Closing Net Worth (as defined in Section 5.5(c)) is less than the Net Worth Minimum, the Aggregate Consideration to be delivered to the shareholders of the Company may, at ADAC's election, be reduced either (i) at the Closing or (ii) after completion of the Post-Closing Audit (as defined in Section 1.7), by the difference between the Net Worth Minimum and the Certified Closing Net Worth set forth on the Closing Financial Certificate.

         (c) ESCROW AMOUNT. Upon the Closing, ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS (U.S.$1,800,000) (the "ESCROW AMOUNT") shall be withheld from the Aggregate Consideration. ADAC shall deposit the Escrow Amount with Mellon Bank, as escrow agent (the "ESCROW AGENT"), to be held in escrow following the Closing in accordance with an escrow agreement in the form of EXHIBIT B hereto (the "ESCROW AGREEMENT") to be entered into at Closing pursuant to Section 6.5. Such Escrow Amount shall be available to satisfy indemnification claims under Section 8.1(a) of this Agreement and any post-Closing adjustment to the Aggregate Consideration under Section 1.7 and shall be held and disbursed in accordance with the Escrow Agreement.

   1.7 POST-CLOSING ADJUSTMENT. The Aggregate Consideration shall be subject to adjustment after the Closing Date as specified in this Section 1.7.

         (a) Within ninety (90) days following the Effective Time, ADAC shall, or shall cause PriceWaterhouseCoopers LLP or any successor accountant appointed by ADAC ("ADAC'S ACCOUNTANT") to, audit the Company's books to determine the accuracy of the information set forth on the Closing Financial Certificate (the "POST-CLOSING AUDIT"). The parties acknowledge and agree that, for purposes of determining the net worth of the Company as of the Closing Date, the value of the assets of the Company shall, except with the prior written consent of ADAC, be calculated as provided in the second sentence of Section 5.12. The Sellers shall cooperate and shall use their reasonable efforts to cause the officers and employees of the Company to cooperate with ADAC or ADAC's Accountant, as applicable, after the Closing
Date in furnishing information, documents, evidence and other assistance to ADAC or ADAC's Accountant, as applicable, to facilitate the completion of the Post-Closing Audit within the aforementioned time period. Without limiting the generality of the foregoing, within two (2) weeks after the Closing the Sellers, through the Sellers' Representative, as defined in Section 1.13, shall provide ADAC or ADAC's Accountant, as applicable, with the information and/or documents reasonably requested by ADAC or ADAC's Accountant, as the case may be, in order to facilitate the completion of the Post-Closing Audit by ADAC or ADAC's Accountant, as the case may be, within the aforementioned time period. In the event that ADAC or ADAC's Accountant determines that the actual Company net worth, calculated in accordance with GAAP consistently applied, and as modified in accordance with Schedule II (the "ACTUAL COMPANY NET WORTH"), as of the Closing Date was less than the Certified Closing Net Worth, ADAC shall deliver a written notice (the "FINANCIAL ADJUSTMENT
NOTICE") to the Sellers' Representative setting forth (i) the determination made by ADAC or ADAC's Accountant, as applicable, of the Actual Company Net Worth and (ii) the maximum amount that the Aggregate Consideration could have been reduced pursuant to Section 1.6(b) had the Actual Company Net Worth been reflected on the Closing Financial Certificate instead of the Certified
Closing Net Worth (the "AGGREGATE CONSIDERATION ADJUSTMENT"). The Aggregate Consideration Adjustment shall take account of the reduction, if any, to the Aggregate Consideration already taken pursuant to clause (i) of Section
1.6(b).

         (b) The Sellers' Representative shall have thirty (30) days from the receipt of the Financial Adjustment Notice to notify ADAC if the Shareholders dispute such Financial Adjustment Notice. If ADAC has not received notice of such a dispute within such 30-day period, ADAC shall be entitled to receive from the shareholders of the Company (which may, without limitation, at ADAC's sole discretion, be offset against any Contingent Merger Amount or Contingent Payment Amount (as defined in Section 9.10) or recovered from the Escrow Amount) the Aggregate Consideration Adjustment. If, however, the Sellers' Representative has delivered notice of such a dispute to ADAC within such 30-day period, then ADAC and the Sellers' Representative shall mutually select in good faith an independent accounting firm that has not represented any of the parties hereto within the preceding two (2) years to review the Company's books, the Closing Financial Certificate, the Financial Adjustment Notice and related information to determine the amount, if any, of the Aggregate Consideration Adjustment. The independent accounting firm shall be directed to consider only those books, records, agreements, contracts, commitments or other documents (or summaries thereof) that were either (i) delivered or made available to ADAC or ADAC's Accountant in connection with the transactions contemplated hereby, or (ii) reviewed by ADAC or ADAC's Accountant, as applicable, during the course of the Post-Closing Audit. The independent accounting firm shall make its determination of the Aggregate Consideration Adjustment, if any, within thirty (30) days of its selection. The determination by the independent accounting firm of the Aggregate Consideration Adjustment shall be final and binding on the parties hereto, and upon such determination, ADAC shall be entitled to receive from the shareholders of the Company (which may, without limitation, at ADAC's sole discretion, be offset against any

Contingent Merger Amount or Contingent Payment Amount or recovered from the Escrow Amount) the Aggregate Consideration Adjustment. The costs of the independent accounting firm shall be borne by the party (either ADAC or the Shareholders as a group) whose determination of the Company's net worth, calculated in accordance with GAAP consistently applied, and as modified in accordance with Schedule II, as of the Closing was further from the determination of the independent accounting firm, or equally by ADAC and the Shareholders in the event that the determination by the independent accounting firm is equidistant between the Certified Closing Net Worth and the Actual Company Net Worth; PROVIDED, HOWEVER, that if ADAC's determination of the Company's net worth, calculated in accordance with GAAP consistently applied, and as modified in accordance with Schedule II, as of the Closing was further from the determination of the independent accountant than the Certified Closing Net Worth or equidistant with the Certified Closing Net Worth from the determination of the independent accountant (and not closer), in each case because of any book, record, agreement, contract, commitment or other document (or summary thereof) that was either not (i) delivered or made available to ADAC or ADAC's Accountant in connection with the transactions contemplated hereby or (ii) reviewed by ADAC or ADAC's Accountant, as applicable, during the course of the Post-Closing Audit, then the Shareholders shall bear the full cost of the independent accounting firm.

   1.8   CONTINGENT MERGER CONSIDERATION.

         (a) In addition to the amounts described in Section 1.6 hereof, ADAC shall pay to each shareholder of the Company his or her "pro rata share" of the Contingent Merger Amount for each Payment Year; PROVIDED that Contingent Merger Amounts relating to an installment sale shall be paid as such amounts are actually Recorded (and not as such amounts are deemed recognized pursuant to the definition of "Net Unit Revenue" below) including, if applicable and subject to the limitations set forth in the definition of Contingent Merger Amount, after the Payment Period. In addition, for the avoidance of doubt, the parties hereby agree that no Contingent Merger Amount shall be paid with respect to Net Unit Revenue Recorded prior to the first day of ADAC's first full fiscal year following the Closing. Notwithstanding the foregoing, in no event shall the total of all Contingent Merger Amounts payable under this Agreement exceed EIGHTEEN MILLION DOLLARS (U.S.$18,000,000).

         (b) For purposes of this section, the "PRO RATA SHARE" of each shareholder of the Company shall equal (x) the number of shares including without limitation shares subject to outstanding options and warrants held by each such shareholder immediately prior to the Effective Time DIVIDED BY (y) the aggregate number of shares including without limitation shares subject to outstanding options and warrants held by all shareholders of the Company immediately prior to the Effective Time.

         (c) The "CONTINGENT MERGER AMOUNT" for each Payment Year shall equal the sum of (x) the aggregate C-PET Payments with respect to Net Unit Revenue Recorded in each such Payment Year for C-PET Unit sales PLUS (y) the aggregate G-PET Payments with respect to Net Unit Revenue Recorded in each such Payment Year for G-PET Unit sales; PROVIDED, HOWEVER, that the

Contingent Merger Amount for the fifth Payment Year shall include C-PET Payments and G-PET Payments, as applicable, Recorded within ninety (90) days after the end of the fifth Payment Year with respect to Units shipped to customers in the fourth quarter of the fifth Payment Year even if Net Unit Revenue for such Units is not fully or partially Recorded in the fifth Payment Year.

         (d) The "C-PET PAYMENT" for each C-PET Unit and with respect to Net Unit Revenue for such Unit shall equal (x) the Net Unit Revenue for such Unit MULTIPLIED BY (y) the percentage of Net Unit Revenue listed in the table below that corresponds to the level to which the Unit belongs:

               ---------------------------------------------------------------------------------------
                             LEVEL                          PERCENTAGE OF NET UNIT REVENUE
               ---------------------------------------------------------------------------------------
                     Level One Units                                      0%
                     Level Two Units                                     8.1%
                     Level Three Units                                  10.8%
               ---------------------------------------------------------------------------------------

         In the event that market conditions change significantly and the Market Price for the C-PET falls below SIX HUNDRED FIFTY THOUSAND DOLLARS (U.S.$650,000.00), then each of the percentages set forth under Percentage of Net Unit Revenue for Level One Units, Level Two Units and Level Three Units shall be multiplied by 0.75.

         (e) The "G-PET PAYMENT" for each G-PET Unit and with respect to Net Unit Revenue for such Unit shall equal (x) the Net Unit Revenue for such Unit MULTIPLIED BY (y) the percentage of Net Unit Revenue listed in the table below that corresponds to the level to which the Unit belongs:

               ---------------------------------------------------------------------------------------
                             LEVEL                          PERCENTAGE OF NET UNIT REVENUE
               ---------------------------------------------------------------------------------------
                      Level One Units                                     0%
                      Level Two Units                                    6.7%
                      Level Three Units                                  8.3%
               ---------------------------------------------------------------------------------------

In the event that market conditions change significantly and the Market Price for the G-PET falls below NINE HUNDRED THOUSAND DOLLARS (U.S.$900,000.00), then each of the percentages set forth under Percentage of Net Unit Revenue for Level One Units, Level Two Units and Level Three Units shall be multiplied by 0.75.

         (f) The following table sets forth the "LEVEL ONE UNITS", "LEVEL TWO UNITS" and "LEVEL THREE UNITS" for each Payment Year. The Units indicated under each Payment Year refer to the collective number of C-PET Units and G-PET Units Recorded for each such Payment Year. The Unit numbers refer to the order in which the Units were Recorded during a Payment Year (E.G., Unit 1 is the first Unit Recorded during a Payment Year, Unit 2 is the second Unit Recorded during a Payment Year, ETC.).

       --------------------------------------------------------------------------------------------------------------
              UNIT LEVEL PAYMENT    YEAR 1 PAYMENT  YEAR 2 PAYMENT   YEAR 3 PAYMENT  YEAR 4 PAYMENT   YEAR 5 PAYMENT
       --------------------------------------------------------------------------------------------------------------
                Level One Units       Units 1-22      Units 1-26      Units 1-32     Units 1-38       Units 1-47
       --------------------------------------------------------------------------------------------------------------


                                         -6-

                Level Two Units       Units 23-26     Units 27-30     Units 33-36    Units 39-42      Units 48-51
       --------------------------------------------------------------------------------------------------------------
                Level Three Units     Unit 27 and     Unit 31 and     Unit 37 and    Unit 43 and      Unit 52 and
                                      thereafter      thereafter      thereafter     thereafter       thereafter
       --------------------------------------------------------------------------------------------------------------

         (g) Notwithstanding anything to the contrary contained in this Section 1.8, if (i) more than one Unit is Recorded in one day and (ii) the Units Recorded on such day include Units from different unit levels (E.G., a Level Two Unit AND two Level Three Units, such as Unit numbers 26, 27 and 28 in Payment Year 1), then the applicable payment for each Unit Recorded on such day (the "MIXED PAYMENT AMOUNT") shall be determined by taking the average of the possible G-PET Payments or C-PET Payments, as applicable, that could be made for such Unit for each Unit level to which the Units Recorded on that day relate.

     For example, assume in Payment Year 1 that Units 26, 27 and 28 are Recorded on the same day, and such Units consist of the following Units at the specified Net Unit Revenue amounts:

                                      Net Unit Revenue
                                     -------------------
C-PET Unit 1                             $1,100,000
C-PET Unit 2                              $ 850,000
G-PET Unit                               $1,600,000

         Applying the above formula, the Mixed Payment Amount for each Unit equals the average of the possible level two and level three C-PET Payments or G-PET Payments, as applicable, that could be made for such Unit, as follows:

                                               Unit Level Two             Unit Level Three
                                                 Scenario                     Scenario                Mixed
                           Net Unit        ----------------------      -----------------------       Payment
                           Revenue             %         Amount             %         Amount          Amount
                         -------------     -------      ---------      -------      ----------      -----------
C-PET Unit 1              $1,100,000        8.1%        $ 89,100        10.8%        $118,800        $103,950
C-PET Unit 2              $  850,000        8.1%        $ 68,850        10.8%        $ 91,800        $ 80,325
G-PET Unit                $1,600,000        6.7%        $107,200         8.3%        $132,800        $120,000

         (h) As used in this Agreement

              (i) "C-PET" means a full-ring positron emission tomography scanner using sodium iodide crystals initially designed by the Company, including subsequent versions thereof.

              (ii) "C-PET UNIT" means one (1) C-PET.

              (iii) "G-PET" means a full-ring positron emission tomography scanner using a scintillator which is denser and has faster decay time than sodium iodide crystals initially designed by the Company, including subsequent versions thereof.

              (iv) "G-PET UNIT" means one (1) G-PET.

              (v) "MARKET PRICE" means the average Net Unit Revenue for a C-PET Unit or a G-PET Unit, as applicable, for worldwide sales in the relevant fiscal quarter.

              (vi) "NET UNIT REVENUE" means, with respect to a Unit and without duplication, the Total Revenue Recorded upon the sale of such Unit (and the license of any incorporated technology); PROVIDED that all revenue Recorded with respect to an installment sale shall be deemed Recorded for the purposes of this definition at the time revenue is initially Recorded with respect to such installment sale. If ADAC, the Company or any affiliate thereof reverses any Net Unit Revenue with respect to which a Contingent Merger Amount was paid ("REVERSED NET UNIT REVENUES"), then ADAC shall have the right to set-off the amount of the Reversed Net Unit Revenue against other Net Unit Revenues for purposes of determining unpaid or future Contingent Merger Amounts. ADAC shall have no obligation to pay a Contingent Merger Amount with respect to the portion of Net Unit Revenues set-off by Reversed Net Unit Revenues pursuant to the preceding sentence.

     The "Total Revenue" with respect to a Unit is calculated by subtracting the Excluded Items from the Total Invoice Price, and by making such other adjustments as provided herein.

     "TOTAL INVOICE PRICE" means, with respect to a Unit, the final purchase price which includes all deliverables to the customer; Total Invoice Price does not include any sales or use taxes, excise taxes, value added taxes and any other non-income taxes or duties paid or owed by ADAC, the Company or any affiliate thereof.

     "EXCLUDED ITEMS" means

         (1) Peripherals for a C-PET or G-PET not defined by ADAC as "buy-outs", E.G., workstations, printers, cardiac gates, ETC. (typically items for which ADAC or an affiliate of ADAC has a part number), the exclusion for which shall equal ADAC's standard cost of goods at a * gross margin;

         (2) Ancillary options, consumables and miscellaneous items with respect to a C-PET or G-PET defined by ADAC as "buy-outs", E.G., desks, printers, personal computers, ETC. (typically items for which ADAC or an affiliate of ADAC does not have a part number), the exclusion for which shall equal the vendor's cost PLUS a * administration fee;

         (3) "Pass through" items, E.G., marketing fees paid to Group Purchasing Organizations, or GPOs, distributor/dealer charges (commissions), research and development agreements, building modifications, ETC., the exclusion for which shall equal the actual costs of the pass through which are included in the Total Invoice Price;

         * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         (4) Any service revenue included in the Total Invoice Price or otherwise received by ADAC, the Company or any affiliate thereof in connection with such Unit; such service revenues shall be excluded at the discounted price as identified in the service contract item on the final quotation; where a warranty is provided in addition to the standard twelve (12) months, service revenue for such warranty shall be calculated at the twelve (12) month full service contract rate multiplied by fifty percent (50%), prorated for the additional months of warranty provided in the contract with the customer;

         (5) Other products sold by ADAC, the Company or any affiliate thereof or other third party suppliers (E.G., gamma cameras, networking, CT scanners and all options associated with such products), the exclusion for which shall equal a calculated average selling price for the unique configuration. The calculated average selling price shall equal (x) the standard cost of goods for the configuration for ADAC DIVIDED BY (y) (i) one MINUS (ii) the current quarter gross margin for the product, for the geographic region, or

                        ADAC standard cost of goods sold for the configuration
Calculated          ----------------------------------------------------------------------
Average        =  (1 - current quarter gross margin for the product and geographic region)
Selling Price

         The following items shall not be subtracted from the Total Invoice Price whether or not expressly included in the Total Invoice Price: software and hardware optional items which are either essential to the operation of the C-PET or G-PET scanner or are built into the scanner such as DICOM software or dual controls, and warranty, installation, shipping, crating, insurance and site planning costs (E.G., architect costs and radiation calculation costs).

         For sales involving currencies other than the U.S. dollar, all prices shall be calculated using the exchange rate between the U.S. dollar and the applicable foreign currency or currencies on the date the applicable revenue is Recorded. If the Unit is sold through a distributor, the Total Invoice Price shall be (x) the transfer price charged by ADAC to the distributor PLUS (y) the commission paid to a Territory Manager for the equivalent equipment as set forth in the then current commission plan for the United States.

         The geographic regions are defined as (i) the United States of America,
(ii) Canada, (iii) South America and Central America, (iv) Europe and Africa,
(v) Asia and Australia (excluding Japan) and (vi) Japan. For example, the calculated average selling price for a Vertex camera in the United States of America, assuming (i) a standard cost of goods of U.S.$ * and (ii) a current quarter average gross margin in the United States of America of * %, would equal (U.S.$ * /(1 - * )) or U.S.$ * .



         * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

For example, if a U.S.$ * sale includes a U.S.$ * personal computer defined by ADAC as a "buy-out", a U.S.$ * research agreement, an ADAC gamma camera and a C-PET scanner, the Net Unit Revenue might equal:

         Total Invoice Price                                                             U.S.$  *
         Less the personal computer (U.S.$ *  + (U.S.$* * * %))                                 *
         Less the research agreement                                                            *
              Subtotal, net revenue before
                  gamma camera exclusion                                                  U.S.$ *
         Less gamma camera
              Standard cost of goods                                                            *
              Average gross margin                                                             *%
              Gamma camera selling price                                                        *
         Total Revenue                                                                    U.S.$ *

              (vii) "PAYMENT PERIOD" means the period from and including the first day of ADAC's first full fiscal year following the Closing to and including the last day of the fifth full fiscal year following the Closing.

              (viii) "PAYMENT YEAR" means each fiscal year of ADAC during the Payment Period. The fiscal year end for ADAC is the Sunday closest to the end of September.

              (ix) "PRODUCTS" means the C-PET and the G-PET.

              (x) "RECORDED" means recognized as revenue by ADAC, the Company or any affiliate thereof in accordance with ADAC's then current revenue recognition policy and, with respect to a Unit, means revenue was recognized for such Unit by ADAC, the Company or any affiliate thereof in accordance with ADAC's then current revenue recognition policy.

              (xi) "UNIT" means a C-PET Unit or a G-PET Unit.

         (i) Within ninety (90) days after each Payment Year, ADAC or ADAC's Accountant shall determine the Contingent Merger Amount for such Payment Year and deliver notice of such amount to the Shareholders (the "MERGER AMOUNT NOTICE") with supporting documentation. The Shareholders (through the Sellers' Representative (as defined in Section 1.13) or through a certified public accountant selected by the Sellers' Representative and approved by ADAC, which approval shall not be unreasonably withheld) shall have the right not more than once every twelve (12) months to inspect, audit and make extracts from all of the records, files and books of account of ADAC relating to sales and the recording of Products and Net Unit Revenue for purposes of verifying the amount of the consideration payable pursuant to this Section 1.8, at a reasonable time during business hours, upon advance notice to ADAC.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         (j) The Shareholders (through the Sellers' Representative) shall have forty-five (45) days from the receipt of the Merger Amount Notice to notify ADAC if they dispute the amount of the Contingent Merger Amount. If ADAC has not received notice of any such dispute within such 45-day period, the Contingent Merger Amount contained in the Merger Amount Notice shall be final. If, however, the Shareholders (through the Sellers' Representative) have delivered notice of such a dispute to ADAC within such 45-day period, then ADAC and the Sellers' Representative shall mutually select in good faith an independent accounting firm that has not represented any of the parties hereto within the preceding two
(2) years and is one of the five largest accounting firms in the United States (a "NEW ACCOUNTING FIRM") to review the amount of the disputed Contingent Merger Amount, Net Unit Revenue, the books of ADAC and the Merger Amount Notice (and related information) for the related Payment Year to determine the amount, if any, that the Contingent Merger Amount is in error. The New Accounting Firm shall make its determination of the disputed Contingent Merger Amount (the "REVISED CONTINGENT MERGER AMOUNT") within thirty (30) days of its selection. The Revised Contingent Merger Amount shall be final and binding on the parties hereto, and ADAC shall pay the Revised Contingent Merger Amount within ten (10) days of its final determination; PROVIDED that if ADAC has already paid the shareholders of the Company with respect to the Contingent Merger Amount for the relevant Payment Year and the Revised Contingent Merger Amount is greater than the Contingent Merger Amount as originally calculated, ADAC shall pay an amount equal to (x) the Revised Contingent Merger Amount MINUS (y) the amount previously paid with respect to the Contingent Merger Amount; PROVIDED, FURTHER, that if ADAC has already paid the shareholders of the Company with respect to the Contingent Merger Amount for the relevant Payment Year and the Revised Contingent Merger Amount is less than the Contingent Merger Amount as originally calculated, the shareholders of the Company shall pay to ADAC an amount equal to
(x) the amount paid by ADAC with respect to the Contingent Merger Amount MINUS
(y) the Revised Contingent Merger Amount. The costs of the New Accounting Firm shall be borne by ADAC if the Revised Contingent Merger Amount exceeds the Contingent Merger Amount as set forth on the Merger Amount Notice by more than 5%, and by the Shareholders in all other cases.

         (k) The Contingent Merger Amount for each Payment Year, if any, shall be paid to the shareholders of the Company PRO RATA in cash within ten (10) days following the determination of the Contingent Merger Amount for each such Payment Year, which shall be made not later than the date that is ninety (90) days after the end of each such Payment Year unless the Shareholders dispute the Contingent Merger Amount in accordance herewith (in which case, any payment shall be made within ten (10) days after the final determination of the Revised Contingent Merger Amount); PROVIDED that the Sellers' Representative shall have provided ADAC with reasonable payment instructions for each shareholder of the Company and all other information necessary to effect the payment of the Contingent Merger Amount to the shareholders of the Company in accordance with the terms hereof; PROVIDED, FURTHER, that if the Sellers' Representative fails to provide any such instructions or information with respect to a shareholder of the Company, ADAC shall pay the relevant amount of the Contingent Merger Amount to the Sellers'

Representative and the Sellers' Representative shall be responsible for distributing to such shareholder his or her pro rata share of the Contingent Merger Amount.

         (l) All amounts payable under this Section 1.8 shall be subject to the withholding and offset provisions set forth in Article 8.

     1.9 NO FURTHER OWNERSHIP RIGHTS IN CAPITAL STOCK OF THE COMPANY. At the Effective Time, holders of certificates representing shares of Company Common Stock shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall thereafter be made on such stock transfer books. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Stock (a "COMPANY STOCK CERTIFICATE") is presented to ADAC, such Company Stock Certificate shall be canceled and exchanged as provided in Section 1.10.

     1.10 SURRENDER OF CERTIFICATES.

         (a) At or as soon as practicable after the Effective Time, ADAC will provide or mail to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as ADAC may reasonably require and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for cash consideration as provided in this Agreement. Upon surrender of a Company Stock Certificate to ADAC for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by ADAC, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the cash consideration, in immediately available funds, that such holder has the right to receive pursuant to the provisions of this Article 1 (after withholding the Escrow Amount), and the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.10, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender cash consideration as contemplated by this Article 1.

         (b) ADAC shall not be liable to any holder or former holder of shares of Company Common Stock with respect to any cash amounts issuable pursuant to this Article 1 which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (c) In the event any certificate evidencing shares of Company Common Stock shall have been mutilated, lost, stolen or destroyed, ADAC shall make payment in exchange for such mutilated certificate or with respect to such lost, stolen or destroyed certificate, in each case upon the making of an affidavit of that fact by the holder thereof, of such cash as may be required pursuant to this Article 1; PROVIDED, HOWEVER, that ADAC may, in its discretion and as a condition precedent to payment with respect to such mutilated, lost, stolen or destroyed certificate, require the owner of such mutilated, lost, stolen or destroyed certificate to deliver a bond in such sum as ADAC may reasonably direct as indemnity against any claim that may be made against ADAC with respect to the certificate alleged to have been mutilated, lost, stolen or destroyed.

     1.11 DISSENTING SHARES. Notwithstanding anything to the contrary contained in this Agreement, holders of any shares of Company Common Stock that are outstanding immediately prior to the Effective Time who did not vote in favor of the Merger and who complied with the applicable provisions of the PGCL ("DISSENTING SHAREHOLDERS") shall be entitled only to such rights as may be granted to such holder in the PGCL. From and after the Effective Time, a Dissenting Shareholder shall not have and shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Surviving Corporation. If any Dissenting Shareholder shall fail to perfect or shall waive, rescind, withdraw or otherwise lose such holder's right of appraisal under the PGCL, then such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) such consideration as provided by Section 1.5(c). The Company (i) shall give ADAC prompt written notice of any notice received by the Company of a shareholder's intent to demand appraisal or dissenters' rights, pursuant to the PGCL and of any other notice, demand or instrument delivered to the Company pursuant to the PGCL and of any other communication relating to the foregoing, and (ii) shall give ADAC's representatives the opportunity to participate in all negotiations and proceedings with respect to any such notice, demand or instrument. The Company shall not make any payment, settlement or offer of payment or settlement with respect to any such notice or demand unless ADAC shall have consented in writing to such payment, settlement or offer.

     1.12 FURTHER ACTION. If at any time after the Effective Time any further action is determined by ADAC to be necessary or desirable to carry out the purposes of this Agreement or to vest the Company as the Surviving Corporation with the full right, title and possession of and to all assets, property, rights, privileges, immunities, powers and franchises of the Company and Sub, the officers and directors of the Company shall be fully authorized (in the name of the Company and otherwise) to take such action.

     1.13 SELLERS' REPRESENTATIVE.

          (a) Each Seller, by signing this Agreement, designates Gerd Muehllehner (or, in the event that Gerd Muehllehner is unable or unwilling to serve, the Sellers shall collectively appoint, by a majority vote, a Seller reasonably acceptable to the Company) to be the "SELLERS' REPRESENTATIVE" for purposes of this Agreement. In the event that Gerd Muehllehner, as Sellers' Representative, expects to be absent for any period of time (for example, if he is travelling for an extended period), he shall have the right to appoint a temporary Sellers' Representative to act in his stead during such time period and each Seller agrees to such temporary assignment. The term "Sellers' Representative" includes any such temporary appointee. The Sellers shall be bound by any and all actions taken by the Sellers' Representative on their behalf.

          (b) Each of ADAC and Sub shall be entitled to rely upon any communication or writings given or executed by the Sellers' Representative. All communications or writings to be sent to Sellers pursuant to this Agreement may be addressed to the Sellers' Representative and any communication or writing so addressed and sent shall be deemed notice to all of the Sellers hereunder. The Sellers hereby consent and agree that the Sellers' Representative is authorized to accept deliveries, including any notice, on behalf of the Sellers pursuant hereto.

          (c) The Sellers' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Seller, with full power in his or her name and on his or her behalf to act according to the terms of this Agreement (including, without limitation, pursuant to the terms of Section 8 hereof) and the other Transactional Agreements in the absolute discretion of the Sellers' Representative; and in general to do all things and to perform all acts including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement and the other Transactional Agreements. This power of attorney and all authority hereby conferred is granted subject to the interest of the other Sellers hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Seller, by operation of law, whether by such Seller's death or otherwise, or by any other event.

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS

         Except as set forth in the disclosure schedule delivered to ADAC prior to the execution of this Agreement, and signed by the President or any Vice President of the Company, which schedule shall specifically refer to the section numbers below and specify the disclosures and exception so made (the "DISCLOSURE SCHEDULE"), the Company and the Sellers jointly and severally represent and warrant to ADAC and agree as follows:

     2.1  ORGANIZATION; SUBSIDIARIES.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company has all necessary power and authority under applicable corporate law and its organizational documents to own or lease its properties, to carry on its business as presently conducted and to perform its obligations under all contracts by which it is bound. The Company has not conducted any business under or otherwise used for any purpose or in any jurisdiction any fictitious name, trade name or other name. The Company does not own or hold, directly or indirectly, any debt or equity securities of, or have any other interest in, any corporation, partnership, joint venture or other entity, and the Company has not entered into any agreement to acquire any such interest. The Company has no subsidiaries.

          (b) The Company is qualified to do business as a foreign corporation and is in good standing under the laws of all jurisdictions where the nature of its business requires such qualification, a list of which jurisdictions is set forth on Part 2.1 of the Disclosure Schedule.

     2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to ADAC accurate and complete copies of (1) the Company's articles of incorporation and bylaws, including all restatements thereof and amendments thereto and including any certificates of designation, (2) the stock records of the Company and (3) the minutes and other records of the meetings and other proceedings and actions (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company and the Board of Directors of the Company and any committee thereof. There have been no meetings or other proceedings or actions of the shareholders of the Company or the Board of Directors of the Company or any committee thereof that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws that has not been cured so as to avoid any liability to the Company or of any resolution adopted by the Company's shareholders or the Company's Board of Directors or any committee thereof. The general ledger, stock records, minute books and other material records of the Company have been provided to ADAC and are accurate, up-to-date and complete in all material respects.

     2.3 CAPITALIZATION. The authorized capital stock of the Company consists of 50,000 shares of Company Common Stock, and no shares of Preferred Stock. As of the Closing Date, 23,818 shares of the Company's Common Stock will be issued and outstanding and all of such shares are owned by the shareholders of the Company in the amounts set forth on Part 2.3 of the Disclosure Schedule, free and clear of any liens, encumbrances and the like. All the issued and outstanding shares of Company Common are validly issued, fully paid, nonassessable and free of preemptive rights, and were issued in compliance with state and federal securities laws, and none of such shares is subject to any repurchase option or restriction on transfer (other than restrictions on transfer imposed by virtue of applicable federal and state securities laws). Except as set forth above, (i) there are no shares of capital stock of the Company authorized, issued or outstanding; (ii) there are no outstanding subscriptions, options, warrants, stock appreciation right plans, calls, rights, convertible securities, stockholder rights plans (or similar plans commonly referred to as "poison pills") or other agreements or commitments of any character relating to issued or unissued capital stock or other securities of the Company, or obligating the Company or any other party to issue, transfer or sell any shares of the capital stock or other securities of the Company; (iii) there are no other outstanding securities convertible into, exercisable or exchangeable for or evidencing the right to subscribe for any shares of the capital stock or other securities of the Company or any successor corporation or controlling person of such successor corporation; and (iv) there are no voting trusts or other voting agreements with respect to such number of shares of Company Common Stock as is necessary and as were voted to duly and validly authorize the Transaction Agreements and the performance of the Company's obligations thereunder and, to the knowledge of the Company and the Sellers, there are no voting trusts or other voting agreements with respect to any shares of Company Common Stock.

          (a) The Company does not own any ADAC Common Stock.

          (b) Any shares of capital stock or other securities repurchased, redeemed or otherwise reacquired by the Company were validly reacquired in compliance with (i) the applicable provisions of the PGCL and all other applicable Legal Requirements and (ii) any requirements set forth in applicable contracts by which the Company is bound.

    2.4   FINANCIAL STATEMENTS; ABSENCE OF LIABILITIES.

          (a) Part 2.4 of the Disclosure Schedule includes true, complete and correct copies of (i) the Company's unaudited financial statements (balance sheets, income statements and statements of cash flow) as of and for the fiscal years ending December 31, 1996 and 1997, (ii) the Company's audited financial statements (balance sheet, income statement and statement of cash flow) as of and for the fiscal year ended December 31, 1998 and (iii) the Company's unaudited financial statements (balance sheet, income statement and statement of cash flow) as of and for the six month period ended June 30, 1999 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements (i) were prepared in accordance with the books and records of the Company, (ii) have been prepared in accordance with GAAP consistently applied, subject in the case of interim Financial Statements (x) to normal year-end adjustments, which individually or in the aggregate were not and will not be material, and
(y) to the omission of footnote information; and (iii) are accurate in all material respects. The Financial Statements fairly present the Company's financial condition and the results of its operations at the relevant dates thereof and for the periods covered thereby. The balance sheet of the Company as of June 30, 1999 is referred to as the "BALANCE SHEET" and the date of the Balance Sheet is referred to as the "BALANCE SHEET DATE."

          (b) The Company has no liability or obligation of any kind or nature, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due) ("LIABILITIES"), except for (i) Liabilities that are disclosed as such in the Balance Sheet, and (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of business, consistent with past practice, that are not, individually or in the aggregate, material. Except as set forth in the Balance Sheet, the Company has no Liabilities to any officer, director, shareholder, affiliate or representative of the Company.

    2.5   ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since the Balance Sheet
Date,

          (a) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the Company's assets (whether or not covered by insurance);

          (b) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (c) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security, or (iii) any instrument convertible into or exercisable or exchangeable for any capital stock or other security;

          (d) except for the amendment to the Articles of Incorporation of the Company filed on August 4, 1999, there has been no amendment to or restatement of the Company's articles of incorporation or bylaws (including by filing of a certificate of designation or otherwise), and the Company has not effected or been a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (e) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other entity;

          (f) there has not been any labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (g) there has not been any increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees, consultants or advisors, or the payment or declaration, commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

          (h) there has not been any breach, amendment or termination of any distribution agreement or any material contract, agreement or license to which the Company is a party or by which it is bound other than termination by the Company pursuant to the terms thereof as described in Part 2.5(h) of the Disclosure Schedule;

          (i) there has not been any commencement or notice or, to the best knowledge of the Company and the Sellers, threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

          (j) the Company has not made any capital expenditure which, when added to all other capital expenditures made by the Company since the Balance Sheet Date, exceeds $30,000 in the aggregate;

          (k) the Company has not (i) entered into, or permitted any of the assets owned or used by it to become bound by, any Material Contract (as defined in Section 2.9(a)), except that the Company has renewed various Material Contracts in the ordinary course of business, without materially amending the terms thereof, or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Contract to which it is or was a party or under which it has or had any rights or obligations;

          (l) the Company has not (i) acquired, leased or licensed any right or other asset from any other person or entity (other than immaterial rights or other immaterial assets acquired, leased or licensed by the Company from other persons or entities in the ordinary course of business and consistent with the Company's past practices), (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other person or entity (other than immaterial rights or other immaterial assets disposed of or leased or licensed by the Company to other persons or entities in the ordinary course of business and consistent with the Company's past practices), or (iii) waived or relinquished any right (other than immaterial rights waived or relinquished by the Company in the ordinary course of business and consistent with the Company's past practices);

          (m) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

          (n) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any lien, pledge, charge or other encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

          (o) the Company has not (i) lent money to any person or entity or
(ii) incurred or guaranteed any indebtedness for borrowed money;

          (p) the Company has not (i) established, adopted or amended any Employee Benefit Plan, except (A) for the termination of its 401(k) plan and/or its Simplified Employee Pension Plan ("SARSEP") immediately prior to Closing and (B) as required by law or an applicable government agency, or
(ii) made any profit-sharing or similar payment to any of its directors, officers or employees;

          (q) the Company has not changed any of its methods of accounting or accounting practices in any respect;

          (r) the Company has not made any tax election;

          (s) the Company has not commenced or settled any legal proceeding before any Governmental Body;

          (t) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices;

          (u) the Company has conducted its business and operations in the ordinary course and there has not been any material adverse change in the Company's business, condition (financial or otherwise), assets, liabilities, operations, results, profits, financial performance or prospects, and no event has occurred that will, or to the knowledge of the Company and the Sellers could reasonably be expected to, have a Material Adverse Effect on the Company; and

          (v) the Company has not agreed or committed to take any of the actions referred to in clauses "(b)" through "(u)" above.

    2.6   TITLE TO ASSETS.

          (a) Part 2.6 of the Disclosure Schedule sets forth a general description of each parcel of real property currently owned or leased by the Company, and, with respect to leases, the name of the lessor, the date and term of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. The Company is in possession of all real properties presently owned or leased by it. All leases with respect to properties currently leased by the Company are in full force and effect, are valid, legal and binding obligations of the parties thereto and are enforceable in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto), and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). Such current leases consist only of those described in Part 2.6 of the Disclosure Schedule, complete and correct copies of which have been provided by the Company to ADAC. None of the buildings, structures or appurtenances located upon the real properties currently owned or leased by the Company or the operation and maintenance thereof as now operated or maintained, contravenes any zoning ordinance or other administrative regulation (whether or not permitted because of prior nonconforming use) or violates any restrictive covenant or any provision of law, the effect of which would materially interfere with or prevent the continued use of such properties for the purposes for which they are now being used or would materially adversely affect the value thereof.

          (b) The Company owns and has valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, including, without limitation, (i) all assets reflected on the Balance Sheet; (ii) all of the Company rights under Material Contracts and (iii) all other assets reflected in the Company's books and records as being owed or leased by the Company. All of these assets are owned by the Company free and clear of any liens or other encumbrances, except for any liens for current taxes not yet due and payable.

    2.7   BANK ACCOUNTS; RECEIVABLES; CUSTOMERS.

          (a) Part 2.7(a) of the Disclosure Schedule provides an accurate and complete list of each account maintained by or for the benefit of the Company at any bank or other financial institution.

          (b) All existing accounts receivable of the Company (including those accounts receivable reflected on the Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the Balance Sheet Date and have not yet been collected) (i) represent valid obligations of customers of the Company arising from BONA FIDE transactions entered into in the ordinary course of business and (ii) are current and will be collected in full, without any counterclaim or set off, when due, net of an allowance for doubtful accounts not to exceed $25,000 in the aggregate.

          (c) Part 2.7(c) of the Disclosure Schedule sets forth each customer and each other Person with which the Company does business. The Company has not received any notice or other communication indicating that any customer or other Person with which the Company does business, or any other person or entity identified in Part 2.7(c) of the Disclosure Schedule, intends or expects to cease dealing with the Company or to effect a reduction in the volume of business transacted by such Person with the Company below historical or currently projected levels.

    2.8   INTELLECTUAL PROPERTY.

          (a) DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below. It is understood and agreed by the parties, however, that the definitions do not include, and the representations and warranties set forth in this Section 2.8 shall not apply to, inbound "shrink wrap" and similarly publicly available commercial binary code and end-user licenses and outbound "shrink wrap" licenses, including any related trademark contracts, licenses and agreements.

              (i) "COPYRIGHTS" means all registered copyrights, copyright applications and unregistered copyrights, and all applications for any of the foregoing which are in the process of being prepared throughout the world.

              (ii) "DOCUMENTATION" means all documentation relating to engineering, production, assembly, design, installation and other technical drawings and specifications, process and technology development, manufacturing, customer and supplier records, working notes and memos, laboratory books, market studies, consultants' reports, research, product plans, products, services plans, services, marketing, distribution and sales methods and systems, technical and laboratory data, clinical trial data, engineering prototypes, and any similar documentation, used or useful, in whole or in part, directly or indirectly, in the operation of the business by the Company.

              (iii) "INTELLECTUAL PROPERTY" means all Patents, Trademarks, Maskworks, Software and Copyrights relating to the Business whether owned by, licensed to or controlled by Company listed in Part 2.8 of the Disclosure Schedule and all Know-How and Documentation relating to the Business whether owned by, licensed to or controlled by Company.

              (iv) "KNOW-HOW" means all know-how, trade secrets, inventions (whether or not patentable), data, processes, techniques, procedures, compositions, devices, methods, formulas, protocols and information, which are not generally publicly known.

              (v) "MASKWORKS" means all mask works, mask work registrations and application therefore, and any equivalent or similar rights in semiconductor masks, layout, architectures or topology.

              (vi) "PATENTS" means all patents and patent applications, and all patents issuing thereon (including utility, model and design patents and certificates of invention), together with all reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, additions, extensions (including supplemental protection certificates), registrations, confirmations, re-examinations and foreign counterparts of any of the foregoing, and all applications for any of the foregoing which are in the process of being prepared.

              (vii) "SOFTWARE" means all works of authorship (as defined in 17 U.S.C. Section 101), including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works.

              (viii) "TRADEMARKS" means all registered trademarks, registered service marks, trademark and service mark applications, unregistered trademarks and service marks, logos and trade names, common law trademarks, World Wide Web addresses and domain names, and all applications for any of the foregoing which are in the process of being prepared.

          (b) The Patents, Trademarks, Maskworks, Software and Copyrights listed in Part 2.8 of the Disclosure Schedule constitute all of the Patents, Trademarks, Maskworks, Software and Copyrights that are in use, or are under development for use, or are necessary for the conduct of the business of the Company as it currently is conducted or as it is currently planned or contemplated to be conducted by the Company with respect to products available for sale by the Company as of the Closing, including, without limitation, the design, development, manufacture, use, import and sale of products and technology and performances of services (including products, technology or services currently under development).

          (c) Except as set forth in Part 2.8 of the Disclosure Schedule, Company owns by operation of law or by valid assignment, or has the lawful right and license to use pursuant to a license, all of the Intellectual Property used in or necessary to the conduct of Company's business as presently conducted or currently contemplated to be conducted by the Company with respect to products available for sale by the Company as of the Closing, and Company has not transferred ownership of, or granted any exclusive license of or right to use such Intellectual Property, and no third party owns or has any right to any of the Intellectual Property, including improvements thereto.

          (d) Except as set forth in Part 2.8 of the Disclosure Schedule, from and after the Closing, the Surviving Corporation shall have the lawful right to all of the Intellectual Property held by the Company relating to the C-PET, the G-PET and related peripherals necessary or critical to the operation of the C-PET and the G-PET including, without limitation, all rights relating thereto under licenses without restriction and without payment of any kind to any third party.

          (e) Except as set forth in Part 2.8 of the Disclosure Schedule, neither the Company nor any Seller has received any notice of any claims and there are no pending claims, and neither the Company nor any Seller otherwise has any knowledge of any facts or circumstances of any threatened claims, by any Person contesting the validity, enforceability, use or ownership of any of the Intellectual Property. Without limiting the foregoing, the Company knows of no information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the Intellectual Property registered by the Company ("COMPANY REGISTERED INTELLECTUAL PROPERTY") invalid or unenforceable, or would adversely affect any pending application for any Company Registered Intellectual Property and the Company has not misrepresented, or failed to disclose, and the Company and each Seller have no knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property.

          (f) Except as set forth in Part 2.8 of the Disclosure Schedule, neither the Company nor any Seller has received any notice of, and the Company and the Sellers otherwise have no knowledge of, the infringement or misappropriation by any Person of the Intellectual Property.

          (g) Except as set forth in Part 2.8 of the Disclosure Schedule, to the knowledge of Company and the Sellers, all of the Intellectual Property used in or necessary to the conduct of Company's business as presently conducted or currently contemplated to be conducted by the Company with respect to products available for sale by the Company as of the Closing does not and will not when conducted by ADAC and/or Surviving Corporation in substantially the same manner following the Closing, infringe upon, misappropriate, or otherwise violate any rights or interests owned or claimed by any other Person or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company have not received any notice thereof. Except as set forth in Part 2.8 of the Disclosure Schedule, to the actual knowledge of the Company and the Sellers, all of the Intellectual Property used in the G-PET as currently designed does not and will not when used by ADAC and/or the Surviving Corporation from and after the Closing, infringe upon, misappropriate, or otherwise violate any rights or interests owned or claimed by any other person or constitute unfair competition of trade practices under the laws of any jurisdiction, and the Company and the Sellers have not received any notice thereof.

          (h) Except as set forth in Part 2.8 of the Disclosure Schedule, none of the Patents is the subject of any reissue, reexamination, interference, opposition or similar proceeding.

          (i) Except as set forth in Part 2.8 of the Disclosure Schedule, none of the Trademarks is the subject of any opposition, cancellation or similar proceeding.

          (j) Except as set forth in Part 2.8 of the Disclosure Schedule, the Company has not, in connection with the operation of the business of the Company, entered into any agreement to indemnify, reimburse, hold harmless or provide a right of rescission to any Person against, or to guarantee or otherwise assume or incur any obligation or liability with respect to, any charge of infringement or misappropriation of any intellectual property.

          (k) Except as set forth in Part 2.8 of the Disclosure Schedule, to the knowledge of the Company and the Sellers, there are no third party patent applications which, if issued, would materially adversely affect the right of Company to use the Patents included in the Intellectual Property.

          (l) Except as set forth in Part 2.8 of the Disclosure Schedule, there have been no, and Company has no reason to believe that there will be any, (a) inventorship challenges with respect to any of the Patents included in the Intellectual Property, or (b) ownership challenges with respect to any of the Intellectual Property developed or created by (i) employees of the Company, or (ii) third party consultants for which the Company has, directly or indirectly, paid to develop or create intellectual property for the Company.

          (m) Part 2.8 of the Disclosure Schedule sets forth a listing of all arbitrations, suits, litigations or, to the knowledge of the Company and the Sellers, other similar type of proceedings ("LITIGATION") relating to the Intellectual Property brought by or against Company, whether or not currently pending, during the past three years before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world).

          (n) To the knowledge of the Company and the Sellers, (a) none of the confidential information relating to the Business has been used, divulged or appropriated for the benefit of any Person other than Company or otherwise to the detriment of Company, (b) no employee or consultant of Company has used any other Person's trade secrets or other information that is confidential in the course of his or her work for Company, and (c) no employee or consultant of Company is in default under any term of any employment contract relating to such Intellectual Property or Documentation, any confidentiality agreement or any other contract or any restrictive covenant relating to such Intellectual Property or Documentation, or the development or exploitation thereof. The Company is in compliance with the provisions of applicable Legal Requirements relating to the assignability of inventions.

          (o) Except as set forth in Part 2.8 of the Disclosure Schedule, none of the Intellectual Property was developed by or on behalf of or using any grants of any Governmental Body.

          (p) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights. Except as set forth in Part 2.8 of the Disclosure Schedule, there are no actions that must be taken by the Company within ninety (90) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property. In each case in which the Company has acquired Intellectual Property from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect thereto) to the Company. To the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment of a Company Registered Intellectual Property assigned to the Company with the relevant Governmental Body, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be. Except as set forth in
Part 2.8 of the Disclosure Schedule, the Company has not claimed a particular status in the application for any Intellectual Property, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.

          (q) Except as set forth in Part 2.8 of the Disclosure Schedule, neither the Company nor any Seller knows of any outstanding decrees, orders, judgments or settlement agreements or stipulations that restrict in any manner the validity, enforceability, use or ownership of any of the Intellectual Property.

          (r) To the knowledge of the Company and the Sellers, there are no contracts, licenses or agreements between the Company and any other person with respect to the Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

          (s) The contracts, licenses and agreements listed in Part 2.8 of the Disclosure Schedule include all material contracts, licenses and agreements pursuant to which any person has licensed any Intellectual Property to the Company. The Company is not in material breach of nor has the Company failed to perform under, any of the foregoing contracts, licenses or agreements and, to the knowledge of the Company and the Sellers, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder.

          (t) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to ADAC or Sub by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in (i) either ADAC's or the Sub's granting to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, either of them, (ii) either ADAC or the Sub's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) the Surviving Corporation being obligated to pay any royalties or other amounts to any third party in excess of those payable by the Company or Sub, respectively, prior to the Closing.

    2.9   CONTRACTS.

          (a) Part 2.9(a) of the Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

              (i) any Contract relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor;

              (ii) any Contract relating to the acquisition, transfer, use, development, sharing or license of any Intellectual Property;

              (iii) any Contract imposing any restriction on the Company's right or ability (A) to compete with any other person or entity, (B) to acquire any product or other asset or any services from any other person or entity, to sell any product or other asset to or perform any services for any other person or entity or to transact business or deal in any other manner with any other person or entity, or (C) to develop or distribute any technology;

              (iv) any Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

              (v) any Contract relating to the acquisition, issuance or transfer of any securities;

              (vi) any Contract creating or relating to the creation of any lien, charge, pledge or other encumbrance with respect to any asset owned or used by the Company;

              (vii) any Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement;

              (viii) any Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

              (ix) any Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party;

              (x) any Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations (including any subcontract or other Contract between the Company and any contractor or subcontractor to any Governmental Body);

              (xi) any Contract entered into outside the ordinary course of business;

              (xii) any Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

              (xiii) any Contract (not otherwise identified in clauses "(i)" through "(xii)" of this sentence) that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate).

          (b) The Company has delivered to ADAC accurate and complete copies of all Material Contracts of the Company, including all amendments thereto. Each Material Contract of the Company is valid, legal and binding on the parties thereto and in full force and effect, and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies. In addition, the following is true:

              (i) the Company has not violated or breached, or committed any default under, any Company Contract, and, to the knowledge of the Company and the Sellers, no other Person has violated or breached, or committed any default under, any Company Contract;

              (ii) to the knowledge of the Company and the Sellers, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any person or entity the right to declare a default or exercise a remedy under any Company Contract, (C) give any person or entity the right to accelerate the maturity or performance of any Company Contract, or (D) give any person or entity the right to cancel, terminate or materially modify any Company Contract;

              (iii) the Company has obtained all necessary consents, waivers and approvals of parties to any Contract as are required in connection with the Merger, or as are required or advisable in order that any such Contract remain in effect without substantial and material modification after the Merger ("CONSENTS");

              (iv) the Company has not received any notice or other communication regarding, and does not otherwise have any knowledge of, (i) any actual or possible violation or breach of, or default under, any Company Contract, or (ii) any actual or possible termination of any Company Contract; and

              (v) the Company has not waived any of its rights under any Contract.

          (c) No person or entity is renegotiating, or has the right to renegotiate, any amount paid or payable to the Company under any Company Contract or any other term or provision of any Company Contract.

          (d) The Contracts identified in Part 2.9(a) of the Disclosure Schedule collectively constitute all of the Material Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

          (e) The Company has not made any unexpired offer or proposal (to any customer, prospective customer or other Person) that would result in the Company being bound by a Contract.

         2.10 COMPLIANCE WITH LEGAL REQUIREMENTS.

         The Company is, and has at all times been, in compliance in all material respects with all applicable Legal Requirements. The Company has not received any notice or other communication from any Governmental Body or any other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         2.11 GOVERNMENTAL AUTHORIZATIONS; REGULATORY MATTERS; GOVERNMENT CONSENTS; NO CONFLICTS.

              (a) AUTHORIZATIONS. Part 2.11 of the Disclosure Schedule identifies each Governmental Authorization held by the Company, and the Company has delivered to ADAC accurate and complete copies of all Governmental Authorizations held by the Company. The Governmental Authorizations identified in Part 2.11 of the Disclosure Schedule collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Governmental Authorizations held by the Company are valid and in full force and effect and the Company is, and at all times since the date of incorporation has been, in compliance in all material respects with the terms and requirements of the respective Governmental Authorizations held by it. The Company has not received any notice or other communication from any Governmental Body or any other Person regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

              (b) REGULATORY MATTERS.

                  (i) The Company and the operations associated with the manufacture of the Company's products (the "OPERATIONS") are, and the products sold by the Company and the Operations are, in compliance in all material respects with all current applicable laws, statutes, rules, regulations, standards, guides or orders administered, issued or enforced by the Food and Drug Administration (the "FDA") or any other Governmental Body having regulatory authority or jurisdiction over the products and operations of the Company.

                  (ii) The Company is, and the Operations are, in compliance in all material respects with all applicable laws, statutes, rules, regulations, standards, guides or orders administered, issued or enforced by the FDA or any other Governmental Body relating to the methods and materials used in, and the facilities and controls used for, the design, manufacture, processing, packaging, labeling, storage and distribution of the products manufactured by the Company and the Operations, including applicable Quality System Regulations, which incorporate current Good Manufacturing Practice requirements. Further, to the Company's and the Sellers' knowledge no governmental action has been taken or is in the process of being taken that could slow, halt or enjoin the manufacturing operations of the Company and the Operations or subject the manufacturing operations of the Company and the Operations to regulatory enforcement action.

                  (iii) The Company or the Operations have not received from the FDA or any other Governmental Body, and none of them has knowledge of any facts which would furnish any reasonable basis for, any notice of adverse findings, FDA Form 483 inspectional observations, regulatory letters, notices of violations, warning letters, Section 305 criminal proceeding notices under the Federal Food, Drug and Cosmetic Act or other similar communication from the FDA or other Governmental Body, and there have been no seizures conducted or, to the knowledge of the Company and the Sellers, threatened by the FDA or other Governmental Body, and no recalls, market withdraws, field notifications, notifications of misbranding or adulteration, or safety alerts conducted, requested or, to the knowledge of the Company and the Sellers, threatened by the FDA or other Governmental Body relating to the Company or the Operations or to the products sold by the Company or the Operations.

                  (iv) Each premarket approval ("PMA") and premarket notification ("510(K)") submission and related documents and information for each of the products of the Company and the Operations have been filed, approved or cleared and maintained in compliance in all material respects with applicable federal statutes, rules, regulations, standards, guides or orders administered or promulgated by the FDA and all other Governmental Bodies and all preclinical and clinical studies that support approval or clearance of products have been conducted in compliance with all applicable current Good Laboratory and Good Clinical Practices in all material respects. No filing or submission to the FDA or any other Governmental Body, that is the basis for any approval or clearance, contains any material omission or material false information. The Company has disclosed in writing to ADAC a complete and accurate list of all products of the Company and the Operations indicating (i) which products are commercialized, marketed or placed in interstate commerce under an approved or cleared FDA authority (E.G., PMA, PMA supplement, 510(k), abbreviated or special 510(k) or Investigational Device Exemption ("IDE")) and identifying such authority, and (ii) which products are not marketed under an approved or cleared FDA authority, and indicating the basis upon which such products are being commercialized, marketed or placed in interstate commerce without such authority. Such listing also contains a complete and accurate list of all PMA applications, PMA supplements, 510(k)s, abbreviated or special 510(k) submissions and IDE submissions of the Company or the Operations currently pending with the FDA.

                  (v) The Company and the Operations are not aware of any facts that are reasonably likely to cause (i) the non-approval or non-clearance, denial, withdrawal, recall or require suspension or additional approvals or clearances of any products sold or intended to be sold by the Company or the Operations, (ii) a change in the manufacturing, marketing classification, labeling or intended use of any such products or (iii) a termination or suspension of marketing of any such products.

                  (vi) None of the products manufactured, marketed or sold by the Company or the Operations has been recalled or subject to a field safety notification (whether voluntarily or otherwise), and the Company and the Operations have not received notice (whether completed or pending) of any proceeding seeking recall, suspension or seizure of any products sold or proposed to be sold by the Company and the Operations.

         2.12 TAX MATTERS. Except as set forth in Part 2.12 of the Disclosure Schedule,

              (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body on or before the Closing Date (the "COMPANY RETURNS") (i) have been or will be filed when due, and (ii) have been, or will be when filed, prepared accurately and completely in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to ADAC accurate and complete copies of all Company Returns filed since its date of incorporation.

              (b) The Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP consistently applied. The Company shall establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the Balance Sheet Date through the Closing Date, and the Company shall disclose the dollar amount of such reserves to ADAC on or prior to the Closing Date.

              (c) To the knowledge of the Company and the Sellers, no Company Return has ever been examined or audited by any Governmental Body, and no such examination or audit has been proposed or scheduled by any Governmental Body. The Company has delivered to ADAC accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

              (d) No claim or Legal Proceeding is pending or, to the knowledge of the Company and the Sellers, has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company. There are no liens for Taxes upon any of the assets of the Company, except liens for current Taxes not yet due and payable. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

              (e) No audit or other examination of any Tax Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

              (f) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

              (g) The Company is not, and has never been, a party to or bound by a tax sharing, tax indemnity or tax allocation agreement or similar Contract nor does the Company owe any amount under any such agreement.

              (h) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

              (i) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

              (j) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code.

         2.13 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

              (a) Part 2.13(a)(1) of the Disclosure Schedule contains a list of all employees of the Company as of the date of this Agreement, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Part 2.13(a)(2) of the Disclosure Schedule contains a list of all employees of the Company as of the date of this Agreement that the Company, in its reasonable judgment, considers to be key employees. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. To the knowledge of the Company and the Sellers, no work stoppage or labor strike against the Company is pending or threatened. The Company does not know of any activities or proceedings of any labor union to organize any employees. Except as set forth in Part 2.13(a)(3), there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company and the Sellers, threatened, relating to any labor, safety or discrimination matters involving any employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act.

              (b) There is no employee of the Company who is not fully available to perform work because of disability or other leave.

              (c) Each salary, bonus, deferred compensation, incentive compensation, deferred compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension, retirement or fringe benefit or other employee benefit plan, program, agreement, policy or other arrangement

(individually referred to as a "PLAN" and collectively referred to as the "PLANS") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company is identified on Part 2.13(c) of the Disclosure Schedule.

              (d) Except as described in Part 2.13(d) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and the Company has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of the Company (a "PENSION PLAN"). The Company has no group severance, separation or salary continuation plans, programs or arrangements that are covered under ERISA.

              (e) The Company does not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of the Company (a "WELFARE PLAN") except for those Welfare Plans described in Part 2.13(e) of the Disclosure Schedule, none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

              (f) Except as disclosed in Part 2.13(f) of the Disclosure Schedule, with respect to each Plan, the Company has delivered to ADAC:

                  (i) an accurate and complete copy of such Plan (including all amendments thereto);

                  (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Plan for each of 1997 and 1998;

                  (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each Summary of Material
Modifications (if required under ERISA) with respect to such Plan and (B) each material employee communication relating to such Plan;

                  (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof;

                  (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements;

                  (vi) an accurate and complete copy of the most recent determination, advisory, notification or opinion letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code);

                  (vii) all correspondence to or from any governmental agency relating to any Plan;

                 (viii) all COBRA forms and related notices;

                  (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan;

                  (x) all discrimination tests for each Plan for the most recent plan year; and

                  (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Plan.

              (g) Except as described in Part 2.13(g) of the Disclosure Schedule, the Company is not required to be, and the Company has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of
Section 414(m) of the Code. The Company has never made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA.

              (h) The Company does not have any plan or commitment to create any new or additional Plan or to modify or change any existing Plan (other than to comply with applicable law).

              (i) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of the Company after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to
Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Balance Sheet and (iii) benefits the full cost of which are borne by current or former employees of the Company (or their beneficiaries)).

              (j) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

              (k) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code, and the Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Plan, and each Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code. This Section 2.13(k) does not apply to the 401(k) plan or to the SARSEP of UGM Laboratory.

              (l) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory, notification or opinion letter from the Internal Revenue Service, and neither the Company nor any of the Sellers is aware of any reason why any such determination letter should be revoked. This Section 2.13(l) does not apply to the 401(k) plan of the Company or the SARSEP of UGM Laboratory.

              (m) There are no actions, suits or claims pending, or, to the knowledge of the Company and the Sellers, threatened or reasonably anticipated (other than routine claims for benefits) against any Plan or against the assets of any Plan.

              (n) Each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to ADAC, Sub, the Company or any of its ERISA Affiliates (other than ordinary administration expenses).

              (o) There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, the Sellers or any ERISA Affiliates, threatened by the IRS or Department of Labor with respect to any Plan.

              (p) Neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

              (q) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee, consultant or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, result in any acceleration of the time of payment or vesting of any such benefits or the forgiveness of any indebtedness.

              (r) The Company is in compliance with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment. The Company has paid all sums due and owing all employees and independent contractors of the Company for all periods ending on or prior to the Closing Date or has made an appropriate reserve therefor in the Financial Statements.

              (s) The Company has good labor relations, and neither the Company nor the Sellers has any knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have an adverse effect on the Company's labor relations or (ii) any of the Company's employees intends to terminate his or her employment with the Company (in connection with the Merger or otherwise).

         2.14 LITIGATION AND CLAIMS.

              (a) There is no examination, review, investigation, arbitration, suit, litigation or other proceeding (a "LEGAL PROCEEDING") pending or, to the knowledge of the Company and the Sellers, threatened by or before any court or Governmental Body in which the Company is a party or to which any of the business or assets of the Company is subject, nor has any third party made any claim against the Company which could result in any such Legal Proceeding nor, to the Company's or any Seller's knowledge, is there any reasonable basis (ascertainable at each time this representation and warranty is made or deemed made) for any such claim or Legal Proceeding.

              (b) The Company is not a party to any decree, order or arbitration award (or agreement entered into in any Legal Proceeding) with respect to its properties, assets, personnel or business activities.

              (c) There are no Legal Proceedings pending or, to the knowledge of the Company or any Seller, threatened (nor any reasonable basis (ascertainable at each time this representation and warranty is made or deemed made) therefor known to the Company or the Sellers) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

         2.15 ENVIRONMENTAL MATTERS. The Company is and has at all times been in compliance in all material respects with all applicable Environmental Laws. The Company possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and the Company is and has at all times been in compliance in all material respects with the terms and requirements of all such Governmental Authorizations. The Company has not received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that the Company is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company and the Sellers, there are no circumstances that could reasonably be expected to prevent or interfere with the Company's compliance with any Environmental Law in the future. To the best of the knowledge of the Company and the Sellers, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or the Company is not or was not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.15 of the Disclosure Schedule. For purposes of this Agreement, (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or in the future regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

         2.16 SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

              (a) The Company has not incurred and is not otherwise subject to, and to the Company's and the Sellers' knowledge the Company will not incur or otherwise become subject to, any liability arising from (i) any product, system, program, Intellectual Property or other asset designed, developed, manufactured, assembled, sold, supplied, installed, repaired, licensed or made available by the Company on or prior to the Closing Date, or (ii) any consulting services, installation services, programming services, repair services, maintenance services, training services, support services or other services performed by the Company on or prior to the Closing Date.

              (b) No customer or other Person has asserted or, to the knowledge of the Company or the Sellers, threatened to assert any claim against the Company (other than claims that have been resolved satisfactorily at no material cost to the Company) under or based upon (i) any warranty provided by or on behalf of the Company or (ii) any services performed by the Company.

         2.17 INSURANCE. Part 2.17 of the Disclosure Schedule provides an accurate and complete list of each insurance policy and fidelity bond maintained by, at the expense of or for the benefit of the Company and any claims made thereunder. The Company has delivered to ADAC accurate and complete copies of the insurance policies and bonds maintained by, at the expense of or for the benefit of the Company. Each of the insurance policies and bonds maintained by, at the expense of or for the benefit of the Company is in full force and effect. The Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).

         2.18 COMPLETE COPIES OF MATERIALS. The Company has delivered to ADAC true and complete copies of each agreement, contract, commitment or other document (or summaries of same) that is referred to in this Agreement (including in any exhibit or schedule hereto) or that has been requested by ADAC or its counsel.

         2.19 RELATED PARTY TRANSACTIONS. (a) No Related Party has, and no Related Party has had, any direct or indirect interest in any asset (including any Intellectual Property) used in or otherwise relating to the business of the Company; (b) no Related Party is indebted to the Company; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any

Material Contract, transaction or business dealing involving the Company; (d) no Seller, officer or director of the Company is competing directly or indirectly with the Company and, to the knowledge of the Company and the Sellers, no other Related Party is competing directly or indirectly with the Company; and (e) to the knowledge of the Company and the Sellers, no Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee of the Company).

         2.20 FINANCIAL ADVISOR. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of the Sellers.

         2.21 ENFORCEABILITY. The Company has the corporate power and authority to execute, deliver and perform each of the Transactional Agreements (as defined below) to which it is or will become a party. The execution and delivery of the Transactional Agreements and the performance of the Company's obligations thereunder have been duly and validly authorized by the vote of the Board of Directors of the Company and the shareholders of the Company. No other corporate proceeding on the part of the Company is necessary to authorize the Company's execution and delivery of, and the performance of the Company of its obligations under, the Transactional Agreements. Each Seller has the full legal right and capacity to execute, deliver and perform each of the Transactional Agreements to which each such Seller is or will become a party. The Transactional Agreements (a) have been (or will be) duly executed and delivered by duly authorized officers of the Company and the Sellers, as applicable, and (b) constitute (or, when executed by the Company and the Sellers, as applicable, will constitute) legal, valid and binding obligations of the Company and the Sellers, enforceable against them in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and (ii) general principles of equity relating to the availability of equitable remedies. For purposes of this Agreement, (i) "TRANSACTIONAL AGREEMENTS" means this Agreement and each of the other agreements and documents executed in connection with or contemplated by this Agreement; and (ii) "TRANSACTIONS" means (A) the execution, delivery and performance of the respective Transactional Agreements and (B) each of the transactions contemplated by or otherwise referred to in any of the Transactional Agreements (including the Merger).

         2.22 GOVERNMENTAL CONSENTS; NO CONFLICTS. There is no requirement applicable to the Company to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Body as a condition to the lawful consummation of any of the Transactions or the performance of or compliance with the terms of the Transactional Agreements. Neither the execution and delivery of this Agreement by the Company, the consummation by the Company of any of the Transactions nor the performance of or compliance with the terms of the Transactional Agreements will

                  (a) conflict with, violate or result in any breach of any provision of the articles of incorporation or bylaws (or comparable charter documents) of the Company;

                  (b) result in a breach, default (or with notice or lapse of time or both would result in a default), event of default or violation under, or impair the rights of the Company or alter the rights or obligations of any third party under, or require the Company to make any material payment or become subject to any liability to any third party under, or give rise to any right of termination, amendment, cancellation, acceleration, repurchase, put or call under, any of the terms, conditions or provisions of any Contract;

                  (c) give rise to any right of termination, amendment, cancellation, acceleration, repurchase, put or call under any of the terms, conditions or provisions of any Contract;

                  (d) result in the creation of any liens, charges or encumbrances on any of the assets of the Company;

                  (e) violate any law, order, judgment, rule, regulation, decree or ordinance to which the Company or any Seller is subject or by which the Company or any Seller is bound;

                  (f) conflict with or violate any law, statute, rule, regulation, judgment, order, writ, injunction, decree or arbitration award applicable to the Company or any of its assets (including, without limitation, the HSR Act, together with all rules and regulations promulgated thereunder); or

                  (g) require the consent of any third party, except as set forth on Schedule 3.3(e).

         2.23 FULL DISCLOSURE. None of the representations or warranties made by the Company or the Sellers, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared or furnished by the Company, the Sellers or their representatives pursuant to this Agreement or in connection with the transactions contemplated hereby, or furnished in or in connection with any materials provided to shareholders in connection with the approval of this Agreement and the transactions contemplated hereby, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. There is no event, fact or condition that has resulted in having, or to the actual knowledge of the Company and the Sellers would reasonably be expected to have, a Material Adverse Effect that has not been set forth in this Agreement. Any and all financial projections provided by the Company to ADAC represent the Company's and the Sellers' reasonable best estimate of the matters addressed therein and were prepared in good faith based on reasonable assumptions, and to the best knowledge of the Company and the Sellers, there is no event, fact or condition that renders any such projections materially inaccurate.

         2.24     HSR ACT

                  (a) The Company is its own Ultimate Parent Entity (as defined under the HSR Act, together with all rules and regulations promulgated thereunder).

                  (b) The Company does not have ten million dollars (U.S.$10,000,000) or more in total assets or ten million dollars
(U.S.$10,000,000) or more in total revenues as stated on its most recent regularly prepared financial statements.

         2.25 YEAR 2000. To the extent any of the Company's products (including products currently under development) will record, store, process, calculate and present calendar dates, and with respect to the operation of parts of such products provided or to be provided by third party suppliers, based upon reasonably diligent inquiries of such suppliers, to the knowledge of the Sellers and to the knowledge of the Company upon reasonable and diligent inquiry, all such products will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as such products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates. To the knowledge of the Sellers and to the knowledge of the Company upon reasonable and diligent inquiry, all of such products will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000.

3.       REPRESENTATIONS AND WARRANTIES OF ADAC AND SUB

         ADAC and Sub represent and warrant to the Company and the Sellers as follows:

         3.1 AUTHORITY; BINDING NATURE OF AGREEMENT. Each of ADAC and Sub has the corporate power and authority to perform its obligations under this Agreement. This Agreement has been duly and validly authorized by the Board of Directors of each of ADAC and Sub. No vote of ADAC's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of each of ADAC and Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by
(i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and (ii) general principles of equity relating to the availability of equitable remedies.

         3.2 FINANCIAL ADVISOR. ADAC represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other Transactions based upon arrangements made by or on behalf of ADAC.

4.       CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL AGREEMENTS

         4.1      INFORMATION AND ACCESS.

                  (a) During the period from the date of this Agreement through the Effective Time (the "PRE-CLOSING PERIOD"):

                      (i) the Company shall afford, and shall cause its outside accountants, counsel and other advisors and representatives (collectively, "REPRESENTATIVES") to afford, to ADAC and to ADAC's Representatives, reasonable access upon reasonable notice during normal business hours to the properties, books, records (including filed Tax Returns, Tax Returns in preparation and the audit work papers and other records of the independent auditors of the Company) and personnel of the Company in order that ADAC and ADAC's Representatives may have a full opportunity to make such investigation as ADAC reasonably desires to make of the Company;

                      (ii) the Company shall permit ADAC and ADAC's Representatives to make such reasonable inspections upon reasonable notice during normal business hours of the Company and its operations as ADAC may reasonably require from time to time; and

                      (iii) the Company shall furnish ADAC and ADAC's Representatives with, and shall cause the Company's Representatives to furnish ADAC with, such financial and operating data and other information with respect to the business and properties of the Company as ADAC or ADAC's Representatives may reasonably request from time to time.

                  (b) Without limiting the generality of Section 4.1(a), during the Pre-Closing Period, the Company shall promptly provide ADAC with copies of:

                      (i) all operating and financial reports prepared by the Company for its senior management, including copies of the unaudited monthly balance sheets of the Company and the related unaudited statements of operations;

                      (ii) any written materials or written communications sent by the Company to its shareholders generally in connection with their status as such; and

                      (iii) any notice, report or other document filed with or sent to any Governmental Authority in connection with any of the Transactions.

                  (c) No investigation by ADAC or any of its Representatives pursuant to this Section 4.1 shall limit or otherwise affect any representation or warranty of the Company or the Sellers or any condition to any obligation of ADAC.

         4.2      CONDUCT OF BUSINESS OF THE COMPANY.

                  (a) Except as provided in Section 4.2(b) to the contrary, during the Pre-Closing Period, the Company shall (i) conduct its business in the ordinary and usual course consistent with past practice and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relations with lessors, suppliers, contractors, distributors, customers and others having business relationships with the Company.

                  (b) During the Pre-Closing Period,

                      (i) the Company shall keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule;

                      (ii) the Company shall (to the extent requested by ADAC) cause its officers to report regularly (but in no event less frequently than weekly) to ADAC concerning the status of the Company's business;

                      (iii) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                      (iv) the Company shall not sell, issue or authorize the issuance of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (C) any instrument convertible into or exchangeable or exercisable for any capital stock or other security;

                      (v) neither the Company nor any of the Sellers shall amend or permit the adoption of any amendment to or restatement of the Company's articles of incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                      (vi) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other entity;

                      (vii) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $10,000 in the aggregate;

                      (viii) the Company shall not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Contract;

                      (ix) the Company shall not (A) acquire or enter into or commence any lease or license for any right or other asset from or with any other Person, (B) sell or otherwise dispose of, or enter into or commence any lease or license, for any right or other asset to any other Person, or (C) waive or relinquish any right, except for immaterial rights acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

                      (x) the Company shall not lend money to any person or entity, or incur or guarantee any indebtedness;

                      (xi) the Company shall not (A) establish, adopt or amend any Employee Benefit Plan, except (1) for the termination of its 401(k) plan and/or SARSEP immediately prior to Closing and (2) as required by law or an applicable government agency, (B) pay any bonus or make any profit-sharing or similar payment to increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers, consultants or employees, or (C) hire any new employees.

                      (xii) the Company shall not change any of its methods of accounting or accounting practices in any respect;

                      (xiii) the Company shall not make any Tax election;

                      (xiv) the Company shall not commence or settle or make any offer of settlement with respect to any Legal Proceeding;

                      (xv) the Company shall not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices;

                      (xvi) the Company shall not pledge any of its assets or otherwise permit any of its assets to become subject to any lien, pledge, charge or other encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices; and

                      (xvii) the Company shall not agree or commit to take any of the actions described in clauses "(iii)" through "(xvi)" of this
Section 4.2.

         4.3      NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

                  (a) During the Pre-Closing Period, the Company and each Seller, through the Sellers' Representative, as applicable, shall promptly notify ADAC in writing of:

                      (i) the discovery by the Company or a Seller of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company or the Sellers in this Agreement;

                      (ii) any event, condition, fact or circumstance known, or that becomes known, to the Company or any Seller that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company or the Sellers in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                      (iii) any breach of any covenant or obligation of the Company or the Sellers; and

                      (iv) any event, condition, fact or circumstance known, or that becomes known, to the Company or any Seller that would make the timely satisfaction of any of the conditions set forth in Article 5 or
Article 6 impossible or unlikely.

                  (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to ADAC an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company or the Sellers in this Agreement, or (ii) determining whether any of the conditions set forth in Article 6 has been satisfied.

         4.4 FIRPTA COMPLIANCE. On the Closing Date, the Company shall deliver to ADAC a properly executed statement in a form reasonably acceptable to ADAC for purposes of satisfying ADAC's obligations under Treasury Regulation Section 1.1445-2(c)(3).

         4.5      NEGOTIATION WITH OTHERS.

                  (a) During the Pre-Closing Period, the Company shall not, and it shall cause its officers, directors or employees not to, directly or indirectly, (i) solicit, initiate, encourage or induce the making of any Acquisition Transaction, (ii) furnish information regarding the Company in connection with an Acquisition Proposal or potential Acquisition Transaction,
(iii) negotiate or engage in discussions with any third party with respect to any Acquisition Transaction, (iv) approve, endorse or recommend any Acquisition Transaction or (v) enter into any letter of intent, contract or other instrument related directly or indirectly to any Acquisition Transaction or contracts with advisors or consultants.

                  (b) During the Pre-Closing Period, the Sellers shall not, directly or indirectly, (i) solicit, initiate, encourage or induce the making of any Acquisition Transaction, (ii) furnish information regarding the Company in connection with an Acquisition Transaction or potential Acquisition Transaction,
(iii) negotiate or engage in discussions with any third party with respect to any Acquisition Transaction, (iv) approve, endorse or recommend any Acquisition Transaction or (v) enter into any letter of intent, contract or other instrument related directly or indirectly to any Acquisition Transaction or contracts with advisors or consultants.

                  (c) The Company and the Sellers shall immediately cease and cause to be terminated any discussions or negotiations with any parties existing as of the date of this Agreement and that relate to any Acquisition Transaction.

         4.6      REGULATORY APPROVALS.

                  (a) The Company and ADAC shall use commercially reasonable efforts to file as soon as practicable after the date of this Agreement all notices, reports and other documents required by law to be filed with any Governmental Body with respect to the Merger and the other Transactions and to submit promptly any additional information requested by any such Governmental Body.

                  (b) The Company and ADAC shall (i) give each other prompt notice of the commencement of any Legal Proceeding by or before any court or Governmental Body with respect to the Merger or any of the other Transactions,
(ii) keep each other informed as to the status of any such Legal Proceeding and
(iii) except as may be prohibited by any Governmental Body or by any law or court order or decree, permit the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document filed or provided to any Governmental Body in connection with any such Legal Proceeding.

         4.7 ADDITIONAL AGREEMENTS. The Company, ADAC, Gerd Muehllehner and Ursula Muehllehner agree to use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Transactions. Without limiting the generality of the foregoing, the Company, ADAC, Gerd Muehllehner and Ursula Muehllehner shall use all commercially reasonable efforts to (i) obtain the consent and approval of each Governmental Body, lessor or other person whose consent or approval is required (by virtue of any contractual provision or Legal Requirement or otherwise) in order to permit the consummation of the Merger or any of the other Transactions or in order to enable the Surviving Corporation to conduct its business in the manner in which such business is currently being conducted or is proposed to be conducted, (ii) effect all registrations and filings necessary to consummate the Merger (including, without limitation, any registration or filing required under the HSR Act) and (iii) lift any restraint, injunction or other legal bar to the Merger.

         4.8 COMPANY SHAREHOLDER APPROVAL. The Company shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the PGCL, seek the approval of its shareholders as promptly as practicable to the Merger, the Plan of Merger and related articles of merger and this Agreement. The Shareholders shall cause all shares of the capital stock of the Company that are owned, beneficially or of record, by the Shareholders on the record date for the Company Shareholders' Meeting to be voted in favor of the Merger and this Agreement. The Shareholders agree to execute all documents and take all actions they deem necessary or advisable to effect the foregoing.

         4.9      PUBLIC ANNOUNCEMENTS.

                  (a) During the Pre-Closing Period, neither the Company nor the Sellers shall (and the Company shall not permit any of its representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without ADAC's prior written consent.

                  (b) During the Pre-Closing Period, ADAC will consult with the Company prior to issuing any press release or making any public statement regarding the Merger (unless ADAC reasonably determines that ADAC is required, by virtue of any applicable Legal Requirement, to issue any such press release or make any such public statement under circumstances that make it infeasible or impractical to consult with the Company).

         4.10     TAXES.

                  (a) The Company shall timely file all federal and state income tax returns for taxable periods ending on or prior to the Effective Time and has paid or will pay all Taxes attributable to such periods. Such returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and approval by ADAC. After the Effective Time, ADAC and the Sellers shall make available to the other, as reasonably requested, all information, records or documents relating to liability for Taxes for all periods prior to or including the Effective Time and will preserve such information, records or documents until the expiration of any applicable statutes of limitations.

                  (b) The Sellers shall timely pay all transfer, documentary, sales, use, stamp, registration and other Taxes and fees arising from or relating to the Merger and the transactions contemplated by this Agreement, and the Sellers shall, at their own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees. If required by applicable law, ADAC and the Company shall join in the execution of any such tax returns and other documentation.

         4.11 EMPLOYMENT AGREEMENTS. Each of Gerd Muehllehner, Ursula Muehllehner and Michael Geagan shall reasonably negotiate and enter an employment agreement with ADAC substantially in the form of EXHIBIT C (for Gerd Muehllehner), EXHIBIT D (for Ursula Muehllehner) and EXHIBIT E (for Michael Geagan). Joel Karp shall reasonably negotiate and enter a consulting agreement with ADAC in the form of EXHIBIT F.

         4.12 EMPLOYEE PLANS. ADAC shall (i) procure that any pre-existing condition requirements or waiting period requirements under its employee benefit plans are waived with respect to employees that are participants in the employee benefit plans of the Company immediately prior to the Closing, (ii) procure that all employees who continue their employment with the Surviving Corporation ("TRANSFERRED EMPLOYEES") and who were participants in the employee benefit plans of the Company immediately prior to the Closing receive credit for previous service for purposes of eligibility to participate and vesting under the Surviving Corporation's employee benefit plans, and (iii) credit each Transferred Employee with all accrued sick days and vacation days to the extent such sick day and vacation day accruals are included on the Balance Sheet.

5.       CONDITIONS PRECEDENT TO OBLIGATIONS OF ADAC AND SUB

         The obligations of ADAC and Sub to effect the Merger and to otherwise consummate the transactions contemplated hereby are subject to the fulfillment at or prior to the Closing of each of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES ACCURATE. The representations and warranties of the Company and the Sellers contained in this Agreement and in each of the other instruments and documents delivered to ADAC or Sub in connection with the transactions contemplated hereby shall have been accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date.

         5.2 COMPLIANCE WITH COVENANTS. The Company and the Sellers shall have complied with and performed in all material respects each covenant contained in this Agreement that is required to be performed by them on or prior to the Closing Date.

         5.3 SHAREHOLDER APPROVAL. The terms of the Merger, the Plan of Merger and related articles of merger, this Agreement and the transactions contemplated hereby shall have been duly approved by the affirmative vote of at least 90% of the shares of Company Common Stock entitled to vote with respect thereto (or such higher vote as may be required under the PGCL to approve the terms of the Merger, the Plan of Merger and related articles of merger, this Agreement and the transactions contemplated hereby).

         5.4 CONSENTS. All consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Parts 2.9 and 2.22 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

         5.5 AGREEMENTS AND DOCUMENTS. ADAC and Sub shall have received the following agreements and documents, each of which shall be in full force and effect:

                  (a) a legal opinion of Morgan Lewis & Bockius LLP, dated as of the Closing Date, in form and substance satisfactory to ADAC's Representatives;

                  (b) certificates executed by each of the Company and the Sellers certifying that each of the representations and warranties set forth in
Article 2 is accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.7 and 5.12 have been duly satisfied (the "CLOSING CERTIFICATE");

          (c) a certificate (the "CLOSING FINANCIAL CERTIFICATE") executed by the Company and the Sellers' Representative certifying the net worth of the Company, calculated in accordance with GAAP consistently applied, and as modified in accordance with Schedule II, as of the Closing Date (the "CERTIFIED CLOSING NET WORTH"); and

          (d) certificates executed by each of the Shareholders certifying that each Shareholder has the due and valid authority to vote his or her shares and that there are no voting trusts or other voting agreements with respect to any of such Shareholder's shares of Company Common Stock.

     5.6 EMPLOYEES. None of the employees of the Company listed in Part 2.13(a)(2) of the Disclosure Schedule shall have ceased to be employed by, or expressed an intention to terminate his or her employment with, the Company.

     5.7 NO MATERIAL ADVERSE EFFECT. There shall have occurred no Material Adverse Effect.

     5.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     5.9 NO LEGAL PROCEEDINGS. No person shall have commenced or, to the knowledge of the Company, the Sellers or ADAC, threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or that may have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the other transactions contemplated by this Agreement.

     5.10 CONFIDENTIALITY AND NONDISCLOSURE AGREEMENTS. Each employee of the Company and each consultant to the Company, as of the date of the Closing, shall have executed and delivered to the Company a Nondisclosure and Inventions Agreement in the form previously supplied by ADAC to the Company.

     5.11 DISSENTERS. No holder of Company Common Stock shall have exercised dissenters' rights with respect to the transactions contemplated hereby.

     5.12 NET WORTH OF THE COMPANY. The net worth of the Company, calculated in accordance with GAAP consistently applied, and as modified in accordance with
Schedule II, at the Closing shall be no less than ONE MILLION SEVEN HUNDRED THOUSAND DOLLARS (U.S.$1,700,000). The parties acknowledge and agree that for purposes of determining the net worth of the Company under this Agreement, net worth shall not reflect any increase in intangible assets (including without limitation goodwill, franchises and intellectual property) accounted for after December 31, 1998.

     5.13 GOVERNMENTAL AND REGULATORY APPROVALS. Each governmental, regulatory or third party consent, permit, authorization, approval or filing required to be obtained, made or received shall have been obtained, made or received, as applicable, and all such consents, permits, authorizations, approvals and filings shall be in full force and effect. Any waiting period applicable to the consummation of the Merger, including under the HSR Act, shall have expired or been terminated, and no action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending.

     5.14 EMPLOYMENT AND NONCOMPETE AGREEMENTS. Each of Gerd Muehllehner, Ursula Muehllehner and Michael Geagan shall have entered respective employment agreements with ADAC substantially in the form of EXHIBIT C (for Gerd Muehllehner), EXHIBIT D (for Ursula Muehllehner) and EXHIBIT E (for Michael Geagan). Joel Karp shall have entered a consulting agreement with ADAC substantially in the form of EXHIBIT F. Richard Freifelder shall have entered into a noncompete agreement substantially in the form of EXHIBIT G.

     5.15 CLOSING OF UGM LABORATORY, INC. Acquisition. The conditions precedent contained in the UGM Laboratory Agreement, other than any condition relating to the satisfaction and fulfillment of the conditions precedent to the transactions contemplated by this Agreement, shall have been satisfied and fulfilled.

     5.16 CORPORATE DOCUMENTS. ADAC shall have received (a) a copy of the Articles of Incorporation of the Company certified by an appropriate authority in the state of its incorporation and (b) a copy of the Bylaws of the Company certified by the Secretary of the Company, and such documents shall be in form and substance reasonably satisfactory to ADAC.

     5.17 TERMINATION OF 40L(k) PLAN AND SIMPLIFIED EMPLOYEE PENSION PLAN. The Company and its ERISA Affiliates, as applicable, each agrees to terminate its 401(k) plan and/or its SARSEP immediately prior to Closing. The Company shall provide ADAC with evidence satisfactory to ADAC that the Company's and each ERISA Affiliate's (as applicable) 401(k) plan and/or SARSEP has been terminated pursuant to resolutions of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of ADAC), effective as of the day immediately preceding the Closing.

     5.18 ESCROW AGREEMENT. Each of the Sellers, ADAC and the Escrow Agent shall have entered into the Escrow Agreement.

     5.19 ASSIGNMENTS. The Company shall have obtained, and delivered to ADAC, an assignment, substantially in the form attached hereto as EXHIBIT H, from each consultant to the Company that has developed Intellectual Property in his or her capacity as a consultant to the Company.

6.   CONDITIONS PRECEDENT TO THE COMPANY'S AND THE SELLERS' OBLIGATIONS

     The obligations of the Company and the Sellers to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of the following conditions:

     6.1 REPRESENTATIONS AND WARRANTIES ACCURATE. The representations and warranties of ADAC and Sub contained in this Agreement and in each of the other instruments and documents delivered to the Company and the Sellers' Representative in connection with the transactions contemplated hereby shall have been accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date.

     6.2 COMPLIANCE WITH COVENANTS. ADAC and Sub shall have complied with and performed in all material respects each covenant contained in this Agreement that is required to be performed by ADAC or Sub, as the case may be, on or prior to the Closing Date.

     6.3 CERTIFICATE. ADAC shall have delivered to the Company and the Sellers' Representative a certificate of an executive officer of ADAC evidencing compliance with the conditions set forth in Sections 6.1 and 6.2.

     6.4 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.5 ESCROW AGREEMENT. Each of the Sellers, ADAC and the Escrow Agent shall have entered into the Escrow Agreement.

     6.6 ESCROW FUND. ADAC shall have delivered the Escrow Amount upon Closing to the Escrow Agent pursuant to the terms of the Escrow Agreement.

     6.7 SHAREHOLDER APPROVAL. The terms of the Merger, the Plan of Merger and related Articles of Merger, this Agreement and the transactions contemplated hereby shall have been duly approved by the requisite vote of the shares of Company Common Stock entitled to vote with respect thereto.

7.   TERMINATION OF AGREEMENT

     7.1  TERMINATION. This Agreement may be terminated prior to the Effective
Time:

          (a) by mutual written consent of the respective Boards of Directors of ADAC and the Company;

          (b) by either ADAC or the Company if the Merger shall not have been consummated by October 31, 1999 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

           (c) by either ADAC or the Company if a court of competent jurisdiction or Governmental Authority shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

            (d) by ADAC if any of the Company's or the Sellers' representations and warranties contained in this Agreement shall be or shall have become inaccurate in any material respect, or if any of the Company's or the Sellers' covenants contained in this Agreement shall have been breached in any material respect; PROVIDED, HOWEVER, that if an inaccuracy in the Company's and the Sellers' representations and warranties or a breach of a covenant by the Company or the Sellers is curable by the Company, the Company and the Sellers shall have five (5) Business Days to cure such breach following notice of such breach; or

            (e) by the Company if any of ADAC's representations and warranties contained in this Agreement shall be or shall have become inaccurate in any material respect as of the date of this Agreement, or if any of ADAC's covenants contained in this Agreement shall have been breached in any material respect; PROVIDED, HOWEVER, that if an inaccuracy in ADAC's representations and warranties or a breach of a covenant by ADAC is curable by ADAC, ADAC shall have five (5) Business Days to cure such breach following notice of such breach.

     7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect; PROVIDED, HOWEVER, that (i) this Section 7.2, Section 7.3,
Section 8 and Section 9.9 shall survive the termination of this Agreement and shall remain in full force and effect and (ii) the termination of this Agreement shall not relieve any party from any liability for any intentional breach of this Agreement.

     7.3 FEES AND EXPENSES. Each of ADAC, Sub, the Company and the Sellers shall bear its own expenses in connection with the preparation, negotiation, execution and performance of the Merger, the Transactions and the Transactional Agreements.

8.   INDEMNITY AND ESCROW

     8.1  AGREEMENT TO INDEMNIFY.

          (a) Subject to the limitations in Section 8.2, each Seller (as defined in Section 9.10(q) below) hereby Severally (as defined in Section 9.10) covenants and agrees to indemnify, defend, protect and hold harmless ADAC and its affiliates (including Sub, the Surviving Corporation, UGM Labs Sub and the Surviving Corporation under the UGM Laboratory

Agreement), and each of their respective officers, directors, employees, agents, shareholders, successors and assigns (collectively, the "INDEMNIFIED PERSONS"), from, against and in respect of all claims, losses, liabilities, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees, expenses of investigation and disbursements of every kind, nature and description) (each a "LOSS" and collectively, "LOSSES") suffered, sustained, incurred or paid by any of them in connection with, resulting from or arising out of, directly or indirectly, (i) any inaccuracy or breach of a representation or warranty of the Company or the Sellers set forth in this Agreement or any inaccuracy or breach of a representation or warranty of UGM Laboratory in the UGM Laboratory Agreement and each of the other instruments and documents delivered by the Company, the Sellers, UGM Laboratory and the shareholders of UGM Laboratory in connection with the Transaction and the UGM Laboratory Transaction, as applicable, (ii) any failure of the Company or the Sellers to perform or comply with any covenant or agreement contained in this Agreement or in any other Transactional Agreement to be complied with by them and any failure of UGM Laboratory or the shareholders of UGM Laboratory to perform or comply with any covenant or agreement contained in the UGM Laboratory Agreement or in any other UGM Laboratory Transactional Agreement to be complied with by them, (iii) the business, operations or assets of the Company and UGM Laboratory on or prior to the Closing Date, including without limitation all due and payable prior to the Closing Date, except as otherwise disclosed and provided for in the Balance Sheet (with respect to the Company) and the Balance Sheet, as defined in the UGM Laboratory Agreement (with respect to UGM Laboratory); (iv) the actions or omissions of the Company's and/or UGM Laboratory's directors, officers, shareholders, employees or agents on or prior to the Closing Date; (v) the matters disclosed in Part 2.5 (Absence of Certain Changes or Events), Part 2.11 (Government Authorizations; Regulatory Matters; Government Consents; Conflicts), Part 2.12 (Tax Matters),
Part 2.14 (Litigation and Claims) and Part 2.15 (Environmental Matters) of the Disclosure Schedule and the comparable Parts of the Disclosure Schedule for the UGM Laboratory Agreement, and fines, penalties, taxes and other Losses relating to, arising under or caused by the 401(k) plan and/or SARSEP for each of the Company and UGM Laboratory (to the extent such amount exceeds the amounts accrued for such liability on the balance sheets of the Company and UGM Laboratory (PROVIDED that such accrued amounts shall not exceed an aggregate of U.S.$150,000)) or (vi) any and all Losses incident to any of the foregoing or to the enforcement of this Section 8.1(a).

          (b) Subject to the limitations in Section 8.2, ADAC covenants and agrees to indemnify, defend and hold harmless the Sellers and the shareholders of UGM Laboratory from and against any and all Losses sustained or incurred by the Sellers and the shareholders of UGM Laboratory, as the case may be, in connection with, resulting from or arising out of (i) any inaccuracy or breach of a representation or warranty of ADAC and Sub set forth in this Agreement or any inaccuracy or breach of a representation or warranty of ADAC or UGM Labs Sub in connection with the UGM Laboratory Transaction and each of the other instruments and documents delivered by ADAC, Sub and UGM Labs Sub in connection with the Transaction and the UGM

Laboratory Transaction, as applicable, or (ii) any failure of ADAC or Sub to perform or comply with any covenant or agreement contained in this Agreement or in any other Transactional Agreement to be complied with by them or the failure of ADAC or UGM Labs Sub to perform or comply with any covenant or agreement contained in the UGM Laboratory Agreement or in any other UGM Laboratory Transactional Agreement.

     8.2  LIMITATION AND EXPIRATION.  Notwithstanding Section 8.1,

          (a) There shall be no liability for indemnification under
Section 8.1(a) unless and until the aggregate amount of Losses specified in
Section 8.1(a) of this Agreement exceed TWENTY-FIVE THOUSAND DOLLARS (U.S.$25,000) (the "UGM INDEMNIFICATION THRESHOLD"), after which the liability for indemnification under Section 8.1(a) shall be for the full amount of all Losses (without regard to the UGM Indemnification Threshold); PROVIDED, HOWEVER, that the UGM Indemnification Threshold shall not apply to adjustments to Aggregate Consideration as set forth in Section 1.6 and Section 1.7. There shall be no liability for indemnification under Section 8.1(b) unless and until the aggregate amount of Losses specified in Section 8.1(b) of this Agreement exceed TWENTY-FIVE THOUSAND DOLLARS (U.S.$25,000) (the "ADAC INDEMNIFICATION THRESHOLD"), after which the liability for indemnification under Section 8.1(b) shall be for the full amount of all Losses (without regard to the ADAC Indemnification Threshold).

          (b) Subject to Section 8.2(c), the indemnification obligations under this Article 8, or under any certificate or writing furnished in connection herewith, shall terminate at the date that is the later of clause (i) or (ii) of this Section 8.2(b):

               (i) (A) except as to representations, warranties, agreements and covenants specified in clause (i)(B) of this Section 8.2(b), the second anniversary of the Closing Date, or

                   (B) with respect to representations and warranties contained in Section 2.3 (Capitalization), Section 2.8 (Intellectual Property), Section 2.12 (Tax Matters), Section 2.13 (Employee and Labor Matters; Benefit Plans) and Section 2.15 (Environmental Matters) and the comparable sections under the UGM Laboratory Agreement, and indemnification pursuant to clauses (ii), (iii), (iv), (v) and (vi) of Section 8.1(a) (only as such incidental Losses under clause (vi) relate to the representations and warranties specified in this clause (B)), the date that is the later of (1) the date ADAC no longer has an obligation to pay Contingent Merger Amounts (including with respect to Net Unit Revenues relating to installment sales) pursuant to Section 1.8 nor Contingent Payment Amounts pursuant to the Gerd Employment Agreement and (2) the second anniversary of the Closing Date; or

               (ii) the date of the final resolution of claims or demands pending as of the relevant dates described in clause (i) of this Section 8.2(b) ("PENDING CLAIMS").

                  (c) The aggregate amount of Sellers' liability under this
Article 8 shall not exceed the sum of (w) FOUR MILLION DOLLARS (U.S.$4,000,000) (the "BASE INDEMNITY AMOUNT") PLUS (x) at any given time and from time to time, twenty-five percent (25%) of the aggregate accrued and unpaid Contingent Merger Amount PLUS (y) at any given time and from time to time, twenty-five percent (25%) of the aggregate accrued and unpaid Contingent Payment Amounts payable under the Gerd Employment Agreement (as defined in Section 9.10) PLUS (z) the aggregate amount of any reduction or adjustment to the Aggregate Consideration pursuant to Section 1.6(b) or 1.7 (the sum of clauses (w), (x), (y) and (z) being the "UGM INDEMNITY MAXIMUM"); PROVIDED that after the first anniversary of the Closing Date to and including the second anniversary of the Closing Date, the Base Indemnity Amount shall be decreased to TWO MILLION TWO HUNDRED THOUSAND DOLLARS (U.S.$2,200,000) for purposes of determining the UGM Indemnity Maximum; PROVIDED, FURTHER, that after the second anniversary of the Closing Date and thereafter, the Base Indemnity Amount shall be decreased to ZERO DOLLARS (U.S.$0.00) for purposes of determining the UGM Indemnity Maximum and the UGM Indemnity Maximum shall be determined solely with respect to clauses (x), (y) and (z) of the first sentence of this Section 8.2(c). Notwithstanding the above, the Sellers' liability for indemnification (i) pursuant to clause (ii) of
Section 8.1(a) with respect solely to covenants and agreements contained in Sections 1.5(c), 4.5, 4.8, 9.1 (only with respect to Gerd Muehllehner, Ph.D.),
9.8 (only with respect to Gerd Muehllehner, Ph.D.) and 9.9 (only with respect to Gerd Muehllehner) and the comparable sections under the UGM Laboratory Agreement (as similarly restricted, if applicable), and the covenants and agreements in the Gerd Employment Agreement relating to non-competition, confidentiality, nondisclosure and proprietary rights and (ii) under this Article 8 for fines, penalties, taxes, and other Losses relating to, arising under or caused by the 401(k) plan and/or SARSEP of each of the Company and UGM Laboratory (to the extent such amount exceeds the amounts accrued for such liability on the balance sheet of the Company and UGM Laboratory (provided that such accrued amounts shall not exceed an aggregate of U.S.$150,000)) shall not be subject to such limitation and shall not count toward the UGM Indemnity Maximum. Notwithstanding the foregoing, the UGM Indemnity Maximum shall not be decreased pursuant to the first sentence of this Section 8.2(c) with respect to claims that are pending at the time the UGM Indemnity Maximum would otherwise have been decreased. The parties acknowledge and agree that (i) the UGM Indemnity Maximum may vary from time to time, (ii) the fact that the UGM Indemnity Maximum at any time is equal to zero or is less than the Losses of ADAC and/or its affiliates does not in itself terminate or invalidate a claim for Losses since the UGM Indemnity Maximum may subsequently increase (E.G., as a result of the subsequent accrual of Contingent Merger Amounts or Contingent Payment Amounts) and any such claims for Losses shall continue until the indemnification obligations with respect thereto terminate pursuant to Section 8.2(b) and (iii) the indemnification obligations under this Article 8 for any and all claims for Losses shall only terminate in accordance with Section 8.2(b).

                  (d) The aggregate amount of ADAC's liability under this
Article 8 shall not exceed FOUR MILLION DOLLARS (U.S.$4,000,000) (the "ADAC INDEMNITY MAXIMUM"); PROVIDED that after the first anniversary of the Closing Date to and including the second anniversary of the Closing Date, the ADAC Indemnity Maximum shall be decreased to TWO MILLION TWO

HUNDRED THOUSAND DOLLARS (U.S.$2,200,000); PROVIDED, FURTHER, that after the second anniversary of the Closing Date and thereafter, the ADAC Indemnity Maximum shall be decreased to ZERO DOLLARS (U.S.$0.00). Notwithstanding the foregoing, the ADAC Indemnity Maximum shall not be decreased pursuant to the first sentence of this Section 8.2(d) with respect to claims that are pending at the time the ADAC Indemnity Maximum would otherwise have been decreased.

     8.3  CLAIM PROCEDURE.

          (a) Any party to this Agreement who desires to seek indemnification under this Article 8 (an "INDEMNIFIED PARTY") shall give written notice (a "CLAIM NOTICE") explaining in reasonable detail the nature of the Loss, the amount of the Loss (the "CLAIM AMOUNT"), if known, and the parties known to be involved, if applicable, to each party responsible or alleged to be responsible for indemnification hereunder (an "Indemnitor"); PROVIDED that each Seller shall be deemed to have received any Claim Notice delivered to the Sellers' Representative. If ADAC wishes to withhold from any payment of any Contingent Merger Amount or Contingent Payment Amount the aggregate amount of any Claim Amounts (the "AGGREGATE POTENTIAL CLAIM AMOUNT"), then ADAC may, pursuant to Section 9.7, so notify the Sellers' Representative in the Claim Notice or otherwise and withhold from the Contingent Merger Amount or Contingent Payment Amount, as applicable, an amount not to exceed the Aggregate Potential Claim Amount (the "WITHHELD AMOUNT"), subject to the limitation on Sellers' liability under this Article 8. If ADAC wishes to make a claim against the Escrow Amount with respect to any matter set forth in
Section 8.1(a) above, then ADAC may deliver to the Escrow Agent a Claim
Notice signed by one or more of its officers.

          (b)  Within thirty (30) days after delivery of a Claim Notice
(the "RESPONSE PERIOD"), each Indemnitor shall deliver to the Indemnified Party a written notice (a "RESPONSE NOTICE") as to the extent to which such Indemnitor disputes the claim described in the Claim Notice. Notwithstanding the foregoing, in the event a Claim Notice is delivered or deemed delivered to a Seller, the Sellers' Representative shall deliver to ADAC and, at ADAC's instruction, to the Escrow Agent within the Response Period a Response Notice containing:

               (i) instructions to the effect that all or part of the Escrow Amount and/or the Withheld Amount (collectively, the "RETAINED AMOUNT") in an amount equal to the Claim Amount set forth in such Claim Notice has been or should be released to ADAC and, if sent to the Escrow Agent at ADAC's instruction, directing the Escrow Agent to release to ADAC in accordance with ADAC's instructions all or part of the Escrow Amount in an amount not to exceed the Claim Amount set forth in such Claim Notice (or, if the Escrow Amount is less than such released amount, then an amount equal to the Escrow Amount); or

               (ii) instructions to the effect that all or part of the Retained Amount in an amount equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice has been or should be released to ADAC and, if sent to the Escrow Agent at ADAC's instruction, directing the Escrow Agent to release to ADAC all or part of the Escrow

Amount in accordance with ADAC's instructions in an amount not to exceed such specified portion of the Claim Amount (or, if the Escrow Amount is less than such specified portion of the Claim Amount released by the Sellers' Representative, then an amount equal to the Escrow Amount), together with a statement that the remaining portion of such Claim Amount is being disputed; or

              (iii) a statement that the entire Claim Amount set forth in such Claim Notice is being disputed.

         If any Indemnitor fails to give a Claim Response within the Response Period, such Indemnitor shall be deemed not to dispute the entire Claim Amount described in the related Claim Notice. If an Indemnitor does not dispute all or part of a Claim Amount described in a Claim Notice, whether by failing to give a timely Response Notice in accordance with the terms hereof or otherwise, then the amount of the Claim Amount not in dispute (the "UNDISPUTED CLAIM AMOUNT") shall be conclusively deemed to be an obligation of such Indemnitor and, if the Indemnitor is a Seller, then the Seller shall be deemed to have given instructions to the Sellers' Representative, ADAC and the Escrow Agent that all or part of the Retained Amount in an amount equal to the Undisputed Claim Amount has been or should be released to ADAC. The parties acknowledge and agree that no portion of the Retained Amount shall be released with respect to a Disputed Amount (as defined in paragraph (c) below) unless and until such dispute has been resolved in accordance with paragraph (c) below. Notwithstanding anything to the contrary contained in this Article 8 and without limitation, ADAC may, in its sole discretion, exercise its rights under this Article 8 by proceeding directly against an Indemnitor, exercising its right of set-off against any Contingent Merger Amount or Contingent Payment Amount or seeking recovery from the Escrow Amount, in each case pursuant to the terms of this Agreement. In addition, the parties agree that any payment received or to be received by a party with respect to a claim under this Article 8 shall be reduced by any insurance proceeds previously received by such party with respect to such claim.

          (c) If a Response Notice delivered by the Indemnitor in response to a Claim Notice contains a statement that all or a portion of the Claim Amount set forth in such Claim Notice is being disputed (such disputed Claim Amount or the disputed portion thereof being referred to as the "DISPUTED AMOUNT" ), the parties shall promptly and reasonably attempt in good faith to resolve any dispute arising out of or relating to the matter to which the Disputed Amount relates by negotiations between Andrew Eckert, Ian Farmer or Robert Miller, or if none of those individuals are available, the Chief Executive Officer of ADAC, on the one hand, and the Sellers' Representative, on the other hand. If the parties to such negotiation are unable to resolve such dispute within thirty
(30) days after delivery of such Response Notice, the dispute shall be submitted to arbitration in accordance with Section 9.15.

     8.4 THIRD PARTY CLAIMS. Promptly after receipt by an Indemnified Party under this Article 8 of notice of a claim by a third party (a "THIRD PARTY CLAIM"), such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnitor under this Article 8, notify the Indemnitor in writing of such Third Party Claim; but the failure so to notify an Indemnitor will not relieve it from liability under this Article 8 unless and to the extent it did not otherwise learn of such claim and such failure results in the forfeiture by the Indemnitor of substantial rights and defenses. The Indemnitor shall be entitled to assume control of the defense of any action, suit or proceeding with respect to such Third Party Claim with counsel of the Indemnitor's choice at the Indemnitor's expense (in which case the Indemnitor shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnified
Party except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding the Indemnitor's election to appoint counsel to represent the Indemnified Party in an action, suit or proceeding, the Indemnified Party shall have the right to employ separate counsel (including local counsel), and the Indemnitor shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnitor to represent the Indemnified Party would present such counsel with a conflict of interest,
(ii) the actual or potential defendants in, or targets of, any such action, suit or proceeding include both the Indemnified Party and the Indemnitor and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnitor, (iii) the Indemnitor shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action, suit or proceeding or (iv) the Indemnitor shall authorize the Indemnified Party to employ separate counsel at the expense of the Indemnitor. An Indemnitor will not, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this
Article 8 (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes (i) an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding and (ii) does not require the Indemnified Party to pay for any amounts for which it is not to receive complete indemnification.

     8.5  DISPUTED AMOUNT.

          (a) If a Response Notice delivered by the Sellers' Representative in response to a Claim Notice contains a statement that there is a Disputed Amount, then, notwithstanding anything contained in Section 8.6, ADAC may continue to hold (in addition to any other Withheld Amount permitted to be retained, whether in connection with any other dispute or otherwise) up to an amount of the Withheld Amount equal to the Disputed Amount; PROVIDED that such amount shall not exceed the aggregate amount of Sellers' liability pursuant to this Agreement.

          (b) Any release of any Retained Amount to ADAC shall be an adjustment in and reduction of the consideration due the shareholders of the Company as set forth in Section 1.5(c) and Section 1.6.

     8.6 RELEASE OF THE ESCROW AMOUNT TO SELLERS' REPRESENTATIVE. On the first anniversary of the Closing Date, ADAC shall direct the Escrow Agent to release the Escrow Amount then held by the Escrow Agent that is not the subject of a Pending Claim.

     8.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Company, the Sellers, ADAC and Sub in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date. The representations and warranties made by the parties hereto in or pursuant to this Agreement or in any document delivered pursuant hereto shall survive the Closing and shall remain in effect until, and will expire upon, the termination of the indemnification obligations with respect thereto as provided in Section 8.2.

     8.8 REMEDIES. The remedies set forth in this Article 8 and in Section 1.6(b), Section 1.6(c) and Section 1.7 shall be the sole remedies of ADAC under this Agreement from and after the Closing except with respect to (i) the provisions of Section 9.1(d) (injunctive and similar relief) and (ii) the fraud of a party hereto. The remedies set forth in this Article 8 shall be the sole remedies of the Company and the Sellers under this Agreement except with respect to the fraud of a party hereto.

     8.9 RIGHT TO SET OFF. ADAC shall have the right, but not the obligation, to (i) set off, in whole or in part, against any Contingent Merger Amount, amounts finally determined to be owed to ADAC by the Sellers pursuant to Article 8 and (ii) set off, in whole or in part, against the Contingent Payment Amounts payable to Gerd Muehllehner under the Gerd Employment Agreement, amounts finally determined to be owed to ADAC by Gerd Muehllehner pursuant to Article 8.

9.   MISCELLANEOUS

     9.1  NON-COMPETE.

          (a) Each of the Sellers, for a period of five (5) years from the Effective Time, shall not, directly or indirectly, for himself or herself or on behalf of or in conjunction with any other Person:

              (i) engage, as an officer, director, shareholder, owner, partner, member or joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services relating to the field of nuclear medicine equipment and related software, including without limitation, products or services relating to positron emission tomography scanners;

              (ii) call upon any Person who is, at that time, an employee of the Surviving Corporation or ADAC for the purpose or with the intent of enticing such employee away from or out of the employ of Surviving Corporation or ADAC; or

              (iii) call upon any Person who or that is, at that time, or has been, within one year prior to that time, a customer of the Company or ADAC for the purpose of soliciting or selling products or services in direct competition with the Surviving Corporation or ADAC.

          (b) The foregoing covenants shall not be deemed to prohibit the Sellers from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

          (c) For purposes of this Section 9.1, references to "ADAC" shall mean ADAC Laboratories, together with its subsidiaries and affiliates.

          (d) Because of the difficulty of measuring economic losses to ADAC as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to ADAC for which it would have no other adequate remedy, the Sellers agree that the foregoing covenants may be enforced by ADAC in the event of breach by any such Sellers by injunctions and restraining orders.

          (e) The parties agree that the foregoing covenants in this Section
9.1 impose a reasonable restraint on the Sellers.

          (f) The covenants in this Section 9.1 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 9.1 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, said time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

          (g) All of the covenants in this Section 9.1 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any of the Sellers against Sub, Surviving Corporation or ADAC, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Sub, Surviving Corporation or ADAC of such covenants.

          (h) The Company and the Sellers hereby agree that the covenants set forth in this Section 9.1 are a material and substantial part of the transactions contemplated by this Agreement, supported by adequate consideration.

     9.2 AMENDMENT. This Agreement may be amended with the approval of the respective Boards of Directors of the Company and ADAC at any time; PROVIDED, HOWEVER, that no amendment shall be made without the further approval of the Sellers if such approval is required under applicable law. Notwithstanding the foregoing, Section 1.8 shall only be amended with the approval of ADAC and the Seller's Representative. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto whose approval is required pursuant to the preceding two sentences.

     9.3  WAIVER.

          (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          (c) The conditions to each party's obligations set forth in Article 5 and Article 6, as applicable, are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. If a condition to any party's obligations is unsatisfied or unfulfilled at the time of Closing and such party affirmatively waives such condition in writing upon written notice thereof (including a reasonably detailed description of the basis for the failure to satisfy the condition) and elects to consummate the transactions contemplated by this Agreement, then such party shall be deemed to have waived such condition to the extent so specified in writing for purposes of its obligation to effect the Merger and otherwise consummate the transactions contemplated by this Agreement and shall have no claim against the other party for its failure to have satisfied such condition unless it is actionable pursuant to Article 8 or Section 9.1 or otherwise under this Agreement. However, even if a claim is otherwise actionable as described in the preceding sentence, it shall not be actionable to the extent of such waiver if it relates to a breach of a representation, warranty or covenant that to the knowledge of the Company and the Sellers was not a breach as of the date of this Agreement. Any waiver of a condition pursuant to the preceding sentence shall operate as a waiver of that condition only, and shall not operate as a waiver of any other condition.

     9.4 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.5 ENTIRE AGREEMENT; COUNTERPARTS; APPLICABLE LAW. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof, including the letter agreement between the parties dated April 12, 1999, as amended. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall be governed in all respects by the laws of the State of California as applied to contracts entered into and to be performed entirely within California.

     9.6 ASSIGNABILITY. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Sellers and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Sub and its successors and assigns (if any); and ADAC and its successors and assigns (if any). This Agreement shall inure to the benefit of the Company, the Sellers, ADAC, Sub and the respective successors and assigns (if any) of the foregoing. This Agreement shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that each of ADAC and Sub may assign its rights and delegate its obligations hereunder to its affiliates.

     9.7 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to ADAC, to:                     ADAC Laboratories
                                              540 Alder Drive
                                              Milpitas, California  95035
                                              Attention:  General Counsel

          with a copy to:                     Wilson Sonsini Goodrich & Rosati
                                              650 Page Mill Road
                                              Palo Alto, CA  94304
                                              Fax:  (650) 493-6811
                                              Attention:  Page Mailliard

          If to Sub, to:                      UGMMS Acquisition Corp.
                                              c/o ADAC Laboratories
                                              540 Alder Drive
                                              Milpitas, California  95035
                                              Attention:  General Counsel


          with a copy to:                     Wilson Sonsini Goodrich & Rosati
                                              650 Page Mill Road
                                              Palo Alto, CA  94304
                                              Fax:  (650) 493-6811
                                              Attention:  Page Mailliard

          If to the Company, to:              UGM Medical Systems, Inc.
                                              3611 Market Street
                                              Philadelphia, PA  19104
                                              Fax:  (215) 222-5578
                                              Attention:  Gerd Muehllehner

          with a copy to:                     Morgan, Lewis & Bockius LLP
                                              1701 Market Street
                                              Philadelphia, PA  19103
                                              Fax:  (215) 963-5299
                                              Attention:  Debra Poul

          If to Sellers' Representative, to:  Gerd Muehllehner
                                              c/o UGM Medical Systems, Inc.
                                              3611 Market Street
                                              Philadelphia, PA  19104
                                              Fax:  (215) 222-5578

          with a copy to:                     Morgan, Lewis & Bockius LLP
                                              1701 Market Street
                                              Philadelphia, PA  19103
                                              Fax:  (215) 963-5299
                                              Attention:  Debra Poul

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery,
(b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch and (d) in the case of mailing, on the fifth Business Day following such mailing.

     9.8 COOPERATION. Each of the Company, the Sellers, Sub and ADAC agrees to cooperate fully with the other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other to evidence or reflect the Transactions and to carry out the intent and purposes of this Agreement.

     9.9 CONFIDENTIALITY. The parties hereby agree that all information about the other's business obtained by them pursuant to this Agreement or the letter agreement dated April 12, 1999, shall be deemed confidential and shall not be disclosed to any other party except as contemplated hereby and such information will not be used for any purpose except evaluating the desirability of the Merger. The foregoing shall not apply however to information (i) known to a party prior to such disclosure to such party, (ii) that becomes generally available to the public or to a party without confidentiality restrictions after the date hereof, and (iii) required to be disclosed by law or court order. Without limiting the generality of the foregoing, on and at all times after the Closing Date, the Sellers shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in the Sellers' possession that relates to the business of the Company or ADAC.

     9.10 CERTAIN TERMS. As used in this Agreement:

          (a) "ACQUISITION TRANSACTION" shall mean any proposal (other than any proposal by ADAC) regarding (i) any merger, consolidation, share exchange, business combination or other similar transaction or series of related transactions involving the Company; (ii) any sale, lease, exchange, transfer or other disposition of the assets of the Company or any subsidiary of the Company constituting more than 10% of the consolidated assets of the Company or accounting for more than 10% of the consolidated revenues of the Company in any one transaction or in a series of related transactions; and
(iii) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any person involving more than 10% of the outstanding shares of the capital stock of the Company.

          (b) "BUSINESS DAY" shall mean any day that is not (i) a Saturday or Sunday and (ii) a day on which banking institutions generally in the State of California are authorized or obligated by law, regulation or executive order to close.

          (c) "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

          (d) "COMPANY CONTRACT" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

          (e) "COMPANY'S KNOWLEDGE" and "KNOWLEDGE OF THE COMPANY" shall mean the actual knowledge of any officer or director of the Company, or knowledge any officer or director would have had after reasonable inquiry.

          (f) "CONTINGENT PAYMENT AMOUNT" shall have the meaning ascribed to that term in the Gerd Employment Agreement.

          (g) "CONTRACT" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

          (h) "EMPLOYEE BENEFIT PLAN" shall have the meaning specified in
Section 3(3) of ERISA.

          (i) "ERISA AFFILIATE" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c),
(m) or (o) of the Code and the regulations issued thereunder.

          (j) "GERD EMPLOYMENT AGREEMENT" shall mean the Employment Agreement to be entered by and between ADAC and Gerd Muehllehner, substantially in the form attached hereto as EXHIBIT C.

          (k) "GOVERNMENTAL AUTHORIZATION" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

          (l) "GOVERNMENTAL BODY" means any (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

          (m) "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

          (n) The words "INCLUDE" and "INCLUDING," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (o) "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

          (p) "MATERIAL ADVERSE EFFECT", as it applies to the Company, means an event, fact, condition or change that has resulted in or could reasonably be expected to result in material adverse effect on the business, operations, results, profits, condition (financial or otherwise), assets, liabilities, financial performance or prospects of the Company.

          (q) "PERSON" refers to any (i) individual, (ii) corporation, partnership, company, limited liability company, business, group or other entity, or (iii) Governmental Body;

          (r) "RELATED PARTY" shall mean each of the following: (i) the Sellers; (ii) each individual who is, or who has at any time been, an officer or director of the Company; (iii) each individual who is, or who has at any time been, a member of the immediate family of any of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a voting, proprietary or equity interest.

          (s) "SELLER" means each of the Shareholders and Gerd Muehllehner, Ph.D.; PROVIDED HOWEVER, that with respect to Article 8, the term "Sellers" also includes all other shareholders of the Company immediately prior to the Closing.

          (t) "SEVERALLY" shall mean in the case of a Shareholder, up to his or her pro rata share of Losses (based upon such Shareholder's percentage ownership of the Company) and in the case of Gerd Muehllehner, Ph.D., up to an amount not exceeding 25% of the aggregate accrued and unpaid Contingent Payment Amount payable under the Gerd Employment Agreement.

          (u) "SELLERS' KNOWLEDGE" and "KNOWLEDGE OF THE SELLERS" shall mean the actual knowledge of any Seller, or knowledge any Seller would have had after reasonable inquiry.

          (v) "TAX" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

          (w) "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

          (x) "UGM LABORATORY" shall mean UGM Laboratory, Inc., a
Pennsylvania corporation.

          (y) "UGM LABORATORY AGREEMENT" shall mean the Agreement and Plan of Merger, dated as of even date herewith, by and among ADAC, UGML Acquisition Corp., a Delaware corporation, UGM Laboratory and the shareholders of UGM Laboratory.

          (w) "UGM LABORATORY TRANSACTION" shall have the meaning ascribed to the term "Transaction" in the UGM Laboratory Agreement.

          (x) "UGM LABORATORY TRANSACTIONAL AGREEMENTS" shall have the meaning ascribed to the term "Transactional Agreement" in the UGM Laboratory Agreement.

          (y) "UGM LABS SUB" shall have the meaning ascribed to the term "Sub" in the UGM Laboratory Agreement.

     9.11 TITLES. The titles and captions of the Articles and Sections of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

     9.12 ARTICLES, SECTIONS AND EXHIBITS. Except as otherwise indicated, all references in this Agreement to "Articles," "Sections," "Schedules" and "Exhibits" are intended to refer to Articles and Sections of this Agreement and Exhibits and Schedules to this Agreement.

     9.13 MUTUAL DRAFTING. This Agreement is the joint product of the parties hereto, and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

     9.14 FURTHER REPRESENTATIONS. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences. The Company also represents that it has communicated the above to the Sellers.

     9.15 ARBITRATION

          (a) Except as set forth in Section 1.7(b) and 1.8(j) any dispute, claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise, will be submitted for resolution to arbitration pursuant to the commercial arbitration rules then pertaining of the Center for Public Resources ("CPR"), except where those rules conflict with these provisions, in which case these provisions control. The arbitration will be held in New York, New York.

          (b) The panel shall consist of three (3) arbitrators chosen from the CPR Panels of Distinguished Neutrals each of whom is a lawyer specializing in business litigation with at least 15 years experience with a law firm of over 25 lawyers or was a judge of a court of general jurisdiction.

          (c) The parties agree to cooperate (1) to obtain selection of the arbitrators within thirty (30) days of initiation after the arbitration, (2) to meet with the arbitrators within thirty (30) days after selection and (3) to agree at that meeting or before upon procedures for discovery and as to the conduct of the hearing which will result in the hearing being concluded within no more than six (6) months after selection of the arbitrators and in the award being rendered within sixty (60) days after the conclusion of the hearings, or of any post-hearing briefing, which briefing will be completed by both parties within twenty (20) days after the conclusion of the hearings. In the event no such agreement is reached, the CPR will select arbitrators, allowing appropriate strikes for reasons of conflict or other cause and three peremptory challenges for each side. The arbitrators shall set a date for the hearing, commit to the rendering of the award within sixty (60) days after the conclusion of the evidence at the hearing, or of any post-hearing briefing (which briefing will be completed by both sides in no more than twenty (20) days after the conclusion of the hearings), and provide for discovery according to these time limits, giving recognition to the understanding of the parties hereto that they contemplate reasonable discovery, including document demands and depositions, but that such discovery be limited so that the time limits specified herein may be met without undue difficulty. In no event will the arbitrators allow either side to obtain more than a total of forty (40) hours of deposition testimony from all witnesses, including both fact and expert witnesses. In the event multiple hearing days are required, they will be scheduled consecutively to the greatest extent possible.

          (d) The arbitrators shall render their judgment and award following the substantive law of the State of California. The arbitrators shall render an opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either party.

          (e) To the extent possible, the arbitration hearings and award will be maintained in confidence.

          (f) Any court of competent jurisdiction may enter judgment upon any award. The parties consent to the jurisdiction of any such court for the enforcement of these provisions and the entry of judgment on any such award.

          (g) Each party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, a preliminary injunction, a temporary restraining order, replevin, ETC., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration.

          (h) Each party hereto waives its right to trial of any issue by jury.

          (i) Each party hereto waives any claim to punitive, exemplary and consequential damages from the other outside of the procedure specified in
Section 9.15.

        (THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.)

         IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of the date first above written.


                                               ADAC LABORATORIES,
                                               a California corporation


                                               By:
                                                  ----------------------------
                                                    Name:
                                                    Title:



                                               UGMMS ACQUISITION CORP.,
                                               a Delaware corporation


                                               By:
                                                  ----------------------------
                                                    Name:
                                                    Title:



                                               UGM MEDICAL SYSTEMS, INC.,
                                               a Pennsylvania corporation


                                               By:
                                                  ----------------------------
                                                    Name:
                                                    Title:








 [Signatures Continue]

(SIGNATURE PAGE FOR AGREEMENT AND PLAN OF MERGER)

[Signatures Continued]



                       ---------------------------------------------------
                                      (Signature of Seller)




                       ---------------------------------------------------
                                      (Printed Name of Seller)




                       ---------------------------------------------------
                           (Title, if signing on behalf of an entity)
















                (SIGNATURE PAGE FOR AGREEMENT AND PLAN OF MERGER)

                                   SCHEDULE I



David Mankoff

Joel Karp

Ursula Muehllehner

Tessa Muehllehner

Donya Geagan

Michael Geagan

Nancy Muehllehner

                                   SCHEDULE II

         If and to the extent so specified in the Agreement and Plan of Merger, dated as of September 13, 1999 (the "AGREEMENT"), by and among ADAC Laboratories, a California corporation, UGMMS Acquisition Corp., a Delaware corporation, UGM Medical Systems, Inc., a Pennsylvania corporation (the "COMPANY"), and the shareholders of the Company listed on Schedule I thereto and Gerd Muehllehner, Ph.D., the net worth of the Company shall be deemed increased by $154,296 as more fully described below:

         >
       ---------------------------------------------------------------------------------------
                            C-PET Unit Sale                              Adjustment Amount
       ---------------------------------------------------------------------------------------
           Dr. Froehling                                                      57,832
       ---------------------------------------------------------------------------------------
           Dr. Carreras                                                          0
       ---------------------------------------------------------------------------------------
           Val de Grace                                                       42,018
       ---------------------------------------------------------------------------------------
           Dr. Bruckner                                                       38,306
       ---------------------------------------------------------------------------------------
           Georgetown                                                          5,329
       ---------------------------------------------------------------------------------------
           Military Hospital                                                 (26,698)
       ---------------------------------------------------------------------------------------
           Cedars                                                            (25,000)
       ---------------------------------------------------------------------------------------
           Rui Jin                                                            38,295
       ---------------------------------------------------------------------------------------
           Tulsa X-Ray                                                        24,214
       ---------------------------------------------------------------------------------------
                    Total                                                     154,296
       ---------------------------------------------------------------------------------------

                                     EXHIBIT A

Microfilm Number                 Filed with the Department of State on
                -------------                                         ----------
Entity Number
             ----------------    -----------------------------------------------
                                          Secretary of the Commonwealth


                ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
                             DSCB: 15-1926 (REV 90)

         In compliance with the requirements of 15 Pa.C.S. Section 1926 (relating to articles of merger or consolidation), the undersigned business corporations, desiring to effect a merger, hereby state that:

1.       The name of the corporation surviving the merger is: UGM Medical
         Systems, Inc.

2.       (Check and complete one of the following):

         The surviving corporation is a domestic business corporation and the --- (a) address of its current registered office in this Commonwealth or
         (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

         (a) 3611 Market Street   Philadelphia     PA     19104   Philadelphia
             -----------------------------------------------------------------
             Number and Street        City        State    Zip       County

         (b) c/o:
                 --------------------------------------------------------------
                  Name of Commercial Registered Office Provider       County

         For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

         The surviving corporation is a qualified foreign business corporation --- incorporated under the laws of______ _____________and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

         (a)
             ------------------------------------------------------------------
             Number and Street         City       State     Zip       County

         (b) c/o:
                 --------------------------------------------------------------
                  Name of Commercial Registered Office Provider       County

         For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

         The surviving corporation is a nonqualified foreign business --- corporation incorporated under the laws of

             ------------------------------------------------------------------
             Number and Street         City      State     Zip        County

DSCB: 15-1926 (Rev 90)-2

3. The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

         Name of Corporation     Address of Registered Office or Name of Commercial Registered Office Provider     County

         ----------------------------------------------------------------------------------------------------------------------

         ----------------------------------------------------------------------------------------------------------------------

         ----------------------------------------------------------------------------------------------------------------------

4.       (Check, and if appropriate complete, one of the following):

          X The plan of merger shall be effective upon filing these Articles of --- Merger in the Department of State.

             The plan of merger shall be effective on ____________ at __________
         ---                                              Date           Hour

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:

         Name of corporation                     Manner of adoption

         UGM Medical Systems, Inc.    Adopted by the directors and shareholders
                                      pursuant to 15 Pa.C.S. Section 1924(a)


6. (Strike out this paragraph if no foreign corporation is a party to the merger). The plan was authorized, adopted or approved, as the case may be, by the foreign business corporation (or each of the foreign corporations) party to the plan in accordance with the laws of the jurisdiction in which it is incorporated.

7.       (Check, and if appropriate complete, one of the following):

             The plan of merger is set forth in full in Exhibit A attached --- hereto and made a part hereof.

          X  Pursuant to 15 Pa.C.S. Section 1901 (relating to omission of
         --- certain provisions from filed plans) the provisions, if any, of the plan of merger that amend or constitute the operative Articles of Incorporation of the surviving corporation as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation, the address of which is:

             3611 Market Street     Philadelphia    PA           19104
             ----------------------------------------------------------------
             Number and Street          City       State          Zip

DSCB: 15-1926 (Rev 90)-3

         IN TESTIMONY WHEREOF, the undersigned corporation or each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer thereof this ____________ day of ________________, 1999.


                                            UGM Medical Systems, Inc.
                                            -----------------------------------
                                                   (Name of Corporation)


                                            BY:
                                                -------------------------------
                                                         (Signature)


                                            TITLE:  President
                                                   ----------------------------


                                            UGMMS Acquisition Corp.
                                            -----------------------------------
                                                   (Name of Corporation)


                                            BY:
                                                -------------------------------
                                                        (Signature)


                                            TITLE:  Vice-President
                                                   ----------------------------

                            CERTIFICATE OF MERGER OF

                             UGMMS ACQUISITION CORP.

                                  WITH AND INTO

                            UGM MEDICAL SYSTEMS, INC.

                                 October 1, 1999

         UGM Medical Systems, Inc. ("UGM"), organized and existing under the General Corporation Law of the Commonwealth of Pennsylvania, does hereby certify as follows:

         FIRST: The name and state of incorporation of each of the constituent corporations (the "Constituent Corporations") to the merger are:

         NAME                                                  STATE
         UGM Medical Systems, Inc.........................  Pennsylvania
         UGMMS Acquisition Corp...........................    Delaware

         SECOND: An Agreement and Plan of Merger, dated as of September
13, 1999 (the "Merger Agreement"), among ADAC Laboratories, a California corporation, UGMMS Acquisition Corp., a Delaware corporation ("Merger Sub"), UGM, Gerd Muehllehner, Ph.D., and the shareholders of UGM listed on Schedule I thereto, providing for the merger of Merger Sub with and into UGM (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of
Section 252(c) of the General Corporation Law of the State of Delaware (the "DGCL").

         THIRD: The name of the surviving corporation is UGM Medical Systems, Inc. (the "Surviving Corporation").

         FOURTH: The certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of the Company as in effect immediately prior to the Merger.

         FIFTH: The executed Merger Agreement is on file at the office of the Surviving Corporation located at 3611 Market Street, Philadelphia, PA 19104.

         SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

         SEVENTH: The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any Constituent Corporation of the State of Delaware, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to section 262 of the DGCL, and irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware is: 3611 Market Street, Philadelphia, PA 19104.

          IN WITNESS WHEREOF, UGM has caused this Certificate of Merger to be duly executed in its corporate name as of the day and year first above written.

                                   UGM MEDICAL SYSTEMS, INC.

                                   By:
                                      ---------------------------
                                      Name:
                                      Title:


                    (SIGNATURE PAGE TO CERTIFICATE OF MERGER)

                                    EXHIBIT B

                                                                  EXECUTION COPY

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "ESCROW AGREEMENT") is made and entered into as of October 1, 1999 by and among ADAC Laboratories, a California corporation ("ADAC"), Gerd Muehllehner, Ph.D., or such other person as may be serving as Sellers' Representative under the Merger Agreement (as defined below) (the "SELLERS' REPRESENTATIVE"), acting on behalf of the shareholders of UGM Medical Systems, Inc., a Pennsylvania corporation ("MEDICAL SYSTEMS"), listed on SCHEDULE A (the "FORMER SHAREHOLDERS"), and Mellon Bank, N.A., a national association, as escrow agent (the "ESCROW AGENT").

                                    RECITALS

         A. ADAC, UGMMS Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of ADAC ("SUB"), Medical Systems, Gerd Muehllehner, Ph.D., and certain shareholders of Medical Systems are parties to that certain Agreement and Plan of Merger dated as of September 13, 1999 (the "MERGER AGREEMENT"), providing for the merger (the "MERGER") of Sub with and into Medical Systems, with Medical Systems becoming a wholly-owned subsidiary of ADAC (the "SURVIVING CORPORATION"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

         B. One of the conditions to the closing of the Merger, as set forth in the Merger Agreement, is the execution and delivery of this Escrow Agreement.

         C. Pursuant to Section 1.6(c) of the Merger Agreement, ADAC shall deposit with the Escrow Agent ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS (U.S.$1,800,000) in immediately available funds (the "ESCROW AMOUNT") into an escrow fund (the "ESCROW FUND") to be used to satisfy any potential indemnification obligations of the Shareholders to any Indemnified Person for Losses under Section 8.1(a) of the Merger Agreement.

         D. This Escrow Agreement sets forth the basis on which the Escrow Agent will receive and hold, and make disbursements from, the Escrow Fund and the duties for which the Escrow Agent will be responsible.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. APPOINTMENT. ADAC and the Sellers' Representative hereby appoint Escrow Agent as escrow agent to serve in such capacity in accordance with the terms and conditions set forth in this Escrow Agreement. Escrow Agent hereby accepts such appointment.

         2. MERGER AGREEMENT. The Escrow Agent acknowledges receipt of a copy of the Merger Agreement; however, except for reference thereto for definitions of certain words or terms not defined herein, the Escrow Agent is not charged with any duties or responsibilities with respect to the Merger Agreement notwithstanding any provision of the Merger Agreement to the contrary.

         3. ESCROW AMOUNT. Immediately following the Effective Time, ADAC shall deposit the Escrow Amount directly with the Escrow Agent, the receipt of which Escrow Amount shall be acknowledged to ADAC and the Sellers' Representative, and the same accepted by the Escrow Agent as escrow agent hereunder. The Escrow Fund, as such term is used herein, shall include the Escrow Amount deposited pursuant to this Section 3 and any interest earned thereon, less any payments or distributions made hereunder.

         4.   INVESTMENT.

              (a) The Escrow Amount placed in the Escrow Fund, together with all interest accruing thereon, shall be invested by the Escrow Agent, without distinction as to principal and income, upon receipt of written instructions from the Sellers' Representative, in one or more of the following investments: (i) interest bearing open-ended or time deposits of any domestic bank with assets in excess of U.S.$500,000,000 (including deposit in the Escrow Agent's bank money market deposit accounts), including one or more accounts maintained in the commercial banking department (if any) of the Escrow Agent; PROVIDED, HOWEVER, that any amount not invested in the Escrow Agent's bank money market deposit accounts shall be invested, to the extent reasonably possible, in accounts that are insured by the Federal Deposit Insurance Corporation; (ii) short-term U.S. Department of Treasury bills, or any short-term government obligation money market fund that includes similar investments; or (iii) investments in the Dreyfus Money Market Reserves Class
R Fund and the Dreyfus U.S. Treasury Reserves Class R Fund (see SCHEDULE E); PROVIDED that any such investments shall only be made upon receipt of written instructions from the Sellers' Representative and any one of the officers of ADAC set forth on SCHEDULE B hereto as reasonably agreed by the Sellers' Representative and ADAC. Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrow Fund pursuant to Section 6 hereof. The Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to this Escrow Agreement other than those losses resulting from its gross negligence or willful misconduct or bad faith.

              (b) The parties acknowledge that payment of any interest earned on the funds invested in this escrow will be subject to backup withholding penalties unless either a properly completed Internal Revenue Service Form W8 or W9 certification is submitted to Escrow Agent at the time of execution of this Agreement.

         5.   SELLERS' REPRESENTATIVE.

              (a) The Sellers' Representative represents and warrants that he has been duly appointed by the Former Shareholders and authorized to enter into this Agreement with full power and authority to bind the Former Shareholders and to act hereunder in accordance with the terms hereof. Such agency may be changed by the Former Shareholders listed as holding a majority of the proportionate interest of Medical Systems (the "PROPORTIONATE INTEREST") as set forth in SCHEDULE C from time to time upon not less than ten (10) days' prior written notice to ADAC and the Escrow Agent. No bond shall be required of the Sellers' Representative. Notices or communications to or from the Sellers' Representative shall constitute notice to or from each of the Former Shareholders.

              (b) A decision, act, consent or instruction of the Sellers' Representative, taken in the manner set forth in this Escrow Agreement, shall constitute a decision, act, consent or instruction, as applicable, of all Former Shareholders and shall be final, binding and conclusive upon each such Former Shareholder, and the Escrow Agent and any Indemnified Person may rely upon any decision, act, consent or instruction of the Sellers' Representative taken in such manner as being the decision, act, consent or instruction of each and every such Former Shareholder. The Escrow Agent and the Indemnified Persons are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Sellers' Representative taken in such manner.

         6.   CLAIMS UPON ESCROW FUND.

              (a) Upon receipt by the Escrow Agent of a certificate (a "CLAIM NOTICE") signed by any one of the officers of ADAC set forth on SCHEDULE B hereto providing notice of a claim for Losses and specifying in reasonable detail the date such Losses were paid or incurred or otherwise arose, the nature of the misrepresentation or breach to which such Losses are related, the dollar amount of such Losses and the delivery instructions to be followed by Escrow Agent in paying out such claim, including without limitation any applicable wire transfer instructions of the payee and address to where a check should be sent, the Escrow Agent shall, subject to the provisions of
Section 6(b) below, deliver pursuant to such instructions out of the Escrow Fund, as promptly as practicable, an amount as indicated in the Claim Notice, equal to such Losses as indemnity. The Escrow Agent shall be entitled to conclusively rely on such Claim Notice and shall make such distributions from the Escrow Fund only in accordance with the terms thereof and the terms of this Escrow Agreement, including Section 6(b).

              (b) At the time of delivery of any Claim Notice to the Escrow Agent, a duplicate copy of such Claim Notice shall be delivered to the Sellers' Representative by ADAC and for a period of thirty (30) days after receipt of the Claim Notice by the Escrow Agent delivered in accordance with
Section 11, the Escrow Agent shall make no delivery of the cash from the Escrow Fund pursuant to Section 6(a) above unless the Escrow Agent shall have received written authorization from the Sellers' Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall, without further notice or authorization of any kind, make delivery of the amount of Losses from the Escrow Fund in accordance with
Section 6(a) above, provided that no such payment or delivery shall be made to the extent the Sellers' Representative disputes in good faith the claim set forth in the Claim Notice pursuant to a written notice to the Escrow Agent and to ADAC received by each prior to the expiration of such thirty
(30) day period, with the basis for such dispute set forth in reasonable detail. Thereafter, the Escrow Agent shall only disburse the disputed amount from the Escrow Fund (i) in accordance with the instructions of a written memorandum signed by ADAC and the Sellers' Representative, upon which the Escrow Agent shall be entitled to conclusively rely, or (ii) in accordance with the written decision of the arbitrators pursuant to Section 9.15 of the Merger Agreement delivered to the Escrow Agent, upon which the Escrow Agent shall be entitled to act.

         7.   ESCROW PROVISIONS.

              (a) The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, request, waiver, consent, receipt or other paper or document from any duly authorized officer or agent of ADAC or from the Sellers' Representative, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained that the Escrow Agent in good faith believes to be genuine and as to which the Escrow Agent shall have no actual notice of invalidity, lack of authority or other deficiency. ADAC and Sellers' Representative shall notify the Escrow Agent in writing of the Escrow Release Date and the final resolution of all Pending Claims.

              (b) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection therewith, except for any liability arising from its own gross negligence, willful misconduct or bad faith.

              (c) The Escrow Agent shall be entitled to consult with competent and responsible counsel of its choice with respect to the interpretation of the provisions hereof, and any other legal matters relating hereto, and shall be fully protected in taking any action or omitting to take any action in good faith in accordance with the advice of such counsel. The reasonable counsel fees reasonably incurred pursuant thereto may be paid from the principal of the Escrow Fund; PROVIDED that the Escrow Agent may not pay any such counsel fees from the principal of the Escrow Fund if and to the extent an aggregate of U.S.$5,000 in counsel fees has been paid from the principal of the Escrow Fund.

              (d) Except as provided in Section 7(f) below, ADAC and the Sellers' Representative jointly and severally agree to indemnify and hold the Escrow Agent harmless for any and all claims, liabilities, costs, payments and expenses of Escrow Agent in connection with its performance of its duties hereunder, including without limitation, fees and expenses of counsel (who may be selected by the Escrow Agent) for court actions, or for anything done or omitted by it in the performance of this Escrow Agreement, except as a result of the Escrow Agent's own gross negligence, willful misconduct or bad faith.

              (e) All evidence of investment of funds in the Escrow Fund (including, but not limited to, savings account passbooks, certificates, notes and other similar items) shall be kept in a place of safekeeping at an office of the Escrow Agent, or with a safe deposit company, including any such safe deposit company owned in whole or in part by the Escrow Agent or by any affiliate of the Escrow Agent. The Escrow Agent shall keep accurate accounts of all income and interest earned by the funds in the Escrow Fund. Within thirty (30) days after the close of each calendar quarter, Escrow Agent shall provide ADAC and the Sellers' Representative a full written accounting of the principal and interest in the Escrow Fund.

              (f) All fees and related expenses of the Escrow Agent for its services hereunder (including fees and expenses of its legal counsel) shall be paid by the Sellers' Representative. Such fees and expenses shall be determined in accordance with the fee schedule attached hereto as SCHEDULE D or as otherwise provided to the Sellers' Representative.

              (g) None of the provisions contained in this Escrow Agreement shall cause the Escrow Agent to advance or risk its own funds in the performance of its duties herein described other than with respect to actions in the ordinary course of business.

         8. SUCCESSOR ESCROW AGENT. The Escrow Agent, or any successor, may resign at any time upon giving written notice to ADAC and the Sellers' Representative thirty (30) days before such resignation shall take effect. In addition, ADAC and the Sellers' Representative may terminate the Escrow Agent's appointment as escrow agent upon giving written notice (jointly signed by ADAC and the Sellers' Representative) to the Escrow Agent thirty
(30) days before such termination shall take effect. If the Escrow Agent shall resign, be terminated or be unable to serve, then it shall be succeeded by such bank or trust company jointly named by ADAC and the Sellers' Representative in such thirty (30) day period, or if no such appointment is made by that time, then by a bank or trust company appointed by a court of competent jurisdiction upon petition by any of Escrow Agent, ADAC or the Sellers' Representative (in which action the other party or parties shall be afforded a reasonable opportunity to participate) to appoint a successor escrow agent. The Escrow Agent shall transfer the Escrow Fund and all books and records with respect thereto and to this Escrow Agreement to its successor and shall thereupon be discharged as escrow agent hereunder, and the successor shall thereupon succeed to all of the rights, powers and duties and shall assume all of the obligations of the Escrow Agent originally named in this Escrow Agreement. If no successor escrow agent is appointed within six (6) months of the giving of notice to resign by the Escrow Agent, Escrow Agent may transfer the Escrow Fund into The Law Office of Robert Miller Trust Account at Union Bank of California, San Francisco main branch.

         9. PAYMENT OF TAXES. The Former Shareholders shall be treated as the owner of the Escrow Fund for all tax purposes while and to the extent that the Escrow Fund is held by the Escrow Agent. The Escrow Agent shall furnish such information to the other parties hereto as shall be requested in writing for tax preparation purposes by such parties.

         10.  TERMINATION.

              (a) Unless extended in writing by the parties hereto, the escrow provided for in this Escrow Agreement shall expire on the later of (i) one year after the Effective Time and (ii) the final resolution of, and the final disbursement of funds to satisfy, any and all Pending Claims (the
"TERMINATION DATE").

              (b) Promptly following the Escrow Release Date and upon receipt of instructions from ADAC and the Sellers' Representative, the Escrow Agent shall, to the extent funds are available therefor in the Escrow Fund and in the following order of priority:

                  (i) withhold funds in the Escrow Fund in sufficient amount, or to the extent funds are available therefor, to satisfy the maximum amount of Losses estimated by ADAC in its written instructions relating to any and all Pending Claims (which estimate shall be made in good faith by ADAC); and

                  (ii) distribute any funds remaining after the allocation provided for in clause (i) above to the Former Shareholders in accordance with their Proportionate Interests in the Escrow Fund, as shown on SCHEDULE C hereto.

              (c) Promptly following the Termination Date and upon receipt of instructions from ADAC and the Sellers' Representative, the Escrow Agent shall, to the extent funds are available therefor in the Escrow Fund, distribute any funds remaining in the Escrow Fund to the Former Shareholders in accordance with their proportionate interests in the Escrow Fund, as shown on SCHEDULE C hereto.

         11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given or delivered if delivered personally or by express courier, mailed by registered or certified mail (return receipt requested) first class mail, postage prepaid or sent by telecopy, confirmation received, to the parties at the following addresses and telecopy numbers (or at such other address or number for a party as shall be specified by like notice):

         (a)      If to ADAC, to:

                  ADAC LABORATORIES
                  540 Alder Drive
                  Milpitas, California  95035
                  Attn:  General Counsel
                  Telecopy No.:  (408) 321-7435
                  Telephone No.: (408) 321-9100

with a copy to:   Wilson Sonsini Goodrich & Rosati

                  650 Page Mill Road
                  Palo Alto, California 94304-1050
                  Attn:  Page Mailliard
                  Telecopy No.:  (650) 493-6811
                  Telephone No.: (650) 493-9300

         (b)      If to the Sellers' Representative or to the Former
                  Shareholders:

                  Gerd Muehllehner, Ph.D.
                  c/o UGM MEDICAL SYSTEMS, INC.
                  3611 Market Street
                  Philadelphia, Pennsylvania  19104
                  Telecopy No.:  (215) 222-5578

                  Telephone No.:  (215) 222-4999

with a copy to:   Morgan Lewis & Bockius LLP

                  1701 Market Street
                  Philadelphia, Pennsylvania 19103
                  Attn: Debra Poul
                  Telecopy No.:  (215) 963-5000
                  Telephone No.:  (215) 963-5299

         (c)      If to the Escrow Agent:

                  Mellon Bank, N.A.
                  1735 Market Street
                  Philadelphia, PA  19103
                  Attn:  Robert Chappelear, Vice President
                  Telecopy No.: (215) 553-4502
                  Telephone No.:  (215) 553-2042

         12. NONASSIGNABILITY. Notwithstanding anything to the contrary contained herein, neither the Escrow Amount nor any beneficial interest therein may be sold, assigned or otherwise transferred, including by operation of law, by any Former Shareholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of such Former Shareholder. Any such attempted transfer in violation of this Section shall be null and void.

         13. SUCCESSORS AND ASSIGNS. Subject to Section 12, this Escrow Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of ADAC, its subsidiaries, and their respective successors and assigns, the Escrow Agent and its successors, the Former Shareholders and their respective successors, assigns, heirs, executors, administrators and legal representatives, and the Sellers' Representative and such agent's successors.

         14. ENTIRE AGREEMENT. This Escrow Agreement constitutes the entire agreement among the parties with the Escrow Agent, and among the other parties with respect to this particular escrow except as set forth under the Merger Agreement, and it supersedes all prior or concurrent arrangements or understandings with respect thereto. The other parties hereby acknowledge and agree that Escrow Agent's duties and obligations hereunder are limited, and that Escrow Agent shall have no duties or obligations except as clearly specified herein, and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent, nor shall Escrow Agent have any responsibility for the enforcement of the obligations of any parties hereto.

         15. WAIVERS. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

         16. COUNTERPARTS. This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

         17. GOVERNING LAW. This Escrow Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California (without giving effect to its choice of law provisions), except that the provisions of this Escrow Agreement relating to the rights, duties and obligations of the Escrow Agent shall be governed in all respects by the laws of the State of New York.

         18. CONSEQUENTIAL DAMAGES. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action except with respect to any liability arising from its own gross negligence, willful misconduct or bad faith.

         19. JURISDICTION. All parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California.

            (THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.)

         IN WITNESS WHEREOF, the parties have executed or caused this Escrow Agreement to be duly executed as of the day and year first above written.

                                          ADAC LABORATORIES


                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:


                                          SELLERS' REPRESENTATIVE
                                          on behalf of the Former Shareholders


                                          ------------------------------------
                                          Gerd Muehllehner


                                          MELLON BANK, N.A.


                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:




                      (SIGNATURE PAGE TO ESCROW AGREEMENT)

                                   SCHEDULE A

                    SHAREHOLDERS OF UGM MEDICAL SYSTEMS, INC.

David Mankoff

Joel Karp

Ursula Muehllehner

Tessa Muehllehner

Donya Geagan

Nancy Muehllehner

Michael Pustie

Richard Freifelder

Michael Geagan

York Haemisch

                                   SCHEDULE B

                            ADAC AUTHORIZED OFFICERS

        NAME AND TITLE                                    SIGNATURE
------------------------------------------------------------------------------
   Andrew Eckert, Chief Executive Officer         _________________________

   Neil Laird, Chief Financial Officer            _________________________

   Robert Miller, General Counsel                 _________________________

   Ian Farmer, Senior Vice President              _________________________

                                   SCHEDULE C

                 PROPORTIONATE INTERESTS OF FORMER SHAREHOLDERS
                               IN THE ESCROW FUND

               Former                              Amount Contributed                  Proportionate
             Shareholder                             to Escrow Fund                      Interest
-------------------------------------------------------------------------------------------------------
   David Mankoff                                       $320,203.80                        17.7891%

   Joel Karp                                           $236,543.40                        13.1413%

   Ursula Muehllehner                                  $311,511.60                        17.3062%

   Tessa Muehllehner                                   $227,021.40                        12.6123%

   Donya Geagan                                        $216,289.80                        12.0161%

   Michael Geagan                                      $236,543.40                        13.1413%

   Nancy Muehllehner                                   $216,138.60                        12.0077%

   Michael Pustie                                      $ 11,336.40                        00.6298%

   Richard Freifelder                                  $  7,558.20                        00.4199%

   York Haemisch                                       $ 16,853.40                        00.9363%


         Total                                   U.S.$1,800,000.00                       100.00%

                                   SCHEDULE D

                            ESCROW AGENT FEE SCHEDULE

                                    EXHIBIT C

CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH
          THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                     WITH RESPECT TO THE OMITTED PORTIONS.

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "AGREEMENT"), dated as of October 1, 1999, is made by and between Gerd Muehllehner, Ph.D. (the "EMPLOYEE") and ADAC Laboratories, a California corporation (the "COMPANY").

                                   BACKGROUND

         A. By virtue of that certain Agreement and Plan of Merger (the "AGREEMENT OF MERGER") among the Company, UGMMS Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("SUB"), UGM Medical Systems, Inc., a Pennsylvania corporation ("SELLER"), the shareholders of Seller and Employee, the Company is acquiring Seller.

         B. Employee and the Company desire to enter into an agreement to provide for Employee's employment with the Company and to protect the investment made by the Company and/or its affiliate in acquiring Seller.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

         1. EMPLOYMENT: DUTIES. During the term of the Employment Period (as defined in Section 2), and subject to the terms and conditions hereof, the Company shall employ Employee as Chief Technology Officer, PET, and the Employee shall perform such duties for the Company as are assigned or delegated to Employee, consistent with Employee's knowledge, experience and position with the Company. Employee accepts such employment and agrees to render the services described herein to the Company. Employee agrees to devote Employee's entire available business time, effort, skill and attention exclusively to promote the best interests of the Company during the first twelve months of the Employment Period. For the second and third twelve-month periods during the Employment Period, Employee shall devote 80% of his entire available business time, and for the fourth and fifth twelve-month periods of the Employment Period, he shall devote 50% of his entire available business time

         2. EMPLOYMENT PERIOD. The term of Employee's employment under this Agreement (the "EMPLOYMENT Period") shall commence on the closing date of the transactions contemplated in the Agreement of Merger and shall end on the fifth anniversary of such date, unless earlier terminated pursuant to
Section 6 hereof. To the extent Employee provides any services to the Company after the expiration of the Employment Period, such services shall be provided for an unspecified duration and shall be provided on an "at will" basis, which means that the employment relationship may be terminated at any time, with or without good cause or any cause, at the option of either the Company or the Employee, with or without notice, and the parties hereby acknowledge and agree that the terms of Sections 1 through 6 of this Agreement shall not be applicable thereto.

         3. BASE SALARY. As compensation for the services to be rendered by Employee during the first twelve months of the Employment Period, the Company shall pay Employee an annual base salary of $135,000, payable periodically consistent with the Company's normal payroll practices, less such deductions and amounts to be withheld therefrom as may be required under applicable law. Thereafter, the Company shall pay Employee a reasonable base salary commensurate with the time commitment being made by Employee to the Company

         4. BONUS AND OTHER BENEFITS AND TERMS OF EMPLOYMENT. During the Employment Period, the following benefits and other terms of employment shall also apply:

                  (a) BONUSES. Employee shall be entitled to discretionary bonuses on an annual basis in an amount equal to up to 40% of Employee's base salary in accordance with the Company's standard company-wide bonus plan for managers (referred to by the Company's management as the "MIT" or "Most Important Task" bonus program). Such bonuses shall be subject to normal withholding for all applicable federal and state taxes required to be withheld.

                  (b) EXPENSES. The Company shall reimburse Employee for customary and necessary expenses reasonably incurred by Employee in the course of performing those duties which he has been requested to perform by the Company, all in accordance with the Company's reimbursement policies then in effect.

                  (c) INSURANCE, OTHER BENEFITS. To the extent offered by the Company, Employee may participate in employee health, hospitalization, disability, group-term life and other benefit programs on the same basis as the Company's other employees who are at the same level of responsibility as Employee.

                  (d) VACATION AND HOLIDAYS. Employee shall be entitled to paid vacation commensurate with the vacation available to similarly situated employees of the Company. Vacation must be taken by Employee at such time or times as approved by Employee's immediate manager. Employee will also be entitled to the paid holidays set forth in the Company's policies. Vacation days and holidays during any fiscal year that are not used by Employee during such year may not be used in any subsequent fiscal year.

                  (e) STOCK OPTIONS. The Company agrees to grant Employee options to purchase 17,500 shares of the common stock of the Company pursuant to the Company's Long-Term Incentive Plan. Such options will be granted by the Compensation Committee of the Board of Directors of the Company at the next meeting of the Committee. The exercise price for such options shall be equal to the fair market value of such common stock on the date of grant.

                  (f) COMPANY CAR. Employee shall have the right to use for [personal] [company] purposes the company car utilized by Employee while working for UGM Laboratory, Inc., a Pennsylvania corporation ("UGM LABORATORY"), a 1998 Volvo V-70, and to purchase such car from the Company at its [book] [residual fair market] value at any time during the Employment Period.

         5.       CONTINGENT COMPENSATION.

                  (a) In addition to the amounts described in Sections 3 and 4 hereof, the Company shall pay to Employee the Contingent Payment Amount for each Payment Year; PROVIDED that a Contingent Payment Amount relating to an installment sale shall be paid as such amounts are actually Recorded (and not as such amounts are deemed recognized pursuant to the definition of "Net Unit Revenue" below) including, if applicable and subject to the limitations set forth in the definition of Contingent Payment Amount, after the Payment Period. In addition, for the avoidance of doubt, the parties hereby agree that no Contingent Payment Amount shall be paid with respect to Net Unit Revenue Recorded prior to the first day of the Company's first full fiscal year following the Closing. Notwithstanding the foregoing, in no event shall the total of all Contingent Payment Amounts payable under this Agreement exceed an aggregate of TWO MILLION DOLLARS (U.S. $2,000,000).

                  (b) The "CONTINGENT PAYMENT AMOUNT" for each Payment Year shall equal the sum of (x) the aggregate C-PET Payments with respect to Net Unit Revenue Recorded in each such Payment Year for C-PET Unit sales PLUS (y) the aggregate G-PET Payments with respect to Net Unit Revenue Recorded in each such Payment Year for G-PET Unit sales; PROVIDED, HOWEVER, that the Contingent Payment Amount for the fifth Payment Year shall include C-PET Payments and G-PET Payments, as applicable, Recorded within ninety (90) days after the end of the fifth Payment Year with respect to Units shipped to customers in the fourth quarter of the fifth Payment Year even if Net Unit Revenue for such Units is not fully or partially Recorded in the fifth Payment Year.

                  (c) The "C-PET PAYMENT" for each C-PET Unit and with respect to Net Unit Revenue for such Unit shall equal (x) the Net Unit Revenue for such Unit MULTIPLIED BY (y) the percentage of Net Unit Revenue listed in the table below that corresponds to the level to which the Unit belongs:

       LEVEL                          PERCENTAGE OF NET UNIT REVENUE
  Level One Units                                      0%
  Level Two Units                                     5.4%
  Level Three Units                                   8.1%
  Level Four Units                                     0%

In the event that market conditions change significantly and the Market Price for the C-PET falls below SIX HUNDRED FIFTY THOUSAND DOLLARS (U.S. $650,000.00), then each of the percentages set forth under Percentage of Net Unit Revenue for Level One Units, Level Two
Units, Level Three Units and Level Four Units shall be multiplied by 0.75.

                  (d) The "G-PET PAYMENT" for each G-PET Unit and with respect to Net Unit Revenue for such Unit shall equal (x) the Net Unit Revenue for such Unit MULTIPLIED BY (y) the percentage of Net Unit Revenue listed in the table below that corresponds to the level to which the Unit belongs:

      LEVEL                          PERCENTAGE OF NET UNIT REVENUE
 Level One Units                                     0%
 Level Two Units                                    5.0%
 Level Three Units                                  6.7%
 Level Four Units                                    0%

In the event that market conditions change significantly and the Market Price for the G-PET falls below NINE HUNDRED THOUSAND DOLLARS (U.S. $900,000.00), then each of the percentages set forth under Percentage of Net Unit Revenue for Level One Units, Level Two Units, Level Three Units and Level Four Units shall be multiplied by 0.75.

                  (e) The following table sets forth the "LEVEL ONE UNITS", "LEVEL TWO UNITS", "LEVEL THREE UNITS" and "LEVEL FOUR UNITS" for each Payment Year. The Units indicated under each Payment Year refer to the collective number of C-PET Units and G-PET Units Recorded for each such Payment Year. The Unit numbers refer to the order in which the Units were Recorded during a Payment Year (E.G., Unit 1 is the first Unit Recorded during a Payment Year, Unit 2 is the second Unit Recorded during a Payment Year, ETC.).

------------------------- ------------------- ------------------ ------------------- ------------------- -------------------
       UNIT LEVEL           PAYMENT YEAR 1     PAYMENT YEAR 2      PAYMENT YEAR 3      PAYMENT YEAR 4      PAYMENT YEAR 5
------------------------- ------------------- ------------------ ------------------- ------------------- -------------------
Level One Units             Units 1-18          Units 1-21         Units 1-25          Units 1-28          Units 1-35
Level Two Units             Units 19-20         Units 22-24        Units 26-30         Units 29-36         Units 36-45
Level Three Units           Units 21-22         Units 25-26        Units 31-32         Units 37-38         Units 46-47
Level Four Units            Unit 23 and         Unit 27 and        Unit 33 and         Unit 39 and         Unit 48 and
                            thereafter          thereafter         thereafter          thereafter          thereafter

                  (f) Notwithstanding anything to the contrary contained in this
Section 5, if (i) more than one Unit is Recorded in one day, and (ii) the Units Recorded on such day include Units from different unit levels (E.G., a Level Two Unit AND two Level Three Units, such as Unit numbers 20, 21 and 22 in Payment Year 1), then the applicable payment for each Unit Recorded on such day (the "MIXED PAYMENT AMOUNT") shall be determined by taking the average of the possible G-PET Payments or C-PET Payments, as applicable, that could be made for such Unit for each Unit level to which the Units Recorded on that day relate.

                  For example, assume in Payment Year 1 that Units 20, 21 and 22 are Recorded on the same day, and such Units consist of the following Units at the specified Net Unit Revenue amounts:

                                      Net Unit Revenue
                                  ------------------------
C-PET Unit 1                             $1,100,000
C-PET Unit 2                             $ 850,000
G-PET Unit                               $1,600,000

                  Applying the above formula, the Mixed Payment Amount for each Unit equals the average of the possible level two and level three C-PET Payments or G-PET Payments, as applicable, that could be made for such Unit, as follows:

                                              Unit Level Two             Unit Level Three           Mixed
                                                Scenario                    Scenario               Payment
                         Net Unit        ------------------------   --------------------------
                         Revenue             %         Amount             %         Amount          Amount
                      ----------------------------------------------------------------------------------------
C-PET Unit 1              $1,100,000        5.4%         $59,400        8.1%          $89,100         $74,250
C-PET Unit 2               $ 850,000        5.4%         $45,900        8.1%          $68,850         $57,375
G-PET Unit                $1,600,000        5.0%         $80,000        6.7%         $107,200         $93,600

                  (g)      As used in this Agreement

                           (i)   "C-PET" means a full-ring positron emission
tomography scanner using sodium iodide crystals initially designed by the Seller, including subsequent versions thereof.

                           (ii)  "C-PET UNIT" means one (1) C-PET.

                           (iii) "G-PET" means a full-ring positron emission
tomography scanner using a scintillator which is denser and has faster decay time than sodium iodide crystals initially designed by the Seller, including subsequent versions thereof.

                           (iv)  "G-PET UNIT" means one (1) G-PET.

                           (v)   "MARKET PRICE" means the average Net Unit
Revenue for a C-PET Unit or a G-PET Unit, as applicable, for worldwide sales in the relevant fiscal quarter.

                           (vi)  "NET UNIT REVENUE" means, with respect to a
Unit and without duplication, the Total Revenue Recorded upon the sale of such Unit (and the license of any incorporated technology); PROVIDED that all revenue Recorded with respect to an installment sale shall be deemed Recorded for the purposes of this definition at the time revenue is initially Recorded with respect to such installment sale. If the Company, the Seller or any affiliate thereof reverses any Net Unit Revenue with respect to which a Contingent Payment Amount was paid ("REVERSED NET UNIT REVENUES"), then the Company shall have the right to set-off the amount of the Reversed Net Unit Revenue against other Net Unit Revenues for purposes of determining unpaid or future Contingent Payment Amounts. The Company shall have no obligation to pay a Contingent Payment Amount with respect to the portion of

Net Unit Revenues set-off by Reversed Net Unit Revenues pursuant to the preceding sentence.

                  The "TOTAL REVENUE" with respect to a Unit is calculated by subtracting the Excluded Items from the Total Invoice Price, and by making such other adjustments as provided herein.

                  "TOTAL INVOICE PRICE" means, with respect to a Unit, the final purchase price which includes all deliverables to the customer; Total Invoice Price does not include any sales of use taxes, excise taxes, value added taxes and any other non-income taxes or duties paid or owed by the Company, the Seller or any affiliate thereof.

         "EXCLUDED ITEMS" means

         (1) Peripherals for a C-PET or G-PET not defined by the Company as "buy-outs", E.G., workstations, printers, cardiac gates, ETC. (typically items for which the Company or an affiliate of the Company has a part number), the exclusion for which shall equal the Company's standard cost of goods at a * gross margin;

         (2) Ancillary options, consumables and miscellaneous items with respect to a C-PET or G-PET defined by the Company as "buy-outs", E.G., desks, printers, personal computers, ETC. (typically items for which the Company or an affiliate of the Company does not have a part number), the exclusion for which shall equal the vendor's cost PLUS a * administration fee;

         (3) "Pass through" items, E.G., marketing fees paid to Group Purchasing Organizations, or GPOs, distributor/dealer charges (commissions), research and development agreements, building modifications, ETC., the exclusion for which shall equal the actual costs of the pass through which are included in the Total Invoice Price;

         (4) Any service revenue included in the Total Invoice Price or otherwise received by the Company, the Seller or any affiliate thereof in connection with such Unit; such service revenues shall be excluded at the discounted price as identified in the service contract item on the final quotation; where a warranty is provided in addition to the standard twelve (12) months, service revenue for such warranty shall be calculated at the twelve (12) month full service contract rate multiplied by fifty percent (50%), prorated for the additional months of warranty provided in the contract with the customer;

         (5) Other products sold by the Company, the Seller or any affiliate thereof or other third party suppliers (e.g., gamma cameras, networking, CT scanners and all options associated with such products), the exclusion for which shall equal a calculated average selling price for the unique configuration. The calculated average selling price shall equal (x) the standard cost of goods for the configuration for the Company DIVIDED BY (y)
(i) one MINUS (ii) the current quarter gross margin for the product, for the geographic region, or

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                           Standard cost of goods sold for the configuration for the Company
Calculated     -----------------------------------------------------------------------------------------
Average     =   (1 - current quarter gross margin for the product and geographic region)
Selling Price

         The following items shall not be subtracted from the Total Invoice Price whether or not expressly included in the Total Invoice Price: software and hardware optional items which are either essential to the operation of the C-PET or G-PET scanner or are built into the scanner such as DICOM software or dual controls, and warranty, installation, shipping, crating, insurance and site planning costs (E.G., architect costs and radiation calculation costs).

         For sales involving currencies other than the U.S. dollar, all prices shall be calculated using the exchange rate between the U.S. dollar and the applicable foreign currency or currencies on the date the applicable revenue is Recorded. If the Unit is sold through a distributor, the Total Invoice Price shall be (x) the transfer price charged by the Company to the distributor PLUS
(y) the commission paid to a Territory Manager for the equivalent equipment as set forth in the then current commission plan for the United States.

         The geographic regions are defined as (i) the United States of America,
(ii) Canada, (iii) South America and Central America, (iv) Europe and Africa,
(v) Asia and Australia (excluding Japan) and (vi) Japan. For example, the calculated average selling price for a Vertex camera in the United States of America, assuming (i) a standard cost of goods of U.S. $ * and (ii) a current quarter average gross margin in the United States of America of * %, would equal (U.S. $ * /(1 - * )) or U.S. $ * .

For example, if a U.S. $ * sale includes a U.S. $ * personal computer defined by the Company as a "buy-out", a U.S. $ * research agreement, a gamma camera of the Company and a C-PET scanner, the Net Unit Revenue might equal:

         Invoice price                                                                    U.S. $  *
              Less the personal computer (U.S. $  *   + (U.S. $  *  *  *))                        *
              Less the research agreement                                                         *
         Subtotal, net revenue before
                  gamma camera exclusion                                                  U.S. $  *
         Less gamma camera
              Standard cost of goods                                                              *
              Average gross margin                                                                *
              Gamma camera selling price                                                          *

         Total Revenue                                                                    U.S. $  *

                           (vii) "PAYMENT PERIOD" means the period from and
including the first day of the Company's first full fiscal year following the Closing to and including the last day of the fifth full fiscal year following the Closing.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                     (viii) "PAYMENT YEAR" means each fiscal year of the Company during the Payment Period. The fiscal year end for the Company is the Sunday closest to the end of September.

                       (ix)  "PRODUCTS" means the C-PET and the G-PET.

                        (x) "RECORDED" means recognized as revenue by the Company, the Seller or any affiliate thereof in accordance with the Company's then current revenue recognition policy and, with respect to a Unit, means revenue was recognized for such Unit by the Company, the Seller or any affiliate thereof in accordance with the Company's then current revenue recognition policy.

                       (xi)  "UNIT" means a C-PET Unit or a G-PET Unit.

                  (h) Within ninety (90) days after each Payment Year, the Company or PriceWaterhouseCoopers LLP or any successor accountant appointed by the Company (the "COMPANY'S ACCOUNTANT") shall determine the Contingent Payment Amount for such Payment Year and deliver notice of such amount to Employee (the "PAYMENT AMOUNT NOTICE") with supporting documentation. To the extent Employee has not had access to such information, whether pursuant to the exercise by the Shareholders (as defined in the Agreement of Merger) of their rights under
Section 1.8(i) of the Agreement of Merger or otherwise, Employee shall have the right not more than once every twelve (12) months to inspect, audit and make extracts from all of the records, files and books of account of the Company relating to sales and the recording of Products and Net Unit Revenue for purposes of verifying the amount of the consideration payable pursuant to this
Section 5, at a reasonable time during business hours, upon advance notice to the Company.

                  (i) Employee shall have forty-five (45) days from the receipt of the Payment Amount Notice to notify the Company if he disputes the amount of the Contingent Payment Amount. If the Company has not received notice of any such dispute within such 45-day period, the Contingent Payment Amount contained in the Payment Amount Notice shall be final. If, however, Employee has delivered notice of such a dispute to the Company within such 45-day period, then the Company and Employee shall mutually select in good faith an independent accounting firm that has not represented any of the parties hereto within the preceding two (2) years (except in connection with the exercise of rights under Section 1.8(j) of the Agreement of Merger) and is one of the five largest accounting firms in the United States (a "NEW ACCOUNTING FIRM") to review the amount of the disputed Contingent Payment Amount, Net Unit Revenue, the books of the Company and the Payment Amount Notice (and related information) for the related Payment Year to determine the amount, if any, that the Contingent Payment Amount is in error; PROVIDED, HOWEVER, that the Company and Employee agree to select the same independent accounting firm as selected pursuant to 1.8(j) of the Agreement of Merger, if applicable, absent a reasonable objection by the Company or Employee. The New Accounting Firm shall make its determination of the disputed Contingent Payment Amount (the "REVISED CONTINGENT PAYMENT AMOUNT") within thirty (30) days of its selection. The Revised Contingent Payment Amount shall be final and binding on the parties hereto, and the Company shall pay the Revised Contingent Payment Amount within (10) days of its final determination; PROVIDED that if the Company has already paid Employee with respect to the Contingent Payment Amount for the relevant Payment Year and the

Revised Contingent Payment Amount is greater than the Contingent Payment Amount as originally calculated, the Company shall pay an amount equal to (x) the Revised Contingent Payment Amount MINUS (y) the amount previously paid with respect to the Contingent Payment Amount; PROVIDED, FURTHER, that if the Company has already paid Employee with respect to the Contingent Payment Amount for the relevant Payment Year and the Revised Contingent Payment Amount is less than the Contingent Payment Amount as originally calculated, Employee shall pay to the Company an amount equal to (x) the amount paid by the Company with respect to the Contingent Payment Amount MINUS (y) the Revised Contingent Payment Amount. The costs of the New Accounting Firm shall be borne by the Company if the Revised Contingent Payment Amount exceeds the Contingent Payment Amount as set forth on the Payment Amount Notice by more than 5%, and by Employee in all other cases.

                  (j) The Contingent Payment Amount for each Payment Year, if any, shall be paid to Employee in cash within ten (10) days following the determination of the Contingent Payment Amount for each such Payment Year, which shall be made not later than the date that is ninety (90) days after the end of each such Payment Year unless Employee disputes the Contingent Payment Amount in accordance herewith (in which case, any payment shall be made within ten (10) days after the final determination of the Revised Contingent Payment Amount).

                  (k) The Company shall have the right, but not the obligation, to set off, in whole or in part, against the Contingent Payment Amounts payable to Employee under this Agreement, amounts finally determined to be owed to the Company by Employee pursuant to Article 8 of the Agreement of Merger.

         6. TERMINATION. Subject to the provisions of Section 6(f) below, the employment of Employee may be terminated as follows:

                  (a) DEATH. The Employment Period shall terminate upon the Employee's death.

                  (b) DISABILITY. Subject to any limitations imposed under applicable law, the Employment Period shall terminate upon Employee's disability. Employee shall be regarded as disabled for purposes of this Agreement if Employee has been unable, for physical or mental reasons, to perform the duties required hereunder, in a manner consistent with past practice, for a consecutive period of sixty (60) days or for ninety (90) days during any twelve-month period during the Employment Period. In the event that there should be any dispute between Employee and the Company as to whether Employee is disabled within the meaning of this Agreement, such matter shall be conclusively determined by the written report of a physician selected by the Company, who is reasonably satisfactory to Employee. Employee agrees to submit to examination by any such physician for the purpose of determining whether Employee is disabled, and the parties agree that any determination with respect to Employee's disability may be conclusively resolved in the sole judgment of the Board of Directors of the Company if Employee should fail to comply with any request by the Company to submit to such an examination.

                  (c) FOR CAUSE. The Company may terminate the Employment Period and discharge Employee for cause immediately upon giving notice to Employee of such termination. The term "for cause" as used herein shall be defined to include one or more of the following grounds: (i) Employer shall have sufficient evidence from which it may reasonably conclude that Employee has misappropriated money or other assets or property (tangible or intangible) of the Company or its affiliates; (ii) Employee's refusal or failure to perform any reasonable duty assigned to Employee, and such refusal or failure is not cured by the Employee within three (3) days of receipt of written notice thereof from the Company;
(iii) conviction of or a guilty plea by Employee of any crime (felony or misdemeanor) involving moral turpitude where the reputation or public image of the Company may be adversely affected by Employee's crime; (iv) a material breach of any of the provisions of this Agreement; (v) any use or being under the influence of any alcohol or drugs during work hours other than at a Company function where alcohol is served; or (vi) any unreasonably extended absenteeism on the part of Employee for reasons other than the Employee's inability, for physical or mental reasons, to perform the duties required hereunder; PROVIDED, HOWEVER, that Employee will have no right to cure any default under clause (ii) above if he has been notified twice earlier for other refusals or failures.

                  (d) AT THE ELECTION OF THE COMPANY FOR REASONS OTHER THAN FOR CAUSE. The Company may terminate the Employment Period and Employee's employment hereunder at any time during the term of this Agreement without cause by giving sixty (60) days' advance written notice to the Employee of an election to terminate.

                  (e) RESIGNATION; "GOOD REASON". Employee may terminate the Employment Period and Employee's employment hereunder at any time after the date of this Agreement, without "Good Reason" (as defined below), by giving forty-five (45) days' advance written notice to the Company of Employee's resignation. Employee may terminate the Employment Period and Employee's employment hereunder at any time for "Good Reason" if any of the following has occurred: (i) the Employee's participation in the Company's discretionary bonus, profit sharing or employment benefit plans is materially reduced or adversely affected or (ii) the Company breaches any of its material obligations under this Agreement. In the event of a breach by the Company of any of its obligations under Section 9, Employee's sole and exclusive remedy shall be to terminate the Employment Period for Good Reason under this paragraph (e), and receive the termination payments described in paragraph (f) below.

                  (f)      EFFECT OF TERMINATION OR RESIGNATION - TERMINATION
                           PAYMENTS.

                           (i)      GENERAL. Effective upon the termination
of the Employment Period and Employee'semployment under this Agreement, the Company will be obligated to pay Employee (or, in the event of Employee's death, Employee's designated beneficiary or estate as set forth below) only such compensation as is provided in this Section 6 in lieu of all other amounts and in settlement of and complete release of all claims Employee may have against the Company. In the event of the termination of the Employment Period for any reason, the Company shall be obligated to pay and shall promptly pay Employee (i) any and all amounts due Employee through the date of termination with respect to all accrued but unpaid salary, (ii) other accrued but unpaid bonuses through the date of termination, (iii) compensation for earned but unused vacation time through the date of termination and (iv) unpaid reimbursements for expenses described in Section 4(b) above incurred prior to the termination. If Employee is deceased, such accrued payments shall be made to such individual or entity as Employee may have designated in a writing submitted to the Company or, in the absence of such written designation, to Employee's estate. Early termination shall not affect any of Employee's obligations and duties under Sections 7 or 8 below regardless of whether such termination requires termination payments as provided below.

              (ii) DEATH, DISABILITY, TERMINATION FOR CAUSE OR RESIGNATION WITHOUT GOOD REASON. Except as set forth in Section 6(f)(i) above, in the event the Employment Period is terminated pursuant to the provisions of Section 6(a) (Death), Section 6(b) (Disability), Section 6(c) (For Cause) or without Good Reason under Section 6(e), Employee shall not be entitled to receive any termination benefits or payments; PROVIDED, HOWEVER, that nothing herein shall preclude Employee from receiving standard death or disability benefits under the Company's standard policy if provided to Employee.

             (iii) TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON. In the event the Company exercises its right to terminate the Employee without cause under Section 6(d) or the Employee exercises his right to resign with Good Reason under Section 6(e) during the first twelve months of the Employment Period, the Company agrees to pay the Employee a severance or termination payment equal to one hundred percent (100%) of the Employee's current base salary for the balance of such twelve-month period (collectively, the "SEVERANCE PAYMENTS"). Severance Payments shall be paid in equal monthly installments for the balance of the severance period and shall be subject to normal withholding for all applicable Federal and state taxes required to be withheld.

         7. COVENANTS OF THE EMPLOYEE.

            (a) NONDISCLOSURE OBLIGATION. Employee agrees to hold in confidence and not disclose to others, or use for Employee's own benefit, either during or after the Employment Period, any Confidential Information that Employee learns, obtains or creates during the Employment Period and any subsequent period during which Employee is employed by the Company or any of its affiliates, whether or not during working hours, except to the extent otherwise authorized by the Company. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means information designated or otherwise considered by the Company or any of its affiliates to be confidential or proprietary, non-public information not known by actual or potential competitors of Company or any of its affiliates and confidential information of the Company's or any affiliate's customers, suppliers, licensors and other third parties with whom any of them does business, including all confidential or proprietary information that any of them is required to keep confidential.

            (b) ASSIGNMENT OF INVENTIONS. Employee agrees and understands that the making of inventions is one of the incidents of Employee's employment. Employee agrees to assign to the Company, without further compensation, Employee's entire right, title and interest in and to all Inventions that are conceived or reduced to practice by Employee. For purposes of this Agreement,

"INVENTIONS" means all products, designs, specifications, trademarks, service marks, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements and ideas, whether or not patentable, and all copyrightable work prepared by Employee as an employee or contractor, alone or jointly with others, within the scope of Employee's employment by the Company or any of its affiliates or using any Confidential Information, which shall be work made for hire owned by the Company. Also included in the foregoing are all rights to obtain, register, perfect and enforce these rights. Employee agrees to disclose in confidence all Inventions made by Employee to the Company to permit a determination as to whether or not such Inventions are covered by this Agreement. No rights are hereby conveyed in Inventions, if any, made by Employee prior to the Employment Period, which are identified in Appendix 1 hereto. Employee agrees to perform, during and after the Employment Period, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions assigned hereby. Such acts may include execution of documents and assistance or cooperation in legal proceedings.

            (c) NON-SOLICITATION. Employee hereby agrees that during the period of Employee's employment with the Company or any of its affiliates and for a period of two years thereafter, and in all events for a period of not less than five (5) years from the Effective Time (as defined in the Agreement of Merger), without the prior written consent of the Company, Employee shall not, either as an individual or as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, shareholder or investor of a third party, solicit or attempt to solicit any person who at the time of such inducement is an employee of the Company or any of its affiliates to perform work or services for any other person.

            (d) RETURN OF PROPERTY, ETC. Upon termination of Employee's employment with the Company or any of its affiliates, or upon earlier request of the Company, Employee agrees to return or deliver to the Company all property belonging to the Company and its affiliates and all tangible forms of Confidential Information in Employee's possession or control, including but not limited to drawings, specifications, documents, records, devices, models or any other material and copies or reproductions thereof. Employee will provide to the Company, at its request, written certification that Employee has returned all property and Confidential Information to the Company and that Employee will continue to honor Employee's confidentiality obligations hereunder.

            (e) OTHER AGREEMENTS REGARDING CONFIDENTIALITY. Employee represents and warrants that Employee's performance of all of the terms of this Agreement will not breach any agreement to keep in confidence the proprietary information, knowledge or data of others acquired by Employee in confidence or in trust prior to the Employment Period, and Employee agrees not to disclose to the Company or any of its affiliates, or induce the Company or any of its affiliates to use, any confidential or proprietary information or material belonging to any previous employer or any other person (other than the Seller or UGM Laboratory), and represents that Employee does not have in Employee's possession or control any such information or material. Employee represents and warrants that Employee is not a party to any other agreement that would interfere with Employee's full compliance with this Agreement.

            (f) SURVIVAL. Except as otherwise expressly provided herein, this
Section 7 shall survive the expiration or termination of this Agreement and Employee's employment or engagement by the Company or any of its affiliates and shall inure to the benefit of the successors and assigns of the Company and shall be binding upon Employee's heirs, assigns, administrators and representatives.

            (g) CONFLICTS. Employee agrees not to enter into any written or oral agreement that conflicts with the provisions of this Section 7, and acknowledges that any breach by Employee of this section may constitute grounds for serious disciplinary action, up to and including termination of employment with the Company or any of its affiliates.

            (h) REMEDIES. Each party acknowledges that in the event of a breach of this Agreement, the damage to the nonbreaching party would be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Thus, in addition to any other right or remedy available to it, a party shall be entitled to injunctive relief for breach of any provisions of this Agreement.

            (i) REFORMATION OF AGREEMENT. In the event that any of the covenants contained in this Section 7 may be found by a court of competent jurisdiction to be invalid or unenforceable as against public policy or otherwise, the parties hereto expressly authorize such court to exercise its discretion in rendering any such covenant to the end that the Employee shall be subject to the greatest extent permissible to covenants that are reasonable under the circumstances, enforceable by the Company and consistent with the Company's legitimate interests, which are hereby acknowledged by the parties hereto, in protecting the Company's and its affiliates' goodwill associated with the experience, skills and loyalty of the Employee and in protecting the value of its investment, through the acquisition of the assets of Seller and otherwise, in the business and assets of the Seller or any of its affiliates.

         8. RESTRICTION ON COMPETITION.

            (a) Unless otherwise agreed to in writing by the Company, during the Employment Period and thereafter, if Employee continues to be employed by the Company and/or any other entity owned by or affiliated with the Company on an "at will" basis, for the duration of such period, and thereafter for a period of two (2) years, and in all events for a period of not less than five
(5) years from the Effective Time (as defined in the Agreement of Merger), Employee shall not, directly or indirectly, for Employee or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group or other entity (each, a "PERSON"):

                (i) engage, as an officer, director, shareholder, owner, partner, member or joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services relating to the field of nuclear medicine equipment and related software, including without limitation, products or services relating to positron emission tomography scanners;

                (ii) call upon any Person who is, at that time, an employee of the Company, UGM Laboratory or the Seller for the purpose or with the intent of enticing such employee away from or out of the employ of the Company, UGM Laboratory or the Seller; or

                (iii) call upon any Person who or that is, at that time, or has been, within one year prior to that time, a customer of the Company, UGM Laboratory or the Seller for the purpose of soliciting or selling products or services in direct competition with the Company, UGM Laboratory or the Seller.

            (b) The foregoing covenants shall not be deemed to prohibit Employee from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

            (c) For purposes of this Section 8, references to "the Company" shall mean ADAC Laboratories, together with its subsidiaries and affiliates.

            (d) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Employee agrees that the foregoing covenants may be enforced by the Company in the event of breach by Employee by injunctions and restraining orders.

            (e) The parties agree that the foregoing covenants in this
Section 8 impose a reasonable restraint on Employee in light of the activities and business of the Company on the date of the execution of this Agreement, assuming the completion of the transactions contemplated by the Agreement of Merger, and the current plans of the Company.

            (f) The covenants in this Section 8 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 8 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, such time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

            (g) All of the covenants in this Section 8 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants; PROVIDED that upon the failure of the Company to make any payments required under this Agreement, Employee may, upon thirty (30) days' prior written notice to the Company, and to the extent the Company continues to fail to make such required payments, waive Employee's right to receive any additional compensation pursuant to this Agreement and engage in any activity prohibited by the covenants of this Section 8. It is specifically agreed that the two
(2) year and five (5) year periods stated at the beginning of this Section 8, during which the agreements and covenants of Employee made in this Section 8 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Section 8.

            (h) Employee has carefully read and considered the provisions of this Section 8 and, having done so, agrees that the restrictive covenants in this Section 8 impose a fair and reasonable restraint on Employee and are reasonably required to protect the interests of the Company and its officers, directors, employees and stockholders. It is further agreed that the Company and Employee intend that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company throughout the term of these covenants.

            (i) The parties hereby agree that the covenants set forth in this
Section 8 are a material and substantial part of the transactions contemplated by this Agreement, supported by adequate consideration.

         9. COVENANTS OF THE COMPANY.

            (a) For a period of two (2) years after the effective date of this Agreement, without the consent of Employee, which shall not be unreasonably withheld, the Company agrees that, so long as the Company is receiving orders for dedicated positron emission tomography scanners at the rate of seventeen (17) systems per annum, eleven (11) of the engineers and physicists employed at the Company's Philadelphia, Pennsylvania location may work full-time on dedicated positron emission tomography scanner design and development with respect to the Company's existing products, products under development and next generation products such as a combined PET and other modality scanner. Such work includes typical engineering, manufacturing engineering and regulatory activities.

            (b) For a period of two (2) years after the effective date of this Agreement, the Company agrees that, in the event of a vacancy in the position of general manager of ADAC--UGM, Employee shall have the right to participate in the selection of a new general manager, and in the event Employee reasonably disagrees with the Company's recommendation, the Company and Employee shall use reasonable efforts to identify an alternate candidate.

            (c) For a period of two (2) years after the effective date of this Agreement, without the consent of Employee, which shall not be unreasonably withheld, the Company agrees not to terminate any of the original employees of Seller who become employees of the Company upon the closing under the Agreement of Merger, except for cause or in connection with a reduction in force.

            (d) For a period of three (3) years after the effective date of this Agreement or, if sooner, until such time as the Philadelphia, Pennsylvania location is producing systems at a rate of forty (40) systems per annum, without the consent of Employee, which shall not be unreasonably withheld, the Company agrees that the placement of purchase orders, engineering and manufacturing for the Philadelphia, Pennsylvania location shall continue to be conducted at the Philadelphia, Pennsylvania location, except that aspects of such functions can be centralized by the Company at another location if the Company demonstrates costs savings, quality or other advantages of doing so (such as manufacturing certain sub-assemblies (E.G., the patient table) in Milpitas, California or centralizing the purchase of certain significant cost items (E.G., crystals) in Milpitas, California).

         10. NONASSIGNABILITY/SUCCESSORS. This Agreement may not be assigned by either the Company or Employee, except that the Company may assign all or any of its rights under this Agreement to the Company's affiliates by means of assignment, merger or otherwise; but no such assignment shall impair the rights or obligations of the parties as provided herein. Notwithstanding anything to the contrary contained herein, this Agreement shall not be terminated by any of the following events, and the successor entity to the Company or recipient of its assets and Employee shall be bound by the terms of this Agreement: (1) any merger, consolidation or other combination in which the Company is not the surviving entity, (2) any sale of all or substantially all of the Company's assets or (3) any voluntary or involuntary liquidation of the Company.

         11. MISCELLANEOUS.

            (a) NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, sent by overnight courier service or facsimile transmission or dispatched by certified mail, postage pre-paid, return receipt requested, to the parties at the following addresses or to such other address for a party as such party may have designated to the other in a prior notice given in accordance herewith:

            If to the Company, to:

            ADAC Laboratories
            540 Alder Drive
            Milpitas, CA 95035
            Attn: General Counsel
            Facsimile: 408-321-9593

            If to Employee, to the address set forth below Employee's signature.

            (b) ENTIRE AGREEMENT. This Agreement and, with respect to Section 5(k), the Agreement of Merger set forth the entire agreement and understanding of the parties hereto concerning the subject matter hereof and supersedes any prior understandings and agreements relating to the terms hereof.

            (c) AMENDMENTS; WAIVERS. This Agreement may be amended, modified, superseded or canceled and the terms or covenants hereof may be waived, only by a written instrument specifically referring to this Agreement and executed by both of the parties hereto, or, in the case of a waiver, by the party entitled to the benefit of such provision. The failure of the Company at any time or from time to time to require performance of any of Employee's obligations under this Agreement shall in no manner affect the Company's right to enforce any provisions of this Agreement at a subsequent time, and the waiver by the Company of any rights arising out of any breach shall not be construed as a waiver of any right arising out of any subsequent breach.

            (d) SEVERABILITY. If any provision of this Agreement, or the application thereof to any person or circumstance, should, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

            (e) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed entirely within such State.

            (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (g) HEADINGS. The section headings contained in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

            (h) EFFECTIVENESS OF AGREEMENT. The Agreement shall become effective upon the consummation of the merger of Sub and Seller pursuant to the terms of the Agreement of Merger.

            (i) PREVAILING PARTY. In the event of any claim, suit or legal proceeding arising under or related to this Agreement, the prevailing party shall be entitled to recover from the other party all of its attorneys' fees and costs. The "PREVAILING PARTY" means the party who obtains substantially the relief sought by such party in such claim, suit or proceeding, whether by settlement, summary judgment, judgment or otherwise.

          (THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.)

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written above.

ADAC LABORATORIES                           EMPLOYEE

By:                                           By:
   -----------------------------------           ------------------------------

Name:                                         Address:
     ---------------------------------               --------------------------

Title:
      --------------------------------               --------------------------

                                   APPENDIX 1

                                       TO

                              EMPLOYMENT AGREEMENT

                               EMPLOYEE STATEMENT
                              -------------------

PRIOR INNOVATIONS. Except as set forth below, I acknowledge at this time that I have not made or reduced to practice (alone or jointly with others) any Inventions (if none, so state):

Conflicting Relationships:

                                    EXHIBIT D

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "AGREEMENT"), dated as of October ___, 1999, is made by and between Ursula Muehllehner (the "EMPLOYEE") and ADAC Laboratories, a California corporation (the "COMPANY").

                                   BACKGROUND

         A. By virtue of that certain Agreement and Plan of Merger (the "AGREEMENT OF MERGER") among the Company, UGMMS Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("SUB"), UGM Medical Systems, Inc., a Pennsylvania corporation ("SELLER"), the shareholders of Seller and Gerd Muehllehner, Ph.D., the Company is acquiring Seller.

         B. Employee is considered a key employee of Seller and, following the consummation of the transactions contemplated by the Agreement of Merger, desires to be an employee of the Company.

         C. Employee and the Company desire to enter into an agreement to provide for Employee's employment with the Company and to protect the investment made by the Company and/or its affiliate in acquiring Seller.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

         1. EMPLOYMENT: DUTIES. During the term of the Employment Period (as defined in Section 2), and subject to the terms and conditions hereof, the Company shall employ Employee as Finance Director, PET, and the Employee shall perform such duties for the Company as are assigned or delegated to Employee, consistent with Employee's knowledge, experience and position with the Company. Employee accepts such employment and agrees to render the services described herein and to devote Employee's entire available business time, effort, skill and attention exclusively to promote the best interests of the Company.

         2. EMPLOYMENT PERIOD. The term of Employee's employment under this Agreement (the "EMPLOYMENT PERIOD") shall commence on the closing date of the transactions contemplated in the Agreement of Merger and shall end on the first anniversary of such date, unless earlier terminated pursuant to Section 5 hereof. To the extent Employee provides any services to the Company after the expiration of the Employment Period, which the Company and Employee fully expect Employee will do, such services shall be provided for an unspecified duration and shall be provided on an "at will" basis, which means that the employment relationship may be terminated at any time, with or without good cause or any cause, at the option of either the Company or the Employee, with or without notice, and the parties hereby acknowledge and agree that the terms of Sections 1 through 5 of this Agreement shall not be applicable thereto.

         3. BASE SALARY. As compensation for the services to be rendered by Employee during the Employment Period, the Company shall pay Employee an annual base salary of $80,000, payable periodically consistent with the Company's normal payroll practices, less such deductions and amounts to be withheld therefrom as may be required under applicable law.

         4. BONUS AND OTHER BENEFITS AND TERMS OF EMPLOYMENT. During the Employment Period, the following benefits and other terms of employment shall also apply:

            (a) BONUSES. Employee shall be entitled to discretionary bonuses on an annual basis in an amount equal to up to 20% of Employee's base salary in accordance with the Company's standard company-wide bonus plan for managers (referred to by the Company's management as the "MIT" or "Most Important Task" bonus program). Such bonuses shall be subject to normal withholding for all applicable federal and state taxes required to be withheld.

            (b) EXPENSES. The Company shall reimburse Employee for customary and necessary expenses reasonably incurred by Employee in the course of performing those duties which he or she has been requested to perform by the Company, all in accordance with the Company's reimbursement policies then in effect.

            (c) INSURANCE, OTHER BENEFITS. To the extent offered by the Company, Employee may participate in employee health, hospitalization, disability, group-term life and other benefit programs on the same basis as the Company's other employees who are at the same level of responsibility as Employee.

            (d) VACATION AND HOLIDAYS. Employee shall be entitled to paid vacation commensurate with the vacation available to similarly situated employees of the Company. Vacation must be taken by Employee at such time or times as approved by Employee's immediate manager. Employee will also be entitled to the paid holidays set forth in the Company's policies. Vacation days and holidays during any fiscal year that are not used by Employee during such year may not be used in any subsequent fiscal year.

            (e) STOCK OPTIONS. The Company agrees to grant Employee options to purchase 7,500 shares of the common stock of the Company pursuant to the Company's Long-Term Incentive Plan. Such options will be granted by the Compensation Committee of the Board of Directors of the Company at the next meeting of the Committee. The exercise price for such options shall be equal to the fair market value of such common stock on the date of grant.

         5. TERMINATION. Subject to the provisions of Section 5(f) below, the employment of Employee may be terminated as follows:

            (a) DEATH. The Employment Period shall terminate upon the Employee's death.

            (b) DISABILITY. Subject to any limitations imposed under applicable law, the Employment Period shall terminate upon Employee's disability. Employee shall be regarded as disabled for purposes of this Agreement if Employee has been unable, for physical or mental reasons, to perform the duties required hereunder, in a manner consistent with past practice, for a consecutive period of sixty (60) days or for ninety (90) days during any twelve-month period during the Employment Period. In the event that there should be any dispute between Employee and the Company as to whether Employee is disabled within the meaning of this Agreement, such matter shall be conclusively determined by the written report of a physician selected by the Company, who is reasonably satisfactory to Employee. Employee agrees to submit to examination by any such physician for the purpose of determining whether Employee is disabled, and the parties agree that any determination with respect to Employee's disability may be conclusively resolved in the sole judgment of the Board of Directors of the Company if Employee should fail to comply with any request by the Company to submit to such an examination.

            (c) FOR CAUSE. The Company may terminate the Employment Period and discharge Employee for cause immediately upon giving notice to Employee of such termination. The term "for cause" as used herein shall be defined to include one or more of the following grounds: (i) Employer shall have sufficient evidence from which it may reasonably conclude that Employee has misappropriated money or other assets or property (tangible or intangible) of the Company or its affiliates; (ii) Employee's refusal or failure to perform any reasonable duty assigned to Employee, and such refusal or failure is not cured by the Employee within three (3) days of receipt of written notice thereof from the Company;
(iii) conviction of or a guilty plea by Employee of any crime (felony or misdemeanor) involving moral turpitude where the reputation or public image of the Company may be adversely affected by Employee's crime; (iv) a material breach of any of the provisions of this Agreement; (v) any use or being under the influence of any alcohol or drugs during work hours other than at a Company function where alcohol is served; or (vi) any unreasonably extended absenteeism on the part of Employee for reasons other than the Employee's inability, for physical or mental reasons, to perform the duties required hereunder; PROVIDED, HOWEVER, that Employee will have no right to cure any default under clause (ii) above if he or she has been notified twice earlier for other refusals or failures.

            (d) AT THE ELECTION OF THE COMPANY FOR REASONS OTHER THAN FOR
CAUSE. The Company may terminate the Employment Period and Employee's employment hereunder at any time during the term of this Agreement without cause by giving sixty (60) days' advance written notice to the Employee of an election to terminate.

            (e) RESIGNATION; "GOOD REASON". Employee may terminate the Employment Period and Employee's employment hereunder at any time after the date of this Agreement, without "Good Reason" (as defined below), by giving forty-five (45) days' advance written notice to the Company of Employee's resignation. Employee may terminate the Employment Period and Employee's employment hereunder at any time for "Good Reason" if any of the following has occurred: (i) the Company reduces Employee's base salary, (ii) the Employee's participation in the Company's discretionary bonus, profit sharing, or employment benefit plans is materially reduced or adversely affected or (iii) the Company breaches any of its material obligations under this Agreement.

            (f)   EFFECT OF TERMINATION OR RESIGNATION - TERMINATION PAYMENTS.

                  (i) GENERAL. Effective upon the termination of the Employment Period and Employee's employment under this Agreement, the Company will be obligated to pay Employee (or, in the event of Employee's death, Employee's designated beneficiary or estate as set forth below) only such compensation as is provided in this Section 5 in lieu of all other amounts and in settlement of and complete release of all claims Employee may have against the Company. In the event of the termination of the Employment Period for any reason, the Company shall be obligated to pay and shall promptly pay Employee (i) any and all amounts due Employee through the date of termination with respect to all accrued but unpaid salary, (ii) other accrued but unpaid bonuses through the date of termination, (iii) compensation for earned but unused vacation time through the date of termination and (iv) unpaid reimbursements for expenses described in Section 4(b) above incurred prior to the termination. If Employee is deceased, such accrued payments shall be made to such individual or entity as Employee may have designated in a writing submitted to the Company or, in the absence of such written designation, to Employee's estate. Early termination shall not affect any of Employee's obligations and duties under Sections 6 or 7 below regardless of whether such termination requires termination payments as provided below.

                  (ii) DEATH, DISABILITY, TERMINATION FOR CAUSE OR RESIGNATION WITHOUT GOOD REASON. Except as set forth in Section 5(f)(i) above, in the event the Employment Period is terminated pursuant to the provisions of Section 5(a) (Death), Section 5(b) (Disability) or Section 5(c) (For Cause) or without Good Reason under Section 5(e), Employee shall not be entitled to receive any termination benefits or payments; PROVIDED, HOWEVER, that nothing herein shall preclude Employee from receiving standard death or disability benefits under the Company's standard policy if provided to Employee.

                (iii) TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON. In the event the Company exercises its right to terminate the Employee without cause under Section 5(d) or the Employee exercises his or her right to resign with Good Reason under Section 5(e), the Company agrees to pay the Employee a severance or termination payment equal to one hundred percent (100%) of the Employee's current base salary for the balance of the Employment Period (collectively, the "SEVERANCE PAYMENTS"). Severance Payments shall be paid in equal monthly installments for the balance of the severance period and shall be subject to normal withholding for all applicable Federal and state taxes required to be withheld.

     6.  COVENANTS OF THE EMPLOYEE.

         (a) NONDISCLOSURE OBLIGATION. Employee agrees to hold in confidence and not disclose to others, or use for Employee's own benefit, either during or after the Employment Period, any Confidential Information that Employee learns, obtains or creates during the Employment Period and any subsequent period during which Employee is employed by the Company or any of its affiliates, whether or not during working hours, except to the extent otherwise authorized by the Company. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means information designated or otherwise considered by the Company or any of its affiliates to be confidential or proprietary, non-public information not known by actual or potential competitors of Company or any of its affiliates and confidential information of the Company's or any affiliate's customers, suppliers, licensors and other third parties with whom any of them does business, including all confidential or proprietary information that any of them is required to keep confidential.

         (b) ASSIGNMENT OF INVENTIONS. Employee agrees and understands that the making of inventions is one of the incidents of Employee's employment. Employee agrees to assign to the Company, without further compensation, Employee's entire right, title and interest in and to all Inventions that are conceived or reduced to practice by Employee. For purposes of this Agreement, "INVENTIONS" means all products, designs, specifications, trademarks, service marks, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements and ideas, whether or not patentable, and all copyrightable work prepared by Employee as an employee or contractor, alone or jointly with others, within the scope of Employee's employment by the Company or any of its affiliates or using any Confidential Information, which shall be work made for hire owned by the Company. Also included in the foregoing are all rights to obtain, register, perfect and enforce these rights. Employee agrees to disclose in confidence all Inventions made by Employee to the Company to permit a determination as to whether or not such Inventions are covered by this Agreement. No rights are hereby conveyed in Inventions, if any, made by Employee prior to the Employment Period, which are identified in Appendix 1 hereto. Employee agrees to perform, during and after the Employment Period, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions assigned hereby. Such acts may include execution of documents and assistance or cooperation in legal proceedings.

         (c) NON-SOLICITATION. Employee hereby agrees that during the period of Employee's employment with the Company or any of its affiliates and for a period of two years thereafter, and in all events for a period of not less than five (5) years from the Effective Time (as defined in the Agreement of Merger), without the prior written consent of the Company, Employee shall not, either as an individual or as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, shareholder or investor of a third party, solicit or attempt to solicit any person who at the time of such inducement is an employee of the Company or any of its affiliates to perform work or services for any other person.

         (d) RETURN OF PROPERTY, ETC. Upon termination of Employee's employment with the Company or any of its affiliates, or upon earlier request of the Company, Employee agrees to return or deliver to the Company all property belonging to the Company and its affiliates and all tangible forms of Confidential Information in Employee's possession or control, including but not limited to drawings, specifications, documents, records, devices, models or any other material and copies or reproductions thereof. Employee will provide to the Company, at its request, written certification that Employee has returned all property and Confidential Information to the Company and that Employee will continue to honor Employee's confidentiality obligations hereunder.

         (e) OTHER AGREEMENTS REGARDING CONFIDENTIALITY. Employee represents and warrants that Employee's performance of all of the terms of this Agreement will not breach any agreement to keep in confidence the proprietary information, knowledge or data of others acquired by Employee in confidence or in trust prior to the Employment Period, and Employee agrees not to disclose to the Company or any of its affiliates, or induce the Company or any of its affiliates to use, any confidential or proprietary information or material belonging to any previous employer or any other person (other than Seller or UGM Laboratory, Inc., a Pennsylvania corporation ("UGM Laboratory")), and represents that Employee does not have in Employee's possession or control any such information or material. Employee represents and warrants that Employee is not a party to any other agreement that would interfere with Employee's full compliance with this Agreement.

          (f) SURVIVAL. Except as otherwise expressly provided herein, this
Section 6 shall survive the expiration or termination of this Agreement and Employee's employment or engagement by the Company or any of its affiliates and shall inure to the benefit of the successors and assigns of the Company and shall be binding upon Employee's heirs, assigns, administrators and representatives.

          (g) CONFLICTS. Employee agrees not to enter into any written or oral agreement that conflicts with the provisions of this Section 6, and acknowledges that any breach by Employee of this section may constitute grounds for serious disciplinary action, up to and including termination of employment with the Company or any of its affiliates.

          (h) REMEDIES. Each party acknowledges that in the event of a breach of this Agreement, the damage to the nonbreaching party would be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Thus, in addition to any other right or remedy available to it, a party shall be entitled to injunctive relief for breach of any provisions of this Agreement.

          (i) REFORMATION OF AGREEMENT. In the event that any of the covenants contained in this Section 6 may be found by a court of competent jurisdiction to be invalid or unenforceable as against public policy or otherwise, the parties hereto expressly authorize such court to exercise its discretion in rendering any such covenant to the end that the Employee shall be subject to the greatest extent permissible to covenants that are reasonable under the circumstances, enforceable by the Company and consistent with the Company's legitimate interests, which are hereby acknowledged by the parties hereto, in protecting the Company's and its affiliates' goodwill associated with the experience, skills and loyalty of the Employee and in protecting the value of its investment, through the acquisition of the assets of Seller and otherwise, in the business and assets of the Seller or any of its affiliates.

         7.  RESTRICTION ON COMPETITION.

             (a) Unless otherwise agreed to in writing by the Company, during the Employment Period and thereafter, if Employee continues to be employed by the Company and/or any other entity owned by or affiliated with the Company on an "at will" basis, for the duration of such period, and thereafter for a period of two (2) years, and in all events for a period of not less than five (5) years from the Effective Time (as defined in the Agreement of Merger), Employee shall not, directly or indirectly, for Employee or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group or other entity (each, a "PERSON"):

               (i) engage, as an officer, director, shareholder, owner, partner, member or joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services relating to the field of nuclear medicine equipment and related software, including without limitation, products or services relating to positron emission tomography scanners;

               (ii) call upon any Person who is, at that time, an employee of the Company, the Seller or UGM Laboratory for the purpose or with the intent of enticing such employee away from or out of the employ of the Company, the Seller or UGM Laboratory; or

               (iii) call upon any Person who or that is, at that time, or has been, within one year prior to that time, a customer of the Company, the Seller or UGM Laboratory for the purpose of soliciting or selling products or services in direct competition with the Company, the Seller or UGM Laboratory.

          (b) The foregoing covenants shall not be deemed to prohibit Employee from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

          (c) For purposes of this Section 7, references to "THE
COMPANY" shall mean ADAC Laboratories, together with its subsidiaries and affiliates.

          (d) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Employee agrees that the foregoing covenants may be enforced by the Company in the event of breach by Employee by injunctions and restraining orders.

          (e) The parties agree that the foregoing covenants in this
Section 7 impose a reasonable restraint on Employee in light of the activities and business of the Company on the date of the execution of this Agreement, assuming the completion of the transactions contemplated by the Agreement of Merger, and the current plans of the Company.

          (f) The covenants in this Section 7 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 7 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, such time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

          (g) All of the covenants in this Section 7 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants; PROVIDED, that upon the failure of the Company to make any payments required under this Agreement, Employee may, upon thirty (30) days' prior written notice to the Company, and to the extent the Company continues to fail to make such required payments, waive Employee's right to receive any additional compensation pursuant to this Agreement and engage in any activity prohibited by the covenants of this Section
7. It is specifically agreed that the two (2) year and five (5) year periods stated at the beginning of this Section 7, during which the agreements and covenants of Employee made in this Section 7 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Section 7.

          (h) Employee has carefully read and considered the provisions of this Section 7 and, having done so, agrees that the restrictive covenants in this Section 7 impose a fair and reasonable restraint on Employee and are reasonably required to protect the interests of the Company and its officers, directors, employees and stockholders. It is further agreed that the Company and Employee intend that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company throughout the term of these covenants.

          (i) The parties hereby agree that the covenants set forth in this Section 7 are a material and substantial part of the transactions contemplated by this Agreement, supported by adequate consideration.

     8. NONASSIGNABILITY/SUCCESSORS. This Agreement may not be assigned by either the Company or Employee, except that the Company may assign all or any of its rights under this Agreement to the Company's affiliates by means of assignment, merger or otherwise; but no such assignment shall impair the rights or obligations of the parties as provided herein. Notwithstanding anything to the contrary contained herein, this Agreement shall not be terminated by any of the following events, and the successor entity to the Company or recipient of its assets and Employee shall be bound by the terms of this Agreement: (1) any merger, consolidation or other combination in which the Company is not the surviving entity, (2) any sale of all or substantially all of the Company's assets or (3) any voluntary or involuntary liquidation of the Company.

     9.  MISCELLANEOUS.

         (a) NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, sent by overnight courier service or facsimile transmission or dispatched by certified mail, postage pre-paid, return receipt requested, to the parties at the following addresses or to such other address for a party as such party may have designated to the other in a prior notice given in accordance herewith:

                  If to the Company, to:

                  ADAC Laboratories
                  540 Alder Drive
                  Milpitas, CA 95035
                  Attn: General Counsel
                  Facsimile: 408-321-9593

                  If to Employee, to the address set forth below Employee's signature.

          (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties hereto concerning the subject matter hereof and supersedes any prior understandings and agreements relating to the terms of the Employee's employment by the Company.

          (c) AMENDMENTS; WAIVERS. This Agreement may be amended, modified, superseded, or canceled and the terms or covenants hereof may be waived, only by a written instrument specifically referring to this Agreement and executed by both of the parties hereto, or, in the case of a waiver, by the party entitled to the benefit of such provision. The failure of the Company at any time or from time to time to require performance of any of Employee's obligations under this Agreement shall in no manner affect the Company's right to enforce any provisions of this Agreement at a subsequent time, and the waiver by the Company of any rights arising out of any breach shall not be construed as a waiver of any right arising out of any subsequent breach.

          (d) SEVERABILITY. If any provision of this Agreement, or the application thereof to any person or circumstance, should, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

          (e) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed entirely within such State.

          (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) HEADINGS. The section headings contained in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          (h) EFFECTIVENESS OF AGREEMENT. The Agreement shall become effective upon the consummation of the merger of Sub and Seller pursuant to the terms of the Agreement of Merger.

          (i) PREVAILING PARTY. In the event of any claim, suit or legal proceeding arising under or related to this Agreement, the prevailing party shall be entitled to recover from the other party all of its attorneys' fees and costs. The "PREVAILING PARTY" means the party who obtains substantially the relief sought by such party in such claim, suit or proceeding, whether by settlement, summary judgment, judgment or otherwise.

            (THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.)

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written above.

ADAC LABORATORIES                           EMPLOYEE

By:                                         By:
   --------------------------------             ------------------------------
Name:                                       Address:
      ----------------------------                   -------------------------
Title:
         -------------------------                    ------------------------

                                   APPENDIX 1

                                       TO

                              EMPLOYMENT AGREEMENT

                               EMPLOYEE STATEMENT

PRIOR INNOVATIONS. Except as set forth below, I acknowledge at this time that I have not made or reduced to practice (alone or jointly with others) any Inventions (if none, so state):

Conflicting Relationships:

                                    EXHIBIT E

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "AGREEMENT"), dated as of October ___, 1999, is made by and between Michael Geagan (the "EMPLOYEE") and ADAC Laboratories, a California corporation (the "COMPANY").

                                   BACKGROUND

         A. By virtue of that certain Agreement and Plan of Merger (the "AGREEMENT OF MERGER") among the Company, UGMMS Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("SUB"), UGM Medical Systems, Inc., a Pennsylvania corporation ("SELLER"), the shareholders of Seller and Gerd Muehllehner, Ph.D., the Company is acquiring Seller.

         B. Employee is considered a key employee of Seller and, following the consummation of the transactions contemplated by the Agreement of Merger, desires to be an employee of the Company.

         C. Employee and the Company desire to enter into an agreement to provide for Employee's employment with the Company and to protect the investment made by the Company and/or its affiliate in acquiring Seller.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

         1. EMPLOYMENT: DUTIES. During the term of the Employment Period (as defined in Section 2), and subject to the terms and conditions hereof, the Company shall employ Employee as Director of Engineering, and the Employee shall perform such duties for the Company as are assigned or delegated to Employee, consistent with Employee's knowledge, experience and position with the Company. Employee accepts such employment and agrees to render the services described herein and to devote Employee's entire available business time, effort, skill and attention exclusively to promote the best interests of the Company.

         2. EMPLOYMENT PERIOD. The term of Employee's employment under this Agreement (the "EMPLOYMENT PERIOD") shall commence on the closing date of the transactions contemplated in the Agreement of Merger and shall end on the first anniversary of such date, unless earlier terminated pursuant to Section 5 hereof. To the extent Employee provides any services to the Company after the expiration of the Employment Period, which the Company and Employee fully expect Employee will do, such services shall be provided for an unspecified duration and shall be provided on an "at will" basis, which means that the employment relationship may be terminated at any time, with or without good cause or any cause, at the option of either the Company or the Employee, with or without notice, and the parties hereby acknowledge and agree that the terms of Sections 1 through 5 of this Agreement shall not be applicable thereto.

         3. BASE SALARY. As compensation for the services to be rendered by Employee during the Employment Period, the Company shall pay Employee an annual base salary of $90,000, payable periodically consistent with the Company's normal payroll practices, less such deductions and amounts to be withheld therefrom as may be required under applicable law.

         4. BONUS AND OTHER BENEFITS AND TERMS OF EMPLOYMENT. During the Employment Period, the following benefits and other terms of employment shall also apply:

                  (a) BONUSES. Employee shall be entitled to discretionary bonuses on an annual basis in an amount equal to up to 20% of Employee's base salary in accordance with the Company's standard company-wide bonus plan for managers (referred to by the Company's management as the "MIT" or "Most Important Task" bonus program). Such bonuses shall be subject to normal withholding for all applicable federal and state taxes required to be withheld.

                  (b) EXPENSES. The Company shall reimburse Employee for customary and necessary expenses reasonably incurred by Employee in the course of performing those duties which he or she has been requested to perform by the Company, all in accordance with the Company's reimbursement policies then in effect.

                  (c) INSURANCE, OTHER BENEFITS. To the extent offered by the Company, Employee may participate in employee health, hospitalization, disability, group-term life and other benefit programs on the same basis as the Company's other employees who are at the same level of responsibility as Employee.

                  (d) VACATION AND HOLIDAYS. Employee shall be entitled to paid vacation commensurate with the vacation available to similarly situated employees of the Company. Vacation must be taken by Employee at such time or times as approved by Employee's immediate manager. Employee will also be entitled to the paid holidays set forth in the Company's policies. Vacation days and holidays during any fiscal year that are not used by Employee during such year may not be used in any subsequent fiscal year.

                  (e) STOCK OPTIONS. The Company agrees to grant Employee options to purchase 8,000 shares of the common stock of the Company pursuant to the Company's Long-Term Incentive Plan. Such options will be granted by the Compensation Committee of the Board of Directors of the Company at the next meeting of the Committee. The exercise price for such options shall be equal to the fair market value of such common stock on the date of grant.

         5. TERMINATION. Subject to the provisions of Section 5(f) below, the employment of Employee may be terminated as follows:

                  (a) DEATH. The Employment Period shall terminate upon the Employee's death.

                  (b) DISABILITY. Subject to any limitations imposed under applicable law, the Employment Period shall terminate upon Employee's disability. Employee shall be regarded as disabled for purposes of this Agreement if Employee has been unable, for physical or mental reasons, to perform the duties required hereunder, in a manner consistent with past practice, for a consecutive period of sixty (60) days or for ninety (90) days during any twelve-month period during the Employment Period. In the event that there should be any dispute between Employee and the Company as to whether Employee is disabled within the meaning of this Agreement, such matter shall be conclusively determined by the written report of a physician selected by the Company, who is reasonably satisfactory to Employee. Employee agrees to submit to examination by any such physician for the purpose of determining whether Employee is disabled, and the parties agree that any determination with respect to Employee's disability may be conclusively resolved in the sole judgment of the Board of Directors of the Company if Employee should fail to comply with any request by the Company to submit to such an examination.

                  (c) FOR CAUSE. The Company may terminate the Employment Period and discharge Employee for cause immediately upon giving notice to Employee of such termination. The term "for cause" as used herein shall be defined to include one or more of the following grounds: (i) Employer shall have sufficient evidence from which it may reasonably conclude that Employee has misappropriated money or other assets or property (tangible or intangible) of the Company or its affiliates; (ii) Employee's refusal or failure to perform any reasonable duty assigned to Employee, and such refusal or failure is not cured by the Employee within three (3) days of receipt of written notice thereof from the Company; (iii) conviction of or a guilty plea by Employee of any crime (felony or misdemeanor) involving moral turpitude where the reputation or public image of the Company may be adversely affected by Employee's crime; (iv) a material breach of any of the provisions of this Agreement; (v) any use or being under the influence of any alcohol or drugs during work hours other than at a Company function where alcohol is served; or (vi) any unreasonably extended absenteeism on the part of Employee for reasons other than the Employee's inability, for physical or mental reasons, to perform the duties required hereunder; PROVIDED, HOWEVER, that Employee will have no right to cure any default under clause (ii) above if he or she has been notified twice earlier for other refusals or failures.

                  (d) AT THE ELECTION OF THE COMPANY FOR REASONS OTHER THAN FOR CAUSE. The Company may terminate the Employment Period and Employee's employment hereunder at any time during the term of this Agreement without cause by giving sixty (60) days' advance written notice to the Employee of an election to terminate.

                  (e) RESIGNATION; "GOOD REASON". Employee may terminate the Employment Period and Employee's employment hereunder at any time after the date of this Agreement, without "Good Reason" (as defined below), by giving forty-five (45) days' advance written notice to the Company of Employee's resignation. Employee may terminate the Employment Period and Employee's employment hereunder at any time for "Good Reason" if any of the following has occurred: (i) the Company reduces

Employee's base salary, (ii) the Employee's participation in the Company's discretionary bonus, profit sharing, or employment benefit plans is materially reduced or adversely affected or (iii) the Company breaches any of its material obligations under this Agreement.

                  (f) EFFECT OF TERMINATION OR RESIGNATION - TERMINATION
                      PAYMENTS.

                           (i)  GENERAL. Effective upon the termination
of the Employment Period and Employee's employment under this Agreement, the Company will be obligated to pay Employee (or, in the event of Employee's death, Employee's designated beneficiary or estate as set forth below) only such compensation as is provided in this Section 5 in lieu of all other amounts and in settlement of and complete release of all claims Employee may have against the Company. In the event of the termination of the Employment Period for any reason, the Company shall be obligated to pay and shall promptly pay Employee (i) any and all amounts due Employee through the date of termination with respect to all accrued but unpaid salary, (ii) other accrued but unpaid bonuses through the date of termination, (iii) compensation for earned but unused vacation time through the date of termination and (iv) unpaid reimbursements for expenses described in Section 4(b) above incurred prior to the termination. If Employee is deceased, such accrued payments shall be made to such individual or entity as Employee may have designated in a writing submitted to the Company or, in the absence of such written designation, to Employee's estate. Early termination shall not affect any of Employee's obligations and duties under Sections 6 or 7 below regardless of whether such termination requires termination payments as provided below.

                           (ii) DEATH, DISABILITY, TERMINATION FOR CAUSE
OR RESIGNATION WITHOUT GOOD REASON. Except as set forth in Section 5(f)(i) above, in the event the Employment Period is terminated pursuant to the provisions of Section 5(a) (Death), Section 5(b) (Disability) or Section 5(c) (For Cause) or without Good Reason under Section 5(e), Employee shall not be entitled to receive any termination benefits or payments; PROVIDED, HOWEVER, that nothing herein shall preclude Employee from receiving standard death or disability benefits under the Company's standard policy if provided to Employee.

                           (iii) TERMINATION WITHOUT CAUSE OR RESIGNATION
FOR GOOD REASON. In the event the Company exercises its right to terminate the Employee without cause under Section 5(d) or the Employee exercises his or her right to resign with Good Reason under Section 5(e), the Company agrees to pay the Employee a severance or termination payment equal to one hundred percent (100%) of the Employee's current base salary for the balance of the Employment Period (collectively, the "SEVERANCE PAYMENTS"). Severance Payments shall be paid in equal monthly installments for the balance of the severance period and shall be subject to normal withholding for all applicable Federal and state taxes required to be withheld.

         6. COVENANTS OF THE EMPLOYEE.

                  (a) NONDISCLOSURE OBLIGATION. Employee agrees to hold in confidence and not disclose to others, or use for Employee's own benefit, either during or after the Employment Period, any

Confidential Information that Employee learns, obtains or creates during the Employment Period and any subsequent period during which Employee is employed by the Company or any of its affiliates, whether or not during working hours, except to the extent otherwise authorized by the Company. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means information designated or otherwise considered by the Company or any of its affiliates to be confidential or proprietary, non-public information not known by actual or potential competitors of Company or any of its affiliates and confidential information of the Company's or any affiliate's customers, suppliers, licensors and other third parties with whom any of them does business, including all confidential or proprietary information that any of them is required to keep confidential.

                  (b) ASSIGNMENT OF INVENTIONS. Employee agrees and understands that the making of inventions is one of the incidents of Employee's employment. Employee agrees to assign to the Company, without further compensation, Employee's entire right, title and interest in and to all Inventions that are conceived or reduced to practice by Employee. For purposes of this Agreement, "INVENTIONS" means all products, designs, specifications, trademarks, service marks, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements and ideas, whether or not patentable, and all copyrightable work prepared by Employee as an employee or contractor, alone or jointly with others, within the scope of Employee's employment by the Company or any of its affiliates or using any Confidential Information, which shall be work made for hire owned by the Company. Also included in the foregoing are all rights to obtain, register, perfect and enforce these rights. Employee agrees to disclose in confidence all Inventions made by Employee to the Company to permit a determination as to whether or not such Inventions are covered by this Agreement. No rights are hereby conveyed in Inventions, if any, made by Employee prior to the Employment Period, which are identified in Appendix 1 hereto. Employee agrees to perform, during and after the Employment Period, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions assigned hereby. Such acts may include execution of documents and assistance or cooperation in legal proceedings.

                  (c) NON-SOLICITATION. Employee hereby agrees that during the period of Employee's employment with the Company or any of its affiliates and for a period of two years thereafter, and in all events for a period of not less than five (5) years from the Effective Time (as defined in the Agreement of Merger), without the prior written consent of the Company, Employee shall not, either as an individual or as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, shareholder or investor of a third party, solicit or attempt to solicit any person who at the time of such inducement is an employee of the Company or any of its affiliates to perform work or services for any other person.

                  (d) RETURN OF PROPERTY, ETC. Upon termination of Employee's employment with the Company or any of its affiliates, or upon earlier request of the Company, Employee agrees to return or deliver to the Company all property belonging to the Company and its affiliates and all tangible forms of Confidential Information in Employee's possession or control, including but not limited to drawings, specifications, documents, records, devices, models or any other material and copies or reproductions thereof. Employee will provide to the Company, at its request, written certification that Employee has returned all property and Confidential Information to the Company and that Employee will continue to honor Employee's confidentiality obligations hereunder.

                  (e) OTHER AGREEMENTS REGARDING CONFIDENTIALITY. Employee represents and warrants that Employee's performance of all of the terms of this Agreement will not breach any agreement to keep in confidence the proprietary information, knowledge or data of others acquired by Employee in confidence or in trust prior to the Employment Period, and Employee agrees not to disclose to the Company or any of its affiliates, or induce the Company or any of its affiliates to use, any confidential or proprietary information or material belonging to any previous employer or any other person (other than Seller or UGM Laboratory, Inc., a Pennsylvania corporation ("UGM Laboratory")), and represents that Employee does not have in Employee's possession or control any such information or material. Employee represents and warrants that Employee is not a party to any other agreement that would interfere with Employee's full compliance with this Agreement.

                  (f) SURVIVAL. Except as otherwise expressly provided herein, this Section 6 shall survive the expiration or termination of this Agreement and Employee's employment or engagement by the Company or any of its affiliates and shall inure to the benefit of the successors and assigns of the Company and shall be binding upon Employee's heirs, assigns, administrators and representatives.

                  (g) CONFLICTS. Employee agrees not to enter into any written or oral agreement that conflicts with the provisions of this Section 6, and acknowledges that any breach by Employee of this section may constitute grounds for serious disciplinary action, up to and including termination of employment with the Company or any of its affiliates.

                  (h) REMEDIES. Each party acknowledges that in the event of a breach of this Agreement, the damage to the nonbreaching party would be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Thus, in addition to any other right or remedy available to it, a party shall be entitled to injunctive relief for breach of any provisions of this Agreement.

                  (i) REFORMATION OF AGREEMENT. In the event that any of the covenants contained in this Section 6 may be found by a court of competent jurisdiction to be invalid or unenforceable as against public policy or otherwise, the parties hereto expressly authorize such court to exercise its discretion in rendering any such covenant to the end that the Employee shall be subject to the greatest extent permissible to covenants that are reasonable under the circumstances, enforceable by the Company and consistent with the Company's legitimate interests, which are hereby acknowledged by the parties hereto, in protecting the Company's and its affiliates' goodwill associated with the experience, skills and loyalty of the Employee and in protecting the value of its investment, through the acquisition of the assets of Seller and otherwise, in the business and assets of the Seller or any of its affiliates.

         7. RESTRICTION ON COMPETITION.

                  (a) Unless otherwise agreed to in writing by the Company, during the Employment Period and thereafter, if Employee continues to be employed by the Company and/or any other entity owned by or affiliated with the Company on an "at will" basis, for the duration of such period, and thereafter for a period of two (2) years, and in all events for a period of not less than five (5) years from the Effective Time (as defined in the Agreement of Merger), Employee shall not, directly or indirectly, for Employee or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group or other entity (each, a "PERSON"):

                           (i) engage, as an officer, director,
shareholder, owner, partner, member or joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services relating to the field of nuclear medicine equipment and related software, including without limitation, products or services relating to positron emission tomography scanners;

                           (ii) call upon any Person who is, at that time, an
employee of the Company, the Seller or UGM Laboratory for the purpose or with the intent of enticing such employee away from or out of the employ of the Company, the Seller or UGM Laboratory; or

                           (iii) call upon any Person who or that is, at that
time, or has been, within one year prior to that time, a customer of the Company, the Seller or UGM Laboratory for the purpose of soliciting or selling products or services in direct competition with the Company, the Seller or UGM Laboratory.

                  (b) The foregoing covenants shall not be deemed to prohibit Employee from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

                  (c) For purposes of this Section 7, references to "THE COMPANY" shall mean ADAC Laboratories, together with its subsidiaries and affiliates.

                  (d) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Employee agrees that the foregoing covenants may be enforced by the Company in the event of breach by Employee by injunctions and restraining orders.

                  (e) The parties agree that the foregoing covenants in this
Section 7 impose a reasonable restraint on Employee in light of the activities and business of the Company on the date of the execution of this Agreement, assuming the completion of the transactions contemplated by the Agreement of Merger, and the current plans of the Company.

                  (f) The covenants in this Section 7 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 7 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, such time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

                  (g) All of the covenants in this Section 7 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants; PROVIDED, that upon the failure of the Company to make any payments required under this Agreement, Employee may, upon thirty (30) days' prior written notice to the Company, and to the extent the Company continues to fail to make such required payments, waive Employee's right to receive any additional compensation pursuant to this Agreement and engage in any activity prohibited by the covenants of this Section 7. It is specifically agreed that the two
(2) year and five (5) year periods stated at the beginning of this Section 7, during which the agreements and covenants of Employee made in this Section 7 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Section 7.

                  (h) Employee has carefully read and considered the provisions of this Section 7 and, having done so, agrees that the restrictive covenants in this Section 7 impose a fair and reasonable restraint on Employee and are reasonably required to protect the interests of the Company and its officers, directors, employees and stockholders. It is further agreed that the Company and Employee intend that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company throughout the term of these covenants.

                  (i) The parties hereby agree that the covenants set forth in this Section 7 are a material and substantial part of the transactions contemplated by this Agreement, supported by adequate consideration.

         8. NONASSIGNABILITY/SUCCESSORS. This Agreement may not be assigned by either the Company or Employee, except that the Company may assign all or any of its rights under this Agreement to the Company's affiliates by means of assignment, merger or otherwise; but no such assignment shall impair the rights or obligations of the parties as provided herein. Notwithstanding anything to the contrary contained herein, this Agreement shall not be terminated by any of the following events, and the successor entity to the Company or recipient of its assets and Employee shall be bound by the terms of this Agreement: (1) any merger, consolidation or other combination in which the Company is not the surviving entity, (2) any sale of all or substantially all of the Company's assets or (3) any voluntary or involuntary liquidation of the Company.

         9. MISCELLANEOUS.

                  (a) NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, sent by overnight courier service or facsimile transmission or dispatched by certified mail, postage pre-paid, return receipt requested, to the parties at the following addresses or to such other address for a party as such party may have designated to the other in a prior notice given in accordance herewith:

                  If to the Company, to:

                  ADAC Laboratories
                  540 Alder Drive
                  Milpitas, CA 95035
                  Attn: General Counsel
                  Facsimile: 408-321-9593

                  If to Employee, to the address set forth below Employee's signature.

                  (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties hereto concerning the subject matter hereof and supersedes any prior understandings and agreements relating to the terms of the Employee's employment by the Company.

                  (c) AMENDMENTS; WAIVERS. This Agreement may be amended, modified, superseded, or canceled and the terms or covenants hereof may be waived, only by a written instrument specifically referring to this Agreement and executed by both of the parties hereto, or, in the case of a waiver, by the party entitled to the benefit of such provision. The failure of the Company at any time or from time to time to require performance of any of Employee's obligations under this Agreement shall in no manner affect the Company's right to enforce any provisions of this Agreement at a subsequent time, and the waiver by the Company of any rights arising out of any breach shall not be construed as a waiver of any right arising out of any subsequent breach.

                  (d) SEVERABILITY. If any provision of this Agreement, or the application thereof to any person or circumstance, should, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

                  (e) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed entirely within such State.

                  (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (g) HEADINGS. The section headings contained in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  (h) EFFECTIVENESS OF AGREEMENT. The Agreement shall become effective upon the consummation of the merger of Sub and Seller pursuant to the terms of the Agreement of Merger.

                  (i) PREVAILING PARTY. In the event of any claim, suit or legal proceeding arising under or related to this Agreement, the prevailing party shall be entitled to recover from the other party all of its attorneys' fees and costs. The "PREVAILING PARTY" means the party who obtains substantially the relief sought by such party in such claim, suit or proceeding, whether by settlement, summary judgment, judgment or otherwise.

            (THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.)

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written above.

ADAC LABORATORIES                           EMPLOYEE

By:                                         By:
   ----------------------------------          --------------------------------
Name:                                       Address:
   ----------------------------------          --------------------------------
Title:
      -------------------------------          --------------------------------

                                   APPENDIX 1
                                       TO
                              EMPLOYMENT AGREEMENT

                               EMPLOYEE STATEMENT

PRIOR INNOVATIONS. Except as set forth below, I acknowledge at this time that I have not made or reduced to practice (alone or jointly with others) any Inventions (if none, so state):




Conflicting Relationships:

                                    EXHIBIT F

                                    [LOGO]

                        INDEPENDENT CONTRACTOR AGREEMENT

This INDEPENDENT CONTRACTOR AGREEMENT ("Agreement") is made as of _____________, 1999 between ADAC Laboratories, a California corporation with offices at 540 Alder Drive, Milpitas, CA 95035 ("ADAC") and Joel Karp, with an address of ________________________________ "Contractor").

RECITALS

         A. ADAC requires the services of qualified individuals who possess specialized skills and expertise to work on limited-term consulting projects or other assignments from time to time.

         B. Contractor is in the business of rendering specialized services to clients such as ADAC on such consulting projects or other assignments.

         C. ADAC desires to retain Contractor, and Contractor desires to be so retained, to render services to ADAC on the terms and conditions specified in this Agreement.

         NOW, THEREFORE, the parties agree as follows:

1. SERVICES. Subject to this Agreement, ADAC hereby retains Contractor to perform the projects or other assignments during the time frame(s) and as specified in EXHIBIT A.

2. TERM. This Agreement shall commence on the effective date of ADAC's acquisition of UGM Medical Systems, Inc. and be effective for the period specified in EXHIBIT A (the "Term"), unless sooner terminated due to (a) completion of the services described in EXHIBIT A, or (b) pursuant to Section
10. In no event shall the Term exceed twelve (12) months.

3. TERMS OF ENGAGEMENT

(a) Contractor will determine the method, details and means of performing the services specified in EXHIBIT A, and ADAC shall not direct, control or supervise Contractor in this regard.

(b) Contractor shall perform the services set forth in EXHIBIT A at any place or location and at such times as Contractor shall determine; provided, however, that if the parties agree that the services to be provided by Contractor necessitate that such services be performed on ADAC's premises, ADAC shall furnish sufficient space for use by Contractor for such purpose. Contractor will be responsible for supplying all tools and instrumentalities required to perform the work specified in EXHIBIT A.

(c) During the Term, Contractor shall not render services in any capacity to any company, division or business unit whose services or products are competitive with any ADAC product or service. To the extent this Section 3(c) conflicts with the terms of the Nondisclosure Agreement (as defined in Section 6 below), the terms of this Section shall govern. Nothing in this agreement shall preclude Contractor from fulfilling his employment obligations to the University of Pennsylvania, provided that Contractor avoids to the maximum extent possible within his employment at the University of Pennsylvania any activity which directly benefits a company, division or business unit whose services or products are competitive with any ADAC product or service.

4. FEES. In consideration for services rendered pursuant to this Agreement, ADAC shall pay Contractor the fees set forth in EXHIBIT A. Unless otherwise agreed, Contractor will submit monthly invoices to ADAC in respect of services rendered, and ADAC shall pay each such invoice within forty-five
(45) days of receipt.

5. EXPENSES. ADAC will reimburse Contractor for all out-of-pocket expenses actually incurred by Contractor in rendering services under this Agreement so long as such expenses are (a) necessary, reasonable and directly related to work specified in EXHIBIT A, and (b) consistent with ADAC's then-current expense reimbursement policies. Notwithstanding the foregoing, Contractor shall be solely liable for payment of all fees, licenses, bonds, taxes or other expenses required or imposed against Contractor as a cost of doing business.

6. NONDISCLOSURE AGREEMENT. Upon execution of this Agreement, Contractor and each Related Party (as defined in Section 7 below) shall be bound by the ADAC Nondisclosure and Inventions Agreement ("Nondisclosure Agreement") which Contractor shall execute as a condition to this Agreement becoming effective.

7. STATUS OF CONTRACTOR AND RELATED PARTIES. Contractor agrees and acknowledges that neither Contractor nor any of Contractor's employees, subcontractors or agents (each, a "Related Party"), shall be considered, represented as, or deemed to be employees of ADAC. Accordingly, neither Contractor nor any Related Party shall be eligible for any ADAC employee benefits including, but not limited to, workers' compensation, disability insurance or unemployment insurance. Contractor will be solely responsible for properly reporting, withholding and paying all applicable taxes and other fees with respect to (a) all amounts directly or indirectly paid by ADAC to Contractor or any Related Party, and (b) all amounts paid by Contractor to any Related Party.

8. RELATIONSHIP BETWEEN PARTIES. ADAC and Contractor shall be independent contractors, and shall not be deemed to be partners, joint venturers or co-employers of any Related Party, or for any other purpose. In addition to all other indemnities provided herein, Contractor shall indemnify and hold harmless ADAC and each Indemnitee (as defined in Section 11) from any and all claims, suits, losses, damages, liabilities, awards, costs (including attorneys' fees and costs) or other expenses of any kind or nature which arise from or relate to any finding or assertion that (a) ADAC and Contractor are other than independent contractors of one another, or (b) that any Related Party is other than an independent contractor of ADAC

9. TERM AND TERMINATION.

(a) Except as otherwise provided in this Agreement, either party may terminate this Agreement upon ten (10) days' written notice to the other party if such party: (i) becomes the subject of any voluntary or involuntary bankruptcy or insolvency proceeding under any applicable law; (ii) ceases to be actively engaged in business; or (ii) breaches any material term or condition of this Agreement and fails to remedy the breach within fifteen (15) days after receiving written notice thereof; provided, however, that if such breach cannot be cured within such fifteen (15) day period but (x) the breach is capable of cure, (y) the breaching party begins to effect a cure within such fifteen (15) day period, and (z) the breaching party diligently pursues such cure, such party shall have so much time as is reasonably necessary to cure such default.

(b) Notwithstanding the foregoing, ADAC shall have the right to terminate this Agreement immediately upon written notice to Contractor in the following circumstances: (i) the death or disability (defined below) of Contractor (if Contractor is an individual); (ii) the actual or alleged violation by Contractor or any Related Party of any federal, state or local statute, regulation, law or ordinance which, in ADAC's opinion, adversely affects the business or reputation of ADAC, or Contractor's ability to perform Contractor's duties hereunder; (iii) upon the absence or unavailability of Contractor or a Related Party assigned to ADAC for any reason for a period in excess of ten (10) consecutive days without the prior written approval of ADAC; (iv) material violation by Contractor or any Related Party of any ADAC policy; or (v) breach by Contractor or any Related Party of any provision of the Nondisclosure Agreement. "Disability" means a physical or mental disability of a nature which, in ADAC's reasonable opinion, will prevent an individual from timely performing work under this Agreement. ADAC may also terminate this Agreement for any reason upon thirty (30) days prior written notice to Contractor.

(c) Termination of this Agreement shall become effective on the date specified in the applicable notice. Upon termination, ADAC shall have no obligation to Contractor other than the payment of fees and other amounts due with respect to services actually rendered by Contractor prior to the effective date of such termination. Notwithstanding termination of this Agreement for any reason, Contractor shall continue to be bound by its obligations under the Nondisclosure Agreement.

10. INDEMNIFICATION. Contractor shall indemnify and hold harmless ADAC and each of its subsidiaries and each of their respective officers, directors, employees and agents ("Indemnitees") from and against any and all claims, suits, losses, damages, liabilities, awards, costs (including attorneys' fees and costs) or other expenses of any kind or nature arising from or relating to: (a) any wrongful act or omission by Contractor or any Related Party, whether or not the same constitutes a breach of this Agreement or is committed in the course of performing Contractor's duties hereunder, including but not limited to those acts or omissions which are considered tortious, discriminatory or otherwise unlawful under any applicable law; and
(b) any act or omission relating to Contractor's failure to properly report, withhold or pay any applicable federal, state or local taxes or fees of any kind. ADAC shall indemnify and hold harmless Contactor from and against any and all claims, suits, losses, damages, liabilities, awards, costs (including attorneys' fees and costs) or other expenses of any kind or nature arising from or relating to any wrongful act or omission by ADAC , whether or not the same constitutes a breach of this Agreement or is committed in the course of performing ADAC's duties hereunder, including but not limited to those acts or omissions which are considered tortious, discriminatory, or otherwise unlawful under any applicable law.

11. CONTRACTOR'S REPRESENTATION AND WARRANTY. Contractor represents and warrants to ADAC that: (a) performance of its services hereunder (whether directly or in conjunction with any Related Person) will not result in the breach or violation of any contract, arrangement or understanding which Contractor may have with any third party; (b) Contractor's products and services hereunder will conform to ADAC's specifications, if any; and (c) Contractor and each Related Party rendering services hereunder is authorized under the Immigration Reform and Control Act of 1986 (IRCA) to lawfully work in the United States.

12. ALTERNATIVE DISPUTE RESOLUTION. The parties agree that except for an action seeking injunctive relief relating to a breach of the Nondisclosure Agreement, they will meet and negotiate in good faith to resolve any controversy or claim between them arising under this Agreement before a mutually agreed-upon neutral mediator. If negotiations do not resolve the dispute within sixty (60) days of a written request by either party for mediation, then the dispute shall be submitted to binding arbitration before a single arbitrator in accordance with applicable rules of the American Arbitration Association. The parties agree that appropriate venue for such arbitration shall be the County of Santa Clara or the County of San Francisco. This Section does not apply to any action or proceeding which may be commenced by any third party against either Contractor or ADAC in connection with this Agreement.

13. MISCELLANEOUS.

(a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law rules. The parties shall submit to the jurisdiction of the state and federal courts located within the counties of Santa Clara or San Francisco within the State of California.

(b) NOTICE. All notices required or permitted hereunder shall be given in writing and shall be deemed to have been given either: (i) upon personal delivery or confirmed facsimile transmission; (ii) one (1) day after deposit with a courier service for next day delivery; or (iii) five (5) days after deposit in the U.S. Mail, registered mail-postage prepaid. In all cases, notices shall be directed to the signatories below at the addresses and/or facsimile transmission numbers set forth at the beginning of this Agreement. Either party may change its address or facsimile number upon written notice to the other party in accordance with the terms of this subsection.

(c) ASSIGNMENT. Contractor may not assign any of its rights (except the right to receive payment) or obligations hereunder by operation of law or otherwise without the prior written consent of ADAC. ADAC may assign its rights or delegate its obligations hereunder to any successor to its business without Contractor's consent. Any assignment or attempted assignment in violation of this Section shall be void and of no force or effect.

(d) SEVERABILITY. In the event that any of the terms or provisions herein shall violate any statutory provision or may be otherwise unlawful or inoperative, it is the intent and desire of the parties that this Agreement operate and be in full force and effect insofar as it is otherwise lawful, and that the Agreement be carried out as far as possible consistent with its tenor and effect.

(e) ATTORNEYS' FEES. In the event of any claim, suit or other legal proceeding arising under or related to this Agreement, the prevailing party shall be entitled to recover from the other party its reasonable costs incurred in such proceeding, including without limitation attorneys' fees. The "prevailing party" shall mean the party who obtains substantially the relief sought by such party in such claim, suit or proceeding, whether by settlement, summary judgment, judgment or otherwise. Notwithstanding this provision, the parties shall equally share the costs of any mediation described in Section 13, however, that each party shall bear the expense of its own attorneys' fees.

(f) ENTIRE AGREEMENT; MODIFICATION. This Agreement represents the entire agreement of the parties and cancels and supersedes any prior or contemporaneous agreements or understandings between them with respect to the subject matter hereof. This Agreement may only be modified or amended by mutual written agreement of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

ADAC LABORATORIES                           CONTRACTOR

By:                                         By:
   --------------------------------            --------------------------------

Title:                                      Title:
      -----------------------------               -----------------------------

Print Name:                                 Print Name:
           ------------------------                    ------------------------

                                    EXHIBIT A

1.       SERVICES/ASSIGNMENTS TO BE PERFORMED:

         UPON THE REASONABLE REQUEST OF ADAC, CONTRACTOR SHALL PARTICIPATE IN SPEAKING ENGAGEMENTS AND PRESENTATIONS TO COMMUNICATE THE RESULTS OF DISCOVERIES MADE AND WORK PERFORMED IN CONNECTION WITH HIS CONSULTING DUTIES MADE PURSUANT TO THIS AGREEMENT. ADDITIONAL SERVICES/ASSIGNMENTS TO BE AGREED IN A SUBSEQUENTLY EXECUTED EXHIBIT A.

2.       TERM (specify in days or months not to exceed one year):

         (a)                        days
                --------------------

                         -or-

         (b)               12       months from effective date
                --------------------

3.       FEES:

         (a)      Hourly Rate: $         /hour, not to exceed             hours
                                ---------                     -----------


                                            -or-

         (b)      Daily Rate: $          /8-hour-day, not to exceed       days
                               ---------                           ------



                                            -or-

         (c)      MILESTONE PAYMENTS (must obtain prior approval before using):

                  FEES NOT TO EXCEED $50,000

                  PAYMENT                                     MILESTONE

                  $
                   -------------------------


                  $
                   -------------------------


                  $
                   -------------------------


ADAC LABORATORIES                           CONTRACTOR

By:                                         By:
   --------------------------------            --------------------------------

Title:                                      Title:
      -----------------------------               -----------------------------

Print Name:                                 Print Name:
           ------------------------                    ------------------------

Date:                                       Date:
     ------------------------------              ------------------------------

                                ADAC LABORATORIES

                     NONDISCLOSURE AND INVENTIONS AGREEMENT

         In consideration of and as a condition of my employment or engagement by ADAC Laboratories, its subsidiaries, affiliates or successors (collectively, "ADAC"), I agree as follows:

1. I will hold in confidence and not disclose to others, or use for my own benefit, either during or after my employment or engagement by ADAC, any Confidential Information that I learn, obtain or create during the period of my employment or engagement with ADAC, whether or not during working hours, except to the extent otherwise authorized by ADAC. For purposes of this Agreement, "Confidential Information" means information designated or otherwise considered by ADAC to be confidential or proprietary, non-public information not known by actual or potential competitors of ADAC, and confidential or proprietary information of ADAC's customers, suppliers, licensors, and other third parties with whom ADAC does business, including all confidential or proprietary information that ADAC is required to keep confidential; provided that such term shall not include information (i) that was publicly known prior to the time I learn, obtain or create such information or (ii) that subsequently becomes publicly known through no act or omission by me or any third person or entity acting on my behalf or to whom I provided such information.

This Agreement does not impede my right to publish information that I develop to the extent such information is not Confidential Information and is not otherwise restricted by this Agreement; provided that ADAC shall have the right to review and approve any information prior to its submission for publication and its publication and prior to any other presentation, whether written or oral, of such information.

2. I understand that the making of Inventions is one of the incidents of my employment and I agree to assign to ADAC, without further compensation, my entire right, title, and interest in and to all Inventions that are conceived or reduced to practice by me, or jointly with others, during the period of my employment or engagement with ADAC or while using any Confidential Information. For the avoidance of doubt, the right, title and interest in and to all Inventions that are conceived or reduced to practice jointly with unaffiliated third parties during the period of my employment or engagement with ADAC or while using any Confidential Information are subject to the rights of such unaffiliated third parties in connection therewith. The foregoing shall not apply, however, to any Invention that is developed entirely in connection with work unrelated to ADAC or its affiliates, such as University sponsored research and development that does not involve ADAC or its affiliates, and that qualifies fully under the provisions of Section 2870 of the California Labor Code, which provides as follows:

                  "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                     (1) Relate at the time of conception or reduction to
                  practice of the invention to the employer's business or actual or demonstrably anticipated research or development of the employer; or

                     (2) Result from any work performed by the employee for the employer.

                  (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

For purposes of this Agreement, "Inventions" means all products, designs, specifications, trademarks, service marks, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements and ideas, whether or not patentable, and all copyrightable work prepared by me as an employee or contractor, alone or jointly with others, within the scope of my employment or engagement by ADAC or using any Confidential Information, which shall be work made for hire owned by ADAC. Also included in the foregoing are all rights to obtain, register, perfect and enforce these rights.

I agree to disclose in confidence all Inventions made by me to ADAC to permit a determination as to whether or not such Inventions are covered by this Agreement.

No rights are hereby conveyed in Inventions, if any, made by me prior to my employment or engagement by ADAC which are identified in Appendix 1 hereto. I agree to perform, during and after my employment or engagement, all acts deemed necessary or desirable by ADAC to permit and assist it, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions assigned hereby. Such acts may include execution of documents and assistance or cooperation in legal proceedings.

3. Upon termination of my employment or engagement, or upon earlier request of ADAC, I will return or deliver to ADAC all property belonging to ADAC and all tangible forms of Confidential Information in my possession or control, including but not limited to drawings, specifications, documents, records, devices, models or any other material and copies or reproductions thereof. I will provide to ADAC, at its request, written certification that I have returned all property and Confidential Information to ADAC and that I will continue to honor my confidentiality obligations hereunder.

4. I represent and warrant that my performance of all of the terms of this Agreement as an employee, intern or contractor of ADAC does not and will not breach any agreement to keep in confidence the proprietary information, knowledge or data of others acquired by me in confidence or in trust prior to my employment or engagement with ADAC, and I will not disclose to ADAC, or induce ADAC to use, any confidential or proprietary information or material belonging to any previous employer or any other person, and represent that I do not have in my possession or control any such information or material. I certify that I am not a party to any other agreement that would interfere with my full compliance with this Agreement.

5. I acknowledge that this Agreement does not create an employment agreement between me and ADAC. I understand and acknowledge that I am employed for an unspecified term and that I have no right to continued employment and that I am employed at-will. At-will employment means that either ADAC or I can terminate the employment relationship with or without cause and with or without notice at any time whatsoever. I further understand and acknowledge that no employee, officer or representative of ADAC has the authority to alter or modify my at-will status, unless the president of ADAC makes such modification or alteration in writing with his signature.

6. This Agreement survives my employment or engagement by ADAC and shall inure to the benefit of the successors and assigns of ADAC and shall be binding upon my heirs, assigns, administrators and representatives.

7. In the event of any claim, suit or other legal proceeding arising under or related to this Agreement, the prevailing party shall be entitled to recover from the other party all of its attorneys' fees and costs. The "prevailing party" means the party who obtains substantially the relief sought by such party in such claim, suit or proceeding, whether by settlement, summary judgment, judgment or otherwise.

8. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

9. I agree not to enter into any written or oral agreement that conflict with the provisions of this Agreement, and I acknowledge that any breach by me of this Agreement may constitute grounds for serious disciplinary action, up to and including termination of my employment or engagement with ADAC.

10. Each party acknowledges that in the event of a breach of this Agreement the damage to the nonbreaching party would be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Thus, in addition to any other right or remedy available to it, a party shall be entitled to injunctive relief.







11. I CERTIFY THAT I HAVE CAREFULLY READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND THAT I UNDERSTAND AND WILL FULLY AND FAITHFULLY COMPLY WITH SUCH PROVISIONS.




ADAC LABORATORIES                       EMPLOYEE OR CONTRACTOR

By:                                     By:
   -------------------------------         -------------------------------

Print Name:                             Print Name:
           -----------------------                 -----------------------

Title:                                  Date:
      ----------------------------           -----------------------------

Date:
     -----------------------------

                                  APPENDIX 1 TO



                     NONDISCLOSURE AND INVENTIONS AGREEMENT




List of Inventions (if no Inventions, write "none"):

                                    EXHIBIT G



                                     -G-1-

                            NON-COMPETITION AGREEMENT

         This NON-COMPETITION AGREEMENT (this "AGREEMENT") is made and entered into as of October 1, 1999, by and among ADAC Laboratories, a California corporation ("ADAC"), and Richard Freifelder (the "SHAREHOLDER").

                                   BACKGROUND

         A. This Agreement is made in connection with and as contemplated by that certain Agreement and Plan of Merger, dated as of September 13, 1999 (the "MERGER AGREEMENT"), by and among ADAC, UGMMS Acquisition Corp., a Delaware corporation, UGM Medical Systems, Inc., a Pennsylvania corporation (the "COMPANY") and the shareholders of the Company listed on Schedule I thereto and Gerd Muehllehner, Ph.D., pursuant to which ADAC is acquiring the Company.

         B. ADAC and the Shareholder have agreed to enter into this Agreement to protect the investment made by ADAC and/or its affiliate in acquiring the Company.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows (capitalized terms used but not defined herein shall have the meanings ascribed to those terms in the Merger Agreement):

                                    SECTION 1

                                 NON-COMPETITION

     1.1 The Shareholder, for a period of two (2) years from the Effective Time of the Merger, shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other Person:

          (a) engage, as an officer, director, shareholder, owner, partner, member or joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services relating to the field of nuclear medicine equipment and related software, including without limitation, products or services relating to positron emission tomography scanners;

          (b) call upon any Person who is, at that time, an employee of the Surviving Corporation, UGM Laboratory or ADAC for the purpose or with the intent of enticing such employee away from or out of the employ of Surviving Corporation, UGM Laboratory or ADAC; or

          (c) call upon any Person who or that is, at that time, or has been, within one year prior to that time, a customer of the Company, UGM Laboratory or ADAC for the purpose of soliciting or selling products or services in direct competition with the Surviving Corporation, UGM Laboratory or ADAC.

     1.2 The foregoing covenants shall not be deemed to prohibit the Shareholder from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

     1.3 For purposes of this Section 1, references to "ADAC" shall mean ADAC Laboratories, together with its subsidiaries and affiliates.

     1.4 Because of the difficulty of measuring economic losses to ADAC as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to ADAC for which it would have no other adequate remedy, the Shareholder agrees that the foregoing covenants may be enforced by ADAC in the event of breach by the Shareholder by injunctions and restraining orders.

     1.5 The parties agree that the foregoing covenants in this Section 1 impose a reasonable restraint on the Shareholder.

     1.6 The covenants in this Section 1 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 1 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, said time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

     1.7 All of the covenants in this Section 1 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Shareholder against Sub, Surviving Corporation or ADAC, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Sub, Surviving Corporation or ADAC of such covenants.

     1.8  The parties hereby agree that the covenants set forth in this
Section 1 are a material and substantial part of the transactions contemplated by the Merger Agreement, supported by adequate consideration.

                                  SECTION 2
                               MISCELLANEOUS

     2.1 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of law.

     2.2 NOTICES. To be effective, all notices and demands under this Agreement must be in writing and must be given (a) by depositing the same in the United States mail, postage prepaid, certified or registered, return receipt requested, or (b) by delivering the same in person and receiving a signed receipt therefor, or (c) by facsimile. Notices to the Shareholder shall be directed to the most recent address or facsimile number given by the Shareholder to ADAC, which address and number initially are, with respect to the Shareholder, Richard Freifelder, c/o UGM Medical Systems, Inc., 3611 Market Street, Philadelphia, PA 19104, telefax number (215) 222-5578; notices to ADAC shall be directed to ADAC Laboratories, 540 Alder Drive, Milpitas, CA 95035, telefax number: (408) 321-7435, Attention: General Counsel. Notices mailed in accordance with the foregoing shall be deemed to have been given and made when received. Any party may designate a different address to which notices or demands shall thereafter be directed and such designation shall be made by written notice given in the manner hereinabove required.

     2.3 PARTIES IN INTEREST. Except as expressly otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

     2.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be waived, modified, amended, discharged or terminated other than by a written instrument signed by ADAC and the Shareholder.

     2.5 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to ADAC upon any breach or default of the Shareholder under this Agreement, shall impair any such right, power or remedy of ADAC nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of ADAC of any breach or default under this Agreement, or any waiver on the part of ADAC of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to ADAC, shall be cumulative and not alternative.

     2.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, and all of which together shall constitute one instrument.

     2.7 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

     2.8 SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     2.9 INFORMATION CONFIDENTIAL. The Shareholder acknowledges that the information received by him pursuant hereto may be confidential and for his use only, and he will not use any such confidential information in violation of applicable law or reproduce, disclose or disseminate such information to any other person (other than his employees or agents having a need to know the contents of such information, and his attorneys), except in connection with the exercise of rights under this Agreement, unless ADAC has made such information available to the public generally or the Shareholder is required to disclose such information by a governmental body.

      (THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                By:
                                                   ----------------------------
                                                      Richard Freifelder

AGREED TO AND ACCEPTED:

ADAC LABORATORIES,

a California corporation

By:
   -----------------------------------
     Name:
     Title:

                                    EXHIBIT H

                        INTELLECTUAL PROPERTY ASSIGNMENT

         THIS ASSIGNMENT ("Assignment") is made as of September _____, 1999 by and between ____________________________________ ("Assignor"), and UGM Medical
Systems, Inc. ("UGM").

                                    RECITALS

         WHEREAS, Assignor has agreed in that certain Consultant Agreement dated ____________, ____, ______ between Assignor and UGM to assign to UGM, all Assignor's right, title and interest to certain inventions and other intellectual property rights specified therein, including patent applications and registrations, and rights to apply therefor, and know-how; and

         WHEREAS, Assignor desires to assign to UGM certain of such intellectual property rights which Assignor has assisted in the development of pursuant to such Consulting Agreement and wishes to transfer all proprietary rights thereto to UGM, and UGM wishes to obtain these proprietary rights;

         NOW THEREFORE, for the consideration referred to above, the parties agree as follows:

         1. DEFINITION OF INTELLECTUAL PROPERTY. "Intellectual Property" shall mean any and all technologies, procedures, processes, designs, inventions, discoveries, know-how, show-how and works of authorship, and documentation thereof, conceived, solely, or jointly with others in performance of or as a direct result of Assignor's activities under the Consultant Agreement or within _____ (___) years after the termination of Assignor's consulting relationship with UGM if based on UGM confidential information. "Intellectual Property" includes, without limitation, all (i) issued United States and foreign patents, utility models and the like, and applications therefor pending before any relevant authority worldwide, including any additions, continuations, continuations-in-part, divisionals, reisssues, renewals or extensions based thereon; (ii) copyrights and other rights in works of authorship; (iii) mask works rights, (iv) trade secrets; and (v) any other intellectual property rights in existence at the date of this Assignment.

         2. ASSIGNMENT. Assignor hereby irrevocably assigns and transfers to UGM any and all right, title and interest in and to the Intellectual Property, and UGM hereby accept such assignment.

         3. WARRANTIES OF TITLE. Assignor warrants to Assignees that (i) Assignor has not granted any licenses or other rights to the Intellectual Property to any third party; (ii) Assignor has not granted any liens, encumbrances, security interests and restrictions on transfer relating to the Intellectual Property; (iii) to the best of Assignors knowledge the Intellectual Property does not infringe any patent, copyright, trademark, trade secret or other proprietary right of any third party;

and (iv) Assignor is aware of no legal actions, investigations, claims or proceedings pending or threatened relating to the Intellectual Property.

         4. FURTHER ASSURANCES. On and after the date of this Assignment, Assignor will, without charge and promptly upon request by UGM, as may be requested by UGM in order to effect and perfect the assignments and transfers contained herein or to enable UGM to obtain the full benefits of this Assignment and the transactions contemplated hereby, (i) deliver to UGM records, data or other documents relating to the Intellectual Property that are in Assignor's possession, (ii) execute and deliver assignments, licenses, consents, documents or further instruments of transfer, and (iii) take other actions, render other assistance and execute other documents.

         5. CONFIDENTIALITY. All information relating to the Intellectual Property is confidential information owned by UGM ("Confidential Information"). Assignor may not use the Confidential Information except for the benefit of UGM. Assignor will protect the Confidential Information from disclosure with at least the same degree of care as that which he accords to his own proprietary information, but in no event with less than reasonable care. Assignor may not disclose the Confidential Information to third parties. The foregoing restrictions will not apply to (i) information that is in the public domain prior to the date hereof or becomes public hereafter through no fault of Assignor; (ii) information provided to Assignor by a third party who is not in violation of a duty of confidentiality with respect to that information; or (iii) information approved for release by Company.
Any breach of these restrictions will cause irreparable harm to UGM and will entitle UGM to injunctive relief in addition to all applicable legal remedies.

         6. COUNTERPARTS. This Assignment may be executed in separate counterparts. Each party hereto agrees that he will be bound by his own facsimile signature and that he accepts the facsimile signature of the other parties to this Assignment.

         7. MISCELLANEOUS. This Assignment will inure to the benefit of and bind UGM and Assignor and their successors, assigns, heirs and legal representatives. This Assignment will be governed by the laws of the State of California without giving effect to that jurisdiction's choice of law principles. The parties agree that (i) the courts of the State of California and United States federal courts sitting in the State of California will have exclusive jurisdiction over any disputes arising under this Assignment and
(ii) they will submit to the jurisdiction of such courts.

ASSIGNOR                                             UGM MEDICAL SYSTEMS, INC.

----------------------------------                   -------------------------

----------------------------------
[Printed name of Assignor]
                                                     -------------------------

                                     -2-